 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-256783

June 25, 2021
Dear New England Service Company Stockholders:
You are cordially invited to attend a special meeting of stockholders of New England Service Company (“NESC”) to be held at NESC’s office located at 37 Northwest Drive, Plainville, CT 06062, 9:00 a.m. Eastern Time, on August 3, 2021. At the special meeting, you will be asked to consider and vote upon a proposal to adopt an agreement and plan of merger (the “Merger Agreement”) by and among NESC, Aquarion Merger Company, LLC (“Merger Sub”), and Aquarion Company (“Aquarion”), a wholly-owned subsidiary of Eversource Energy (“Eversource”). Pursuant to such Merger Agreement, Merger Sub will merge with and into NESC, the separate corporate existence of Merger Sub will cease, and NESC will continue as the surviving corporation of the merger and a direct, wholly-owned subsidiary of Aquarion and indirect subsidiary of Eversource. You are also being asked to vote upon a proposal to authorize the board of directors of NESC to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the proposal to adopt the Merger Agreement or to vote on other matters properly before the special meeting.
If the proposed merger is completed, NESC’s stockholders will receive in exchange for each share of NESC common stock 0.51208 Eversource common shares in accordance with the terms and conditions of the Merger Agreement. You will receive a separate mailing that will contain instructions for exchanging your NESC shares for shares of Eversource. NESC’s common stock is listed on the over-the-counter marketplace. Eversource’s common shares are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “ES” and the closing sales price of Eversource common shares on June 24, 2021, the last practicable trading day prior to the mailing of this document, was $79.28. The equivalent value of the stock consideration to be paid in the merger for each share of NESC common stock, calculated by multiplying the $79.28 closing price of Eversource common shares by the fixed exchange ratio, would be $40.60. The market price for Eversource common shares will fluctuate both prior and subsequent to the merger. We urge you to obtain current market quotations for Eversource common shares.
Aquarion and NESC cannot complete the proposed merger unless NESC’s stockholders adopt the Merger Agreement and approve the merger at the special meeting. This letter is accompanied by NESC’s proxy statement, which NESC is providing to solicit your proxy to vote for approval of the Merger Agreement and the merger at the meeting. The accompanying document is also being delivered to NESC’s stockholders as Eversource’s prospectus for its offering of Eversource common shares to NESC’s stockholders in the merger.
NESC’s board of directors has unanimously recommended that you vote “FOR” approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, at the special meeting and “FOR” approval of the authorization of the NESC board of directors to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the proposal to adopt the Merger Agreement and to vote on other matters properly before the special meeting.
This proxy statement/prospectus provides you with detailed information about the proposed merger. It also contains or references information about Aquarion, Eversource and NESC and related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 16 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.
Your vote is very important.   Approval of the Merger Agreement proposal will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of NESC common stock entitled to vote. Whether you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card. You may also vote by telephone or Internet as indicated on the proxy card. If you do not vote in person or by proxy, it will have the same effect as a vote against the proposal to approve the merger.
Sincerely,
Nicholas LaChance
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 3, 2021
MERGER PROPOSAL — YOUR VOTE IS IMPORTANT
To the Stockholders of New England Service Company:
We are pleased to invite you to attend the special meeting of stockholders of NESC, which will be held at NESC’s office located at 37 Northwest Drive, Plainville, CT 06062 on August 3, 2021, 9:00 a.m. Eastern Time (the “NESC Special Meeting”), for the following purposes:
1.
To consider and vote upon a proposal to adopt the Merger Agreement, by and among Aquarion, NESC and Merger Sub, and the transactions contemplated thereby, including the merger, pursuant to which Aquarion will acquire NESC through a merger of Merger Sub with and into NESC and, following the merger, NESC will be a wholly-owned subsidiary of Aquarion;

2.
To consider and vote upon a proposal to adjourn, postpone or continue the meeting, if necessary, to permit further solicitation of proxies in favor of adopting the Merger Agreement; and

3.
To transact such other business as may properly come before the meeting or any adjournment, postponement or continuance thereof.

NESC will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournments or postponements thereof. Please refer to the proxy statement/prospectus of which this notice forms a part for further information with respect to the business to be transacted at the NESC Special Meeting.
Completion of the merger is conditioned on, among other things, approval of the Merger Agreement by NESC stockholders.
The NESC board of directors unanimously (i) determined that the Merger Agreement and the consummation of the transactions contemplated thereby, including the merger, are in the best interests of NESC and its stockholders, (ii) declared advisable the Merger Agreement and the transactions contemplated thereby, including the merger, and (iii) adopted the Merger Agreement and approved the transactions contemplated thereby, including the merger. The NESC board of directors unanimously recommends that NESC stockholders vote “FOR” the proposal to adopt the Merger Agreement, and “FOR” the proposal to adjourn the NESC Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement.
The NESC board of directors has fixed the close of business on June 15, 2021 as the record date (the “NESC Record Date”) for determination of holders of NESC common stock entitled to receive notice of, and to vote at, the NESC Special Meeting or any adjournments or postponements thereof. Only holders of record of NESC common stock at the close of business on the NESC Record Date are entitled to receive notice of, and to vote at, the NESC Special Meeting or at any adjournments or postponements thereof. Approval of the Merger Agreement requires the affirmative vote of holders of at least two-thirds (66 2/3%) of the outstanding shares of NESC common stock entitled to vote thereon. Approval of the proposal to adjourn the NESC Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement requires that the votes favoring the action cast by the stockholders entitled to vote thereon exceed the votes opposing the action cast by the stockholders entitled to vote thereon. A list of the names of NESC stockholders of record will be available for 10 days prior to the NESC Special Meeting for any purpose germane to the special meeting between the hours of 8:30 a.m. and 4:30 p.m., Eastern Time, at NESC’s headquarters, Plainville, Connecticut. The NESC stockholder list will also be available at the NESC Special Meeting for examination by any stockholder present at such meeting.
Your vote is very important. Whether or not you expect to attend the NESC Special Meeting, we urge you to submit a proxy to vote your shares as promptly as possible by either:
(1)
logging onto www.proxyvote.com and following the instructions on your proxy card;

(2)
dialing page 1-800-690-6903 and listening for further directions; or

(3)
signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the NESC Special Meeting.

If your shares are held in a NESC plan or in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by the record holder, as appropriate. If you do not follow these instructions, your shares cannot be voted.
The enclosed proxy statement/prospectus provides a detailed description of the merger and the Merger Agreement. We urge you to read this proxy statement/prospectus, including any documents incorporated by reference, and the Annexes carefully and in their entirety. If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies or need help voting your shares of NESC common stock, please contact NESC’s proxy solicitor:
Morrow Sodali
509 Madison Avenue, Suite 1206
New York, NY 10022
Banks and Brokers Call: (203) 561-6945
Stockholders Call Toll Free: (800) 662-5200
E-mail: NESW@investor.morrowsodali.com
By Order of the Board of Directors of
New England Service Company,
Nicholas LaChance
President and Chief Executive Officer
Plainville, Connecticut

i

ii

iii

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by Eversource Energy (“Eversource”) (File No. 333‑256783), constitutes a prospectus of Eversource under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common shares, $5.00 par value per share, of Eversource, to be issued to NESC stockholders pursuant to the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of April 7, 2021, by and among Aquarion Merger Company, LLC (“Merger Sub”), New England Service Company (“NESC”), and Aquarion Company (“Aquarion”), a wholly-owned subsidiary of Eversource. This document also constitutes a notice of meeting and a proxy statement of NESC, with respect to the special meeting of NESC stockholders (the “NESC Special Meeting”), at which NESC stockholders will be asked to consider and vote on, among other proposals, a proposal to adopt the Merger Agreement.
You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated June 25, 2021, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than the date hereof or any earlier date provided herein. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document or any earlier date provided therein. Neither the mailing of this proxy statement/prospectus to NESC stockholders nor the issuance by Eversource of its common shares pursuant to the Merger Agreement will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Eversource has been provided by Eversource and information contained in this proxy statement/prospectus regarding NESC has been provided by NESC.
This proxy statement/prospectus incorporates by reference important business and financial information about Eversource from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Eversource at the following address and telephone number:
Aquarion
835 Main Street
Bridgeport, CT 06604
Attn: Donald Morrissey — President
(203)-336-7650
In order to ensure timely delivery of these documents, you should make your request by July 27, 2021, to receive them before the NESC Special Meeting.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND NESC SPECIAL MEETING
The following questions and answers briefly address some commonly asked questions that you, as a stockholder of NESC, may have in connection with the merger, the Merger Agreement and the NESC Special Meeting. Eversource and NESC urge you to read carefully this entire proxy statement/prospectus, including the appendices and the documents incorporated by reference into this proxy statement/prospectus, because the information in this section does not provide all the information that might be important to you. You may obtain the information incorporated by reference in this proxy statement/prospectus without charge by following the instructions under the section titled “Where You Can Find More Information” beginning on page 82.
Q:
Why am I receiving this proxy statement/prospectus?

A:
NESC and Aquarion have agreed to a merger, pursuant to which (subject to certain conditions described in the Merger Agreement) Merger Sub will merge with and into NESC, with NESC surviving the merger as a wholly owned subsidiary of Aquarion. NESC is sending this proxy statement/prospectus to its stockholders to help them decide how to vote their shares of NESC common stock with respect to the merger and other matters to be considered at the NESC Special Meeting. The merger cannot be completed unless NESC stockholders adopt the Merger Agreement. NESC is holding the NESC Special Meeting to allow NESC stockholders to vote on the proposal to approve the merger and certain related proposals.

This proxy statement/prospectus contains important information about Eversource, Aquarion, NESC, the NESC Special Meeting, the Merger Agreement, and the merger. This document constitutes both a proxy statement of NESC and a prospectus of Eversource. It is a proxy statement because the NESC board is soliciting proxies from NESC stockholders. It is a prospectus because Eversource will issue Eversource common shares in exchange for outstanding shares of NESC common stock in the merger.
You are receiving this proxy statement/prospectus because you have been identified as a stockholder of NESC and may be entitled to vote at the upcoming NESC Special Meeting. You should read this proxy statement/prospectus carefully.
Q:
What will holders of NESC common stock receive in the merger?

A:
Upon completion of the merger, each NESC stockholder as of the effective time of the merger will be entitled to receive, with regard to each share of NESC common stock that is outstanding immediately prior to the effective time of the merger (excluding cancelled shares and any shares held by holders who have exercised their appraisal rights), 0.51208 validly issued, fully paid and non-assessable, shares, par value $5.00 per share, of Eversource (“Eversource common shares”).

Q:
What happens if the market price of Eversource common shares or NESC common stock changes before the effective time of the merger?

A:
No change will be made to the merger consideration if the market price of Eversource common shares or NESC common stock changes before the effective time of the merger. Accordingly, the value of the stock portion of the merger consideration to be received by NESC stockholders in the merger will depend on the market price of Eversource common shares at the effective time of the merger.

Q:
What risks should I consider before I vote?

A:
You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented herein. In particular, you should consider the factors described under “Risk Factors” beginning on page 16.

Q:
Will my rights as a stockholder of NESC change as a result of the merger?

A:
Yes. NESC stockholders will receive Eversource common shares if the merger is completed. NESC stockholders will have different rights as a holder of Eversource common shares following the closing of the merger due to the differences between the governing documents of and governing law applicable to Eversource and NESC. See “Comparison of Rights of Holders of Eversource Common Shares and NESC Common Stock” beginning on page 68.
Q:
Where will my Eversource common shares be traded?

A:
Eversource common shares currently trade on the NYSE under the symbol “ES”. Eversource will apply to have the Eversource common shares issued as consideration in the merger listed on the NYSE prior to the effective time of the merger, subject to official notice of issuance.

Q:
What are the United States federal income tax consequences of the merger to me?

A:
Eversource, Aquarion and NESC intend that, for U.S. federal income tax purposes, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The obligations of each of Aquarion and NESC to consummate the merger are conditioned upon the receipt by each of them of an opinion dated as of the closing of the merger, to the effect that that the merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Aquarion will receive an opinion from its counsel, Ropes & Gray LLP. NESC will receive an opinion from its counsel, Cranmore, FitzGerald & Meaney (“CFM”). On the basis of such opinions, a U.S. Holder (as defined below) generally will not recognize any gain or loss upon the receipt of Eversource common shares in the merger, other than gain recognized with respect to the receipt of cash in lieu of fractional shares. For a more complete summary of the material U.S. federal income tax consequences of the merger to holders of NESC common stock, see “Material U.S. Federal Income Tax Consequences” beginning on page 76.

Stockholders should consult with their tax advisors with regard to the tax consequences of the merger to them in light of their own particular circumstances.
Q:
Are there any conditions to the closing of the merger that must be satisfied for the merger to be completed?

A:
Yes. In addition to the approval of the stockholders of NESC described herein, there are a number of conditions that must be satisfied or waived for the merger to be completed. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 50.

Q:
When is the merger expected to close?

A:
Aquarion and NESC are working to close the merger as promptly as practicable and expect it to be completed in the fall of 2021. In addition to obtaining the approval of NESC stockholders, the merger is subject to certain other closing conditions, as discussed further in “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 50. The closing of the merger will take place no later than the fifth business day following the date on which the last of the closing conditions of the merger have been satisfied or waived or on such other date as the parties mutually agree.

Q:
Will fractional shares be issued?

A:
No. If the aggregate number of Eversource common shares that you are otherwise entitled to receive as part of the merger consideration includes a fraction of a share of Eversource common shares, you will receive cash in an amount equal to and in lieu of the fractional share. See “The Merger Agreement — Merger Consideration” beginning on page 43.

Q:
Will Eversource shareholders receive any shares or cash in the merger?

A:
No. Eversource shareholders will continue to own the same number of Eversource common shares that they owned before the effective time of the merger and will not receive any merger consideration, except to the extent they also own shares of NESC common stock.

Q:
What happens if the merger is not completed?

A:
If the merger proposal is not approved by the holders of at least two-thirds of the shares of NESC common stock outstanding as of the record date entitled to vote on the merger proposal, or if the merger is not completed for any other reason, holders of NESC common stock would not receive any consideration from Eversource for their shares of NESC common stock. Instead, NESC would remain an independent public company, and NESC common stock would continue to be traded on over-the-counter market (“OTC”). If the Merger Agreement is terminated under specified conditions, NESC may be required to pay Eversource a termination fee of $2.0 million plus Aquarion’s expenses actually incurred. Following payment of the termination fee, NESC would not have any further liability to Eversource in respect of the Merger Agreement (other than liability for any material breach or fraud). See “The Merger Agreement — Fees and Expenses; Termination Fee” beginning on page 52.
Q.
When and where will the NESC’s stockholders meet?

A.
NESC will hold its special meeting of stockholders on August 3, 2021 at 9:00 a.m., Eastern Time, at NESC’s office located at 37 Northwest Drive, Plainville, CT 06062, or at such other time, on such other date and at such other place to which the meeting may be adjourned.

Q
How do I attend the NESC stockholder meeting?

A.
Attending the Meeting as a Stockholder of Record:

Stockholders of record as of June 15, 2021 (i.e., those who held shares in their own names as reflected in NESC’s records) may attend the NESC stockholder meeting in person at NESC’s office located at 37 Northwest Drive, Plainville, CT 06062.
Registering to Attend the Special Meeting as a Beneficial Owner:
Beneficial owners of record as of June 15, 2021 (those who held shares in an account at a bank, broker or other nominee) will need to obtain proof of proxy power (a legal proxy) from their bank, broker or other nominee that holds their shares. Once beneficial owners have received a legal proxy from their bank, broker or other nominee, they should bring the legal proxy to the special meeting, along with proof of identification, in order to vote.
Q.
What matters are stockholders being asked to approve at the NESC stockholder meeting pursuant to this proxy statement/prospectus?

A.
NESC’s stockholders are being asked to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the merger (the “NESC Merger Agreement Proposal”).

NESC’s stockholders are also being asked to authorize the board of directors of NESC to adjourn or postpone the stockholder meeting, if necessary, to permit further solicitation of proxies in favor of the NESC Merger Agreement Proposal or to vote on other matters properly before the stockholder meeting (the “NESC Adjournment Proposal”).
Q.
What does NESC’s board of directors recommend with respect to the proposals?

A.
NESC’s board of directors has unanimously adopted the Merger Agreement and determined that the Merger Agreement and the merger are fair to, advisable and in the best interests of NESC, its stockholders and its other constituencies and unanimously recommends that NESC’s stockholders vote “FOR” the NESC Merger Agreement Proposal.

The NESC’s board of directors also unanimously recommends that NESC’s stockholders vote “FOR” approval of the NESC Adjournment Proposal.
Q.
Who can vote at the NESC stockholder meeting?

A.
Only holders of record of NESC common stock at the close of business on June 15, 2021, which is the record date for the NESC stockholder meeting, are entitled to vote at the stockholder meeting.

Q.
How many votes must be represented in person or by proxy at the NESC stockholder meeting to have a quorum?

A.
The holders of a majority of the shares of NESC common stock outstanding and entitled to vote at the stockholder meeting, present in person or represented by proxy, will constitute a quorum at the stockholder meeting.

Q.
What vote by NESC’s stockholders is required to approve the NESC stockholder meeting proposals?

A.
Assuming a quorum is present at the NESC stockholder meeting, approval of the NESC Merger Agreement Proposal will require the affirmative vote of the holders of at least two-thirds of the shares of NESC common stock entitled to vote. Abstentions and broker non-votes will have the same effect as shares voted “AGAINST” the NESC Merger Agreement Proposal. See “The NESC Special Meeting — Treatment of Abstentions, Failure to Vote and Broker Non-Votes” beginning on page 59.

Approval of the NESC Adjournment Proposal will require the affirmative vote of at least a majority of the shares of NESC common stock present or represented by proxy and entitled to vote on the NESC Adjournment Proposal. Abstentions will have the same effect as shares voted “AGAINST” the NESC Adjournment Proposal. Broker non-votes will not affect whether the NESC Adjournment Proposal is approved.
Q.
Are any NESC stockholders already committed to vote in favor of any of the special meeting proposals?

A.
Yes. Chairman Vaughan and President LaChance have entered into voting agreements with respect to shares of NESC common stock that they own or over which they have voting power, which in the aggregate, equals approximately 21.5% of the NESC’s common stock entitled to vote at the NESC stockholder meeting, and have agreed to vote for the NESC Merger Agreement Proposal.

Q.
How may NESC’s stockholders submit their proxies for the stockholder meeting proposals presented in this proxy statement/prospectus?

A.
NESC’s stockholders may submit their proxies by:

•
signing and dating the enclosed proxy card and mailing it in the enclosed, prepaid and addressed envelope;

•
calling toll-free 1-800-690-6903 and following the instructions; or

•
accessing the web page at www.proxyvote.com and following the on-screen instructions.

Proxies submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on August 2, 2021. Proxies submitted through the mail must be received by August 2, 2021.
Q.
Will a broker or bank holding shares in “street name” for a NESC stockholder vote those shares for the stockholder at the NESC stockholder meeting?

A.
No. A broker or bank will not be able to vote your shares at the stockholder meeting without first receiving instructions from you on how to vote. If your shares are held in “street name,” you will receive separate voting instructions, provided by your broker or bank, with your proxy materials. It is therefore important that you provide timely instructions to your broker or bank to ensure that all of the NESC common stock you own is voted at the stockholder meeting.

Q.
Will NESC’s stockholders be able to vote their shares at the NESC stockholder meeting?

A.
Yes. Submitting a proxy will not affect the right of any NESC stockholder to vote at the stockholder meeting if attending in person. If a NESC stockholder holds shares in “street name,” the stockholder must request a proxy from the stockholder’s broker or bank in order to vote those shares by attending the stockholder meeting either virtually or in person.

Q:
Are NESC’s stockholders entitled to appraisal rights?

A:
Yes. NESC stockholders are entitled to certain appraisal rights. See “Appraisal Rights” beginning on page 40.

Q.
Should NESC’s stockholders send in their stock certificates now?

A.
No. NESC’s stockholders should not send in any stock certificates now. If the merger is approved at the stockholder meeting, NESC’s stockholders will subsequently receive written instructions on how to exchange their stock certificates for the merger consideration upon consummation of the merger.

Q.
What do NESC’s stockholders need to do now?

A.
After carefully reading and considering the information contained in this proxy statement/prospectus, NESC’s stockholders are requested to complete and return their proxies as soon as possible or vote via telephone, the Internet or mail. The proxy card will instruct the persons named on the proxy card to vote the stockholder’s shares of NESC common stock at the stockholder meeting as the stockholder directs. If a stockholder signs, dates and sends in a proxy card and does not indicate how the stockholder wishes to vote, the proxy will be voted “FOR” both of the stockholder meeting proposals.

Q.
May a NESC stockholder change its vote after submitting a proxy?

A.
Yes. A NESC stockholder may change a vote at any time before the stockholder’s proxy is voted at the NESC stockholder meeting. A proxy submitted through the Internet or by telephone may be revoked by executing a later-dated proxy card, by subsequently submitting a proxy through the Internet or by telephone, or by attending the stockholder meeting and voting at the stockholder meeting. A stockholder executing a proxy card also may revoke the proxy at any time before it is voted by giving written notice revoking the proxy to NESC, by subsequently filing another proxy card bearing a later date or by attending the stockholder meeting and voting at the stockholder meeting. Attending the stockholder meeting will not automatically revoke a stockholder’s prior submission of a proxy (by Internet, telephone or in writing). All written notices of revocation or other communications with respect to revocation of proxies should be addressed to:

New England Service Company
37 Northwest Drive, Plainville, Connecticut 06062
Attention: Nicholas LaChance, President and Chief Executive Officer
Q.
If I am a NESC stockholder, who can help answer my questions?

A.
If you have any questions about the merger or the stockholder meeting, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact NESC’s proxy solicitor at the following address or phone number: Morrow Sodali, 509 Madison Avenue, Suite 1206 New York, NY 10022, (800) 662-5200, NESW@investor.morrowsodali.com.

PROXY STATEMENT/PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this proxy statement/prospectus and is, therefore, qualified in its entirety by the more detailed information appearing elsewhere in this proxy statement/prospectus. It may not contain all the information that is important to you. Eversource and NESC urge you to read carefully this entire proxy statement/prospectus and the other documents to which it refers to understand fully the terms of the merger. You should pay special attention to “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”
Information About Eversource, Aquarion and Merger Sub
The information in Eversource’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 17, 2021, is incorporated by reference in this proxy statement/prospectus.
When investing in Eversource common shares, you should understand information about its business and subsidiaries. You should carefully consider the information described under the caption “Business” in Item 1 of Eversource’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 17, 2021, and incorporated by reference in this proxy statement/prospectus, as well as the other information contained or incorporated by reference in this proxy statement/prospectus before making a decision to invest in our common shares. See “Where You Can Find More Information” beginning on page 81.
Merger Sub is a wholly-owned subsidiary of Aquarion formed for purposes of the merger with NESC.
Eversource’s principal executive office is located at 300 Cadwell Drive, Springfield, Massachusetts 01104, telephone number (800) 286-5000. The general business offices are located at 56 Prospect Street, Hartford, Connecticut 06103, telephone number (800) 286-5000 and 800 Boylston Street, Boston,Massachusetts 02199, telephone number (800) 286-5000.
Information About NESC
NESC, a Connecticut corporation, was formed in 1997 to operate in both regulated and unregulated water markets. NESC is the sole stockholder of four regulated water companies operating in Connecticut, New Hampshire and Massachusetts, the largest of which is Valley Water Systems (“VWS”), a utility established in 1884 as the Plainville Water Company. It delivers water to over 6,800 customers in Plainville, Southington, and Farmington, Connecticut. NESC additionally operates Colonial Water Company, a utility that provides water to about 1,550 customers in Dover and Plymouth, Massachusetts; Mountain Water Systems, a utility that provides water to approximately 500 customers in Sheffield, Massachusetts; and Abenaki Water Company, a combination of five systems that provide water and sewer services to about 900 customers in Belmont, Bow, Gilford, and Bretton Woods, New Hampshire.
NESC also performs unregulated services throughout New England for both commercial and residential customers, including hydrant inspections/repairs, backflow testing/repairs, small water system management, and general plumbing services. Through employees of NESC, VWS and their affiliates, NESC has a full range of treatment and distribution certifications and licenses for backflow device inspection, cross connection survey and plumbing services.
NESC’s principal place of business is located at 37 Northwest Drive, Plainville, CT 06062, telephone number (860) 747-1665.
The Merger
NESC Board Recommendation and Its Reasons for the Merger
After careful consideration, the NESC board of directors unanimously (i) determined that the Merger Agreement and the consummation of the transactions contemplated thereby, including the merger, are in the best interests of NESC and its stockholders, (ii) declared advisable the Merger Agreement and the transactions contemplated thereby, including the merger, and (iii) adopted the Merger Agreement and approved the transactions contemplated thereby, including the merger. For more information regarding the factors considered by the NESC board of directors in reaching its decision to adopt the Merger Agreement and approve the transactions contemplated thereby, including the merger, see the section entitled “The Merger — NESC Board Recommendations and Its Reasons for the Merger.”
The NESC board of directors unanimously recommends that NESC stockholders vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the NESC Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement.
Opinion of NESC’s Financial Advisor
NESC retained Boenning & Scattergood, Inc. (“Boenning”) to provide an opinion to the board as to the fairness, from a financial point of view, to the holders of shares of issued and outstanding common stock (other than dissenting shares) of the exchange ratio in the proposed merger contemplated by the Merger Agreement. At the meeting of the NESC board on April 7, 2021, Boenning rendered its oral opinion to the board, which was subsequently confirmed in writing by delivery of Boenning’s written opinion, dated the same date (the “Fairness Opinion”), that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of shares of issued and outstanding common stock (other than dissenting shares).
The full text of the written opinion of Boenning dated April 7, 2021, which sets forth the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Boenning in preparing its opinion, is attached as Annex D to this proxy statement/prospectus and is incorporated herein by reference. NESC stockholders are urged to read the opinion in its entirety.
Boenning’s Fairness Opinion speaks only as of its date. The Fairness Opinion was solely for the information of and addressed to the NESC board (in its capacity as such) in connection with and for the purposes of its evaluation of the exchange ratio in the proposed merger and did not address any other aspect of the proposed merger. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio in the proposed merger to the holders of shares of issued and outstanding NESC common stock (other than dissenting shares). It did not address the underlying business decision of the board, NESC, or the NESC’s executives to proceed with the merger or enter into the Merger Agreement or constitute a recommendation to the board in connection with the merger, and it does not constitute a recommendation to any stockholder of NESC as to how such stockholder should act or vote with respect to the merger or any other matter, nor does it constitute a recommendation as to whether or not any stockholder should enter into a voting, stockholders’, affiliates’ or other agreement with respect to the merger or exercise any dissenters rights of appraisal that may be available to the stockholder. For a description of the opinion that the NESC board of directors received from Boenning, see the section entitled “The Merger — Opinion of NESC’s Financial Advisor” beginning on page 29 of this proxy statement/prospectus.
Differences between Eversource and NESC stockholders’ rights
Eversource is a Massachusetts business trust, and NESC is incorporated under the laws of the State of Connecticut. Accordingly, the rights of Eversource shareholders are governed by the laws of the Commonwealth of Massachusetts while the rights of NESC stockholders are governed by the laws of the State of Connecticut. If the merger is completed, NESC stockholders will hold Eversource common shares, which are governed by the laws of the Commonwealth of Massachusetts and the Eversource declaration of trust. The rights of NESC stockholders differ from the rights of Eversource shareholders, as more fully described under the section titled “Comparison of Rights of Holders of Eversource Common Shares and NESC Common Stock” beginning on page 68 of this proxy statement/prospectus.
Tax consequences of the transaction
The parties intend for the merger to be treated as a tax-free “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. The obligations of Aquarion and NESC to complete the merger are conditioned on the receipt of opinions from CFM and Ropes & Gray LLP to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither Eversource nor NESC has requested, and neither intends to request, a ruling from the U.S. Internal Revenue Service (“IRS”) as to the U.S. federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each NESC stockholder is urged to consult its own tax advisor with respect to the particular tax consequence of the merger to such holder.
If the merger qualifies as a tax-free “reorganization” within the meaning of Section 368(a) of the Code, each NESC stockholder generally will not recognize income, gain or loss upon exchanging its NESC common stock for Eversource common shares (other than gain recognized with respect to the receipt of cash in lieu of fractional shares). The aggregate tax basis in the shares of Eversource common shares that a holder receives pursuant to the merger will equal its aggregate adjusted tax basis in the shares of the NESC common stock exchanged. The holder’s holding period (for tax purposes) of the shares of Eversource common shares that it receives pursuant to the merger will include its holding period for the shares of the NESC common stock it exchanges.
For a more complete summary of the material U.S. federal income tax consequences of the merger to holders of NESC stock, see “Material U.S. Federal Income Tax Consequences” beginning on page 76.
Holders of NESC common stock should consult with their tax advisors with regard to the tax consequences of the merger to them in light of their own particular circumstances.
Interests of NESC Directors and Officers in the Merger
NESC’s executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of other NESC stockholders generally. NESC’s board of directors was aware of these interests and considered them, among other matters, when it adopted the Merger Agreement.
Regulatory Approvals
To complete the merger, Aquarion and NESC must make filings with and obtain authorizations, approvals or consents from state public utility regulatory authorities and the Federal Communications Commission. Aquarion and NESC both agreed to use commercially reasonable efforts to file all regulatory approvals contemplated by the Merger Agreement.
Appraisal Rights
NESC is incorporated as a Connecticut stock corporation. Any NESC stockholder who follows the procedures for dissenters set forth in the Connecticut Business Corporation Act (“CBCA”) will have the right to be paid in cash the fair value of all shares of NESC common stock owned by the stockholder in accordance with the provisions of Sections 33-855 to 33-872 of the CBCA, a copy of which is set forth in Annex B. The right to be paid the value of those shares will be a stockholder’s exclusive remedy as a holder of shares with respect to the transaction, whether or not the stockholder proceeds as provided in Sections 33-855 to 33-872 of the CBCA. For additional information, please see “Appraisal Rights” beginning on page 40.
Accounting Treatment of the Merger
In accordance with accounting principles generally accepted in the United States, Aquarion will account for the merger using the acquisition method of accounting for business combinations. Under this method of accounting, Aquarion will record the acquisition based on the fair value of the consideration given, which is the market value (based on the closing price of Eversource common shares on the closing date of the merger) of Eversource common shares issued in connection with the merger and any cash paid in lieu of fractional shares. Aquarion will allocate the purchase price to the net assets acquired and liabilities assumed based on their respective fair values at the date of the completion of the merger. Any excess of the purchase price over those fair values will be recorded as goodwill.

The Merger Agreement
On April 7, 2021, Aquarion, Merger Sub and NESC entered into the Merger Agreement attached as Annex A to this proxy statement/prospectus. The NESC board and the Aquarion board have both unanimously approved the merger pursuant to the terms of the Merger Agreement. You are encouraged to read the entire Merger Agreement carefully because it is the principal legal document governing the merger.
Structure of the Merger (page 43)
In the merger, Merger Sub will be merged with and into NESC, the separate corporate existence of Merger Sub will cease, and NESC will continue as the surviving corporation of the merger and a direct, wholly-owned subsidiary of Aquarion and indirect subsidiary of Eversource.
Merger Consideration (page 43)
At the effective time of the merger, upon the terms and subject to the conditions set forth in the Merger Agreement, each share of NESC common stock that is outstanding immediately prior to the effective time of the merger (excluding shares owned by NESC, which shares will automatically be cancelled and extinguished without consideration being paid therefor, and any shares held by holders who have exercised their appraisal rights) will be automatically converted into the right to receive 0.51208 validly issued, fully paid and non-assessable Eversource common shares, plus cash in lieu of any fractional Eversource common shares.
If, from the date of the Merger Agreement until the effective time of the merger, the outstanding Eversource common shares are changed into a different number of shares or a different class by reason of any stock dividend, recapitalization, split, reverse split, combination, consolidation, subdivision, reclassification or exchange of shares, or any similar event occurs, the merger consideration described above will be appropriately adjusted to reflect the same economic effect as contemplated by the Merger Agreement prior to such event.
Conditions to Completion of the Merger (page 50)
The obligation of each of Aquarion and Merger Sub to consummate the merger is subject to the satisfaction (or waiver by each of Aquarion and Merger Sub if permissible under applicable law) prior to the effective time of the merger of each of the following additional conditions:
•
obtaining required NESC stockholder approval;

•
obtaining the consents listed in the Merger Agreement;

•
the representations and warranties of NESC set forth in the Merger Agreement (without giving effect to any qualification as to “materiality” or “material adverse effect” set forth therein) being true and correct in all material respects and all other representations and warranties of NESC contained in the Merger Agreement (but qualified as to “materiality” or “material adverse effect” set forth therein) being true and correct in all respects at and as of the closing date as though made at and as of such time (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•
NESC having performed or complied in all material respects with all covenants and agreements to be performed by it under the Merger Agreement;

•
Aquarion having received an officer’s certificate duly executed by an authorized officer of NESC certifying as to the satisfaction of the conditions set forth in the immediately preceding two bullets;

•
no applicable law or other legal restraint or prohibition will be in effect, which, restrains, prohibits or makes illegal the consummation of the merger or any of the transactions contemplated by the Merger Agreement;

•
Aquarion having received a secretary’s certificate duly executed by the Secretary of NESC certifying as to as to: (i) NESC’s certificate of incorporation and bylaws; (ii) the incumbency of its officers executing the Merger Agreement; and (iii) the resolutions of the board authorizing the execution, delivery and performance by NESC of the Merger Agreement;

•
there having been no material adverse effect (as further described in “The Merger Agreement — Definition of ‘Material Adverse Effect’” beginning on page 46) with respect to NESC that is continuing as of immediately prior to the effective time of the merger;

•
Aquarion having received from NESC written resignations of the officers and directors of NESC;

•
the registration statement will have become effective and no stop order suspending the effectiveness of the registration statement will be in effect and no proceedings for such purpose will be pending before or threatened by the SEC;

•
obtaining approval for listing on the NYSE the Eversource common shares to be issued pursuant to the Merger Agreement;

•
the Voting Agreements having been duly executed and in effect on and after the effective time of the Merger Agreement;

•
no greater than five percent of the outstanding shares of NESC will have exercised appraisal rights;

•
Aquarion having received a written opinion of Ropes & Gray LLP, or other such reasonably satisfactory counsel, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the tax code; and

•
NESC paycheck payment protection plan loan will have been forgiven in its entirety.

In addition, the obligation of NESC to consummate the merger is subject to the satisfaction (or waiver by NESC if permissible under applicable law) prior to the effective time of the merger, of each of the following additional conditions:
•
obtaining required NESC stockholder approval;

•
the representations and warranties of Aquarion and Merger Sub set forth in the Merger Agreement (not qualified as to “materiality” or “material adverse effect set forth therein”) being true and correct in all respects at and as of the closing date as though made at and as of such time (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•
each of Aquarion and Merger Sub having performed in all material respects all obligations required to be performed by it under the Merger Agreement;

•
NESC having received an officer’s certificate duly executed by an authorized officer of each of Aquarion and Merger Sub certifying as to the satisfaction of the conditions set forth in the immediately preceding two bullets;

•
no applicable law or other legal restraint or prohibition will be in effect, which, restrains, prohibits or makes illegal the consummation of the merger or any of the transactions contemplated by the Merger Agreement;

•
the registration statement will have become effective and no stop order suspending the effectiveness of the registration statement will be in effect and no proceedings for such purpose will be pending before or threatened by the SEC;

•
obtaining approval for listing on the NYSE the Eversource common shares to be issued pursuant to the Merger Agreement; and

•
NESC having received a written opinion of CFM, or other such reasonably satisfactory counsel, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the tax code.

No Solicitation (page 47)
NESC has agreed, from the date of the Merger Agreement until the earlier of the effective time of the merger or, if earlier, the termination of the Merger Agreement in accordance with its terms, that it will not and will cause its subsidiaries not to:

•
solicit, initiate or knowingly take any action to facilitate or encourage the submission of any takeover proposal (as such term is defined in “The Merger Agreement — No Solicitation” beginning on page 47) or proposal that would reasonably be expected to lead to any takeover proposal;

•
conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the NESC or any of its subsidiaries, afford access to the data of the NESC or any of its subsidiaries to, or knowingly assist, participate in, or encourage any effort by any third party that could lead to any takeover proposal;

•
amend or grant any waiver or release under any standstill or similar agreement or approve any transaction under, or any third party becoming an “interested shareholder” under, Section 33-843 of the CBCA; or

•
enter into any agreement or contract relating to any acquisition proposal.

Notwithstanding anything to the contrary in the Merger Agreement, if from the date of the Merger Agreement until thirty days from the date thereof, the NESC board had received an unsolicited takeover proposal in writing that the board believed in good faith, after consultation with outside legal counsel and its financial advisor, that such proposal constituted a superior proposal (as such term is defined in “The Merger Agreement — No Solicitation” beginning on page 47), then NESC could have (i) participated in negotiations or discussions with respect to such an unsolicited proposal, (ii) furnished information or data about NESC and its subsidiaries to the person making such acquisition proposal pursuant to an acceptable confidentiality agreement, provided that all non-public information provided to any such person had been previously provided to Aquarion or would have been provided to Aquarion prior to or concurrently with the time it was provided to such person, (iii) made a recommendation adverse to the recommendation that NESC stockholders approve the merger, and (iv) taken any action that a court of competent jurisdiction orders NESC to take, but in each case in clauses (i) through (iv), only if the board determined in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably been expected to cause a breach of its fiduciary duties under applicable law. NESC will notify Aquarion promptly (in no event later than twenty-four hours) after it obtains any takeover proposal, any inquiry that would reasonably be expected to lead to a takeover proposal, any request for non-public information relating to NESC or any of its subsidiaries or for access to data of NESC by any third party.
Termination of the Merger Agreement (page 51)
The Merger Agreement may be terminated at any time prior to the effective time of the merger under the following circumstances:
•
by written agreement of Aquarion, Merger Sub, and NESC.

•
by either Aquarion or NESC if (1) the Merger has not been consummated on or before March 31, 2022; provided, however, that this right to terminate the Merger Agreement will not be available to any party whose breach of any provision of the Merger Agreement has been the principal cause of or directly resulted in the failure of the merger to be consummated by such time; (2) any governmental authority restrains, prohibits or otherwise makes illegal the consummation of the merger, which has become final and non-appealable; or (3) the required stockholder approval is not obtained upon a vote taken at a duly convened NESC stockholders meeting or at any adjournment or postponement thereof; provided, however, that this right to terminate the Merger Agreement will not be available to any party whose breach of any provision of the Merger Agreement has been the cause of the failure to obtain the required vote.

•
by Aquarion if (1) the NESC board has effected or resolves to effect an adverse recommendation change; (2) NESC has breached or failed to perform any representation, warranty, covenant or agreement made pursuant to the Merger Agreement that would give rise to the failure of any of the Merger Agreement conditions, and such breach, inaccuracy or failure is incapable of being cured or, if capable of being so cured, has not been cured by NESC within ten business days of the receipt of written notice of such breach, inaccuracy or failure from Aquarion (stating Aquarion’s intention to terminate the Merger Agreement; or (3) if (a) the conditions of NESC’s obligations under the Merger Agreement have been satisfied, (b) Aquarion irrevocably confirmed in writing that such conditions have been satisfied or waived, and (c) the merger is not consummated within five business days after the delivery of such notice.
•
by NESC if (1) Aquarion has breached or failed to perform any representation, warranty, covenant or agreement made pursuant to the Merger Agreement that would give rise to the failure of any of the Merger Agreement conditions, and such breach, inaccuracy or failure is incapable of being cured or, if capable of being so cured, has not been cured by NESC within ten business days of the receipt of written notice of such breach, inaccuracy or failure from Aquarion (stating Aquarion’s intention to terminate the Merger Agreement; or (2) if (a) the conditions of Aquarion’s obligations under the Merger Agreement have been satisfied, (b) NESC irrevocably confirmed in writing that such conditions have been satisfied or waived, and (c) the merger is not consummated within five business days after the delivery of such notice.

Expenses and Termination Fee (page 52)
Except as otherwise provided in the Merger Agreement, each of the parties will pay its own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.
NESC will pay to Aquarion $2.0 million plus Aquarion’s expenses actually incurred if the Merger Agreement is terminated:
•
(i) by Aquarion because (a) the NESC board has effected or resolved to effect an adverse recommendation change; (b) NESC entered into, or publicly announced its intention to enter into a contract relating to any takeover proposal, (c) the NESC breached or failed to perform in any material respect any of the covenants and agreements relating to solicitation (d) the NESC board fails to reaffirm (publicly, if so requested by Aquarion) the board recommendation within ten business days after the date any takeover proposal is first publicly disclosed, (e) a tender offer or exchange offer relating to NESC common stock is commenced by a person unaffiliated with Aquarion and the NESC does not send its stockholders pursuant to Rule 14e-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within ten business days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the board recommendation and recommending that stockholders reject such tender or exchange offer, or (f) NESC or its board publicly announced the intentions to do any of the aforementioned actions.

•
(ii) by NESC due to the required stockholder approval not being obtained upon a vote taken at the stockholder meeting at which time Aquarion would have been permitted to terminate pursuant to any of the reasons described in clause (i) above.

•
(iii) by Aquarion if (a) the conditions of NESC’s obligations have been satisfied, (b) Aquarion irrevocably confirmed in writing that such conditions have been satisfied or waived, and (c) the merger is not consummated within five business days after the delivery of such notice.

•
(iv) by Aquarion or NESC pursuant to clauses (i), (ii), or (iii) above and within twelve months following such termination of the Merger Agreement, NESC enters into a definitive agreement with any person (other than Aquarion, Merger Sub or their respective affiliates) with respect to an acquisition proposal that is later consummated (with all references in the definition of takeover proposal to 15% being deemed references to “50%” instead).

Aquarion will pay to NESC $500,000 if (i) the Merger Agreement is terminated (a) by NESC or Aquarion because the Merger has not been consummated on or before March 31, 2022; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose breach of any provision of the Merger Agreement has been the principal cause of or directly resulted in the failure of the merger to be consummated by such time or (b) by NESC because Aquarion has breached or failed to perform any representation, warranty, covenant or agreement made pursuant to the Merger Agreement that would give rise to the failure of any of the Merger Agreement conditions, and such breach is incapable of being cured or, if capable of being so cured, has not been cured by NESC within ten business days of the receipt of written notice of such breach, inaccuracy or failure from Aquarion (stating Aquarion’s intention to terminate the Merger Agreement and (ii) the Merger Agreement, the merger and the other transactions contemplated thereby have not been approved by the Connecticut Public Utilities Regulatory Authority as a result of the Connecticut Public Utilities Regulatory Authority requiring, as a condition of its approval, any modification in any respect of the composition of the board of trustees of Eversource and all other conditions of Aquarion’s obligations have been satisfied.
Voting Agreements
On April 7, 2021, in connection with the execution of the Merger Agreement, Aquarion entered into voting agreements (the “Voting Agreements”) with Donald Vaughan, Eastford, LLC and Nicholas LaChance (the “Voting Agreements Stockholders”). The Voting Agreements cover a total of 193,281 shares of NESC common stock owned by the Voting Agreements Stockholders, representing approximately 21.5% of the outstanding shares of NESC common stock as of April 7, 2021. Pursuant to the Voting Agreements, the Voting Agreements Stockholders agreed, among other things, subject to the terms and conditions of the Voting Agreement, to vote or cause to be voted their shares in favor of adopting the Merger Agreement and against any action, agreement or proposal that could reasonably be expected to materially impede, interfere with, delay, postpone, discourage or adversely affect the merger and the other transactions contemplated by the Merger Agreement and the other transactions contemplated by the Merger Agreement.
Additionally, the Voting Agreements Stockholders agreed to immediately cease and cause to be terminated any discussion, inquiries or negotiations being conducted with any persons other than Aquarion with respect to any takeover proposal (as defined in the section entitled “The Merger Agreement — No Solicitation,” beginning on page 47).
See the section entitled, “Voting Agreements,” beginning on page 55, for further discussion of the terms of the Voting Agreements. The form of Voting Agreement is attached to this proxy statement/prospectus as Annex C.
The NESC Special Meeting
The NESC Special Meeting of stockholders is scheduled to be held at at NESC’s office located at 37 Northwest Drive, Plainville, CT 06062 on August 3, 2021, 9:00 a.m. Eastern Time, subject to any adjournments or postponements thereof. The NESC Special Meeting is being held to consider and vote on:
•
the proposal to adopt the Merger Agreement, a copy of which is included as Annex A to this proxy statement/prospectus, and which is further described in the sections entitled “The Merger” and “The Merger Agreement” beginning on pages 24 and 44, respectively; and

•
the proposal to adjourn the NESC Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement.

Only holders of record of NESC common stock at the close of business on June 15, 2021 (the “NESC Record Date”) are entitled to receive notice of and to vote at the NESC Special Meeting or any adjournments or postponements thereof. At the close of business on the NESC Record Date, 903,354 shares of NESC common stock were issued and outstanding, approximately 22.16% of which were owned and entitled to be voted by NESC directors and executive officers and their affiliates. NESC’s directors and executive officers are currently expected to vote their shares in favor of each proposal being submitted to a vote of NESC stockholders at the NESC Special Meeting.
You may cast one vote for each share of NESC common stock you own. The proposal to adopt the Merger Agreement requires the affirmative vote of holders of at least two-thirds (66 2/3%) of the outstanding shares of NESC common stock entitled to vote thereon; abstentions, failures to vote and broker non-votes will have the effect of a vote against this proposal. The proposal to adjourn the NESC Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement requires that the votes favoring the action cast by the stockholders entitled to vote thereon exceed the votes opposing the action cast by the stockholders entitled to vote thereon, whether or not a quorum is present; broker non-votes will have no effect on this proposal.

The stockholders present in person or by proxy may adjourn the NESC Special Meeting to such future time as agreed upon by them whether or not a quorum of holders representing shares entitled to vote is present at the meeting, and notice of such adjournment will be given to the stockholders not present or represented at the meeting. If there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement, then NESC stockholders may be asked to vote on the proposal to adjourn the special meeting so as to permit the further solicitation of proxies. Abstentions and broker non-votes will be included in the calculation of the number of shares of NESC common stock represented at the special meeting for purposes of determining whether a quorum has been achieved.
Risk Factors (page 16)
You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented herein. In particular, you should consider the factors described under “Risk Factors” beginning on page 16.
Unaudited Comparative Historical Per Share Data
	As of and for the Three Months Ended March 31, 2021	As of and for the Year Ended December 31, 2020
Eversource historical data:
Net income attributable to common shareholders per basic share	$1.07	$3.56
Net income attributable to common shareholders per diluted share	$1.06	$3.55
Book value per common share (end of year)	$41.44	$41.01
NESC historical data:
Net (loss)/income per basic share (per weighted average shares)	$(0.07)	$1.03
Book value per share (per weighted average shares) (end of year)	$18.40	$18.60
Comparative Market Value of Common Stock and Dividend Information of NESC and Eversource
Eversource common shares are listed for trading on the NYSE under the symbol “ES.” Shares of NESC common stock are listed for trading Over The Counter under the symbol “NESW.” The following tables set forth the high and low sales price of Eversource common shares and NESC common stock as reported by the NYSE and Over The Counter, respectively.
	Eversource Common Shares		NESC Common Stock
	High	Low	High	Low
Calendar quarters:
2019
First quarter	$72.26	$63.10	$23.00	$20.50
Second quarter	$77.87	$68.38	$22.50	$17.00
Third quarter	$85.62	$74.77	$24.00	$21.18
Fourth quarter	$86.55	$78.58	$24.00	$22.25
2020
First quarter	$99.42	$60.69	$24.05	$23.31
Second quarter	$93.50	$73.61	$23.75	$23.10
Third quarter	$91.96	$77.00	$23.00	$21.81
Fourth quarter	$96.66	$82.17	$22.50	$21.80
2021
First quarter	$92.21	$76.64	$23.00	$21.5
April 1, 2021 to June 24, 2021	$91.20	$78.44	$42.50	$23.00

RISK FACTORS
In addition to the other information included in, or incorporated by reference into, this proxy statement/prospectus, including the matters addressed in the section titled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 22 and the risk factors contained in Eversource’s Annual Report on Form 10-K for the year ended December 31, 2020, which is filed with the SEC and incorporated by reference into this proxy statement/prospectus, you should carefully consider the following risk factors when evaluating whether to vote your shares to adopt the Merger Agreement and thereby to approve the transactions contemplated by the Merger Agreement, including the merger. This summary of risks is not exhaustive. New risks may emerge from time to time and it is not possible to predict all risk factors, nor can Eversource, Aquarion and NESC assess the impact of all factors on the merger and the combined company following the merger or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements. Please also see “Where You Can Find More Information” beginning on page 81.
Risks Related to the Merger
The number of Eversource common shares that NESC stockholders will receive as merger consideration is based on a fixed exchange ratio and will not be adjusted in the event of any change in the price of either Eversource common shares or NESC common stock. Because the market price of Eversource common shares will fluctuate, NESC stockholders cannot be certain of the value of the merger consideration that they will receive in the merger.
At the effective time of the merger, each share of NESC common stock (other than shares held by Eversource, Aquarion, NESC or their respective direct or indirect wholly owned subsidiaries) issued and outstanding immediately prior to the effective time of the merger will be automatically converted into the right to receive 0.51208 validly issued, fully paid and non-assessable Eversource common shares, plus the right to receive cash in lieu of any fractional Eversource common shares. See “The Merger Agreement — Merger Consideration” beginning on page 43. The exchange ratio is fixed in the Merger Agreement and will not be adjusted for changes in the market price of either Eversource common shares or NESC common stock. Changes in the market price of Eversource common shares prior to the merger will affect the market value of the stock portion of the merger consideration that NESC stockholders will receive upon the closing of the merger. Stock price changes may result from a variety of factors (many of which are beyond the control of Eversource, Aquarion and NESC), including the following:
•
market reaction to the announcement of the merger and Eversource’s prospects following the effective time of the merger;

•
changes in the respective businesses, operations, assets, liabilities, financial positions and prospects of Eversource and NESC or in market assessments thereof;

•
changes in the operating performance of Eversource, NESC or similar companies;

•
changes in market valuations of similar companies;

•
market assessments of the likelihood that the merger will be completed;

•
interest rates, general market and economic conditions;

•
federal, state and local legislation, governmental regulation and legal developments relevant to the businesses that Eversource and NESC operate;

•
dissident stockholder activity, including any litigation challenging the merger;

•
changes that affect Eversource’s and NESC’s industry, the U.S. or global economy, or capital, financial or securities markets generally; and

•
other factors beyond the control of either Eversource or NESC, including those described or referred to elsewhere in this “Risk Factors” section.

The market price of Eversource common shares at the closing of the merger may vary from its price on the date the Merger Agreement was executed, on the date of this proxy statement/prospectus and on the date of the NESC Special Meeting. As a result, the market value of the merger consideration represented by the exchange ratio will fluctuate until the closing of the merger. Because the merger will be completed after the date of the NESC Special Meeting, at the time of the NESC Special Meeting, you will not know the exact market value of the Eversource common shares that NESC stockholders will receive upon completion of the merger. You should consider that if the market price of Eversource common shares declines between the date the Merger Agreement was signed or the date of the NESC Special Meeting and the closing of the merger, including for any of the reasons described above, NESC stockholders will receive Eversource common shares that have a market value upon completion of the merger that is less than the market value of such shares calculated pursuant to the exchange ratio on the date the Merger Agreement was signed or on the date of the NESC Special Meeting, respectively.
The consummation of the merger is subject to a number of conditions, many of which are largely outside of the parties’ control, and, if these conditions are not satisfied or waived on a timely basis, the Merger Agreement may be terminated and the merger may not be completed.
The merger is subject to certain customary closing conditions, including: (i) requisite approval of the holders of NESC common stock; (ii) requisite consents of those listed in the Merger Agreement; (iii) the absence of any law or order prohibiting the merger; (iii) approval for listing on the NYSE the stock portion of the merger consideration; and (iv) effectiveness of the registration statement on Form S-4 used to register the Eversource common shares to be issued in the merger, of which this proxy statement/prospectus is a part. In addition, each of Eversource’s and NESC’s obligations to complete the merger is subject to certain other conditions, such as (i) the accuracy of the representations and warranties of the other party, subject to the standards set forth in the Merger Agreement; (ii) compliance by the other party with its covenants in all material respects; (iii) the absence of a material adverse effect on NESC; (iv) delivery of customary opinions from counsel to Eversource and counsel to NESC that the merger will qualify for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code; (v) delivery of a secretary’s and officer’s certificate from NESC and a officer’s certificate from Aquarion; (vi) receipt by Aquarion from NESC of resignations of the officers and directors of NESC; (vii) duly executed voting agreements in effect; (viii) five percent or less outstanding dissenting shares of NESC; and (ix) forgiveness of the NESC paycheck protection plan loan in its entirety. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 50. The failure to satisfy all of the required conditions could delay the completion of the merger by a significant period of time or prevent it from occurring. Any delay in completing the merger could cause the parties to not realize some or all of the benefits that are expected to be achieved if the merger is successfully completed within the expected timeframe. There can be no assurance that the conditions to closing of the merger will be satisfied or waived or that the merger will be completed.
Failure to complete the merger could adversely affect the stock price and future business and financial results of NESC.
There can be no assurance that the conditions to the closing of the merger will be satisfied or waived or that the merger will be completed. If the merger is not completed, the ongoing business of NESC could be adversely affected and NESC will be subject to a variety of risks and possible consequences associated with the failure to complete the merger, including the following:
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upon termination of the Merger Agreement under specified circumstances, NESC may be required to pay Aquarion a termination fee of $2.0 million;

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NESC will incur certain transaction costs, including legal, accounting, financial advisor, filing, printing and mailing fees, regardless of whether the merger closes;

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under the Merger Agreement, NESC is subject to certain restrictions on the conduct of its business prior to the closing of the merger, which may adversely affect its ability to execute certain of its business strategies;

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NESC may lose key employees during the period in which NESC and Aquarion are pursuing the merger, which may adversely affect NESC in the future if it is not able to hire and retain qualified personnel to replace departing employees; and

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the proposed merger, whether or not it closes, will divert the attention of certain management and other key employees of NESC from ongoing business activities, including the pursuit of other opportunities that could be beneficial to NESC as an independent company.

If the merger is not completed, these risks could materially affect the business and financial results of NESC and its stock price, including to the extent that the current market price of NESC common stock is positively affected by a market assumption that the merger will be completed.
While the merger is pending, Eversource, Aquarion and NESC will be subject to business uncertainties and certain contractual restrictions that could adversely affect the business and operations of Eversource, Aquarion and NESC.
In connection with the pending merger, some tenants, operators, borrowers, managers, vendors or other third parties of each of Eversource, Aquarion and NESC may react unfavorably, delay or defer decisions concerning their business relationships or transactions with Eversource, Aquarion or NESC, which could adversely affect the revenues, earnings, funds from operations, cash flows and expenses of Eversource, Aquarion and NESC, regardless of whether the merger is completed. In addition, due to certain restrictions in the Merger Agreement on the conduct of business prior to completing the merger, each of Eversource, Aquarion and NESC may be unable (without the other party’s prior written consent), during the pendency of the merger, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions would prove beneficial and may cause Eversource, Aquarion and NESC to forego certain opportunities each might otherwise pursue. In addition, the pendency of the merger may make it more difficult for NESC to effectively retain and incentivize key personnel and may cause distractions from NESC’s strategy and day-to-day operations for its current employees and management.
Eversource, Aquarion and NESC will incur substantial transaction fees and merger-related costs in connection with the merger.
Eversource, Aquarion and NESC expect to incur non-recurring transaction fees, which include legal and advisory fees and substantial merger-related costs associated with completing the merger, combining the operations of the two companies and achieving desired synergies. Additional unanticipated costs may be incurred in the course of the integration of the businesses of Eversource, Aquarion and NESC. The companies cannot be certain that the realization of other benefits related to the integration of the two businesses will offset the transaction and merger-related costs in the near term, or at all.
The termination fee and restrictions on solicitation contained in the Merger Agreement may discourage other companies from trying to acquire NESC.
The Merger Agreement provides that NESC will not, and will refrain from authorizing, directing or permitting its representatives to, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any takeover proposal or proposal that would reasonably be expected to lead to any takeover proposal; conduct in any discussions, disclose any non-public information relating to or afford access to the data of NESC or any of its subsidiaries; or knowingly assist, participate in, or encourage any effort by any third party that could lead to any takeover proposal (as such term is defined in the Merger Agreement — see “The Merger Agreement — No Solicitation” beginning on page 47), subject to certain exceptions set forth in the Merger Agreement relating to the receipt of certain unsolicited acquisition proposals. The Merger Agreement requires NESC to pay Aquarion a termination fee equal to $2.0 million plus Aquarion’s expenses actually incurred, under specified circumstances, including termination of the Merger Agreement by Aquarion as a result of (i) an adverse change in the recommendation of the NESC board in order to enter into a superior proposal (as such term is defined in the Merger Agreement — see “The Merger Agreement — No Solicitation” beginning on page 47) with a third party; (ii) NESC entering into a contract relating to any takeover proposal; (iii) breach or failure by NESC to perform in any material respect any of the covenants and agreements relating to solicitation; (iv) the NESC Board failing to reaffirm the board recommendation within ten business days after the date any takeover proposal is first publicly disclosed; (v) a tender offer or exchange offer relating to NESC common stock being commenced by a person unaffiliated with Aquarion and NESC failing to send its stockholders pursuant to Rule 14e-2 under the

Exchange Act, within ten business days after such offer is first published, sent or given, a statement reaffirming the board recommendation and recommending that stockholders reject such tender or exchange offer; (vi) NESC or its board publicly announcing the intentions to do any of the aforementioned actions; and (vi) NESC entering into a definitive agreement, pursuant to clauses (i) through (v) above and within twelve months following such termination of the Merger Agreement, with any person (other than Aquarion, Merger Sub or their respective affiliates) with respect to an acquisition proposal that is later consummated (with all references in the definition of takeover proposal to 15% being deemed references to “50%” instead). The termination fees and restrictions could discourage other companies from trying to acquire NESC even though those other companies might be willing to offer greater value to NESC stockholders than Aquarion has offered in the merger.
NESC stockholders will have a substantially smaller ownership and voting interest in Eversource upon completion of the merger, compared to their ownership and voting interest in NESC prior to the merger.
Upon completion of the merger, each NESC stockholder at the effective time of the merger will become an Eversource shareholder with a percentage ownership of Eversource that is substantially smaller than the stockholder’s current percentage ownership of NESC. Upon completion of the merger, based on the number of Eversource common shares on May 31, 2021 and NESC common stock outstanding on June 11, 2021, the latest practicable dates prior to the filing of this proxy statement/prospectus, it is estimated that continuing Eversource shareholders will own approximately 99.87% of the issued and outstanding common shares of Eversource, and former NESC stockholders will own approximately 0.13% of the issued and outstanding common shares of Eversource. Accordingly, the former NESC stockholders will exercise significantly less influence over Eversource after the merger relative to their influence over NESC prior to the merger, and thus will have a less significant impact on the approval or rejection of future Eversource proposals submitted to an Eversource shareholder vote.
Litigation against NESC, Eversource, Aquarion or the members of their respective boards, could prevent or delay the completion of the merger or result in the payment of damages following completion of the merger.
It is a condition to the merger that no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger Agreement or the transactions contemplated thereby will have been issued by any court of competent jurisdiction or other governmental authority of competent jurisdiction and remain in effect. It is possible that Eversource shareholders or NESC stockholders may file lawsuits challenging the merger or the other transactions contemplated by the Merger Agreement, which may name Aquarion, members of the Aquarion board, Eversource, members of the Eversource board, NESC and/or members of the NESC board as defendants. The outcome of such lawsuits cannot be assured, including the amount of costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation of these claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the merger on the agreed-upon terms, such an injunction may delay the consummation of the merger in the expected timeframe, or may prevent the merger from being consummated at all. Whether or not any plaintiff’s claim is successful, this type of litigation can result in significant costs and divert management’s attention and resources from the closing of the merger and ongoing business activities, which could adversely affect the operation of Eversource’s, Aquarion’s and NESC’s businesses.
Directors and executive officers of NESC may have interests in the merger that are different from, or in addition to, the interests of other NESC stockholders.
Directors and executive officers of NESC may have interests in the merger that are different from, or in addition to, the interests of other NESC stockholders generally. These interests may include, among others: employment with base salaries no less favorable than those prior to the effective time of the merger and rights to ongoing indemnification and insurance coverage by NESC as the surviving company for acts or omissions occurring prior to the effective time of the merger. The NESC board was aware of and considered those interests, among other matters, in reaching its decision to adopt the Merger Agreement, approve the merger, and recommend the adoption of the Merger Agreement to NESC stockholders. These interests, among other factors, may have influenced the directors and executive officers of NESC to support or approve the merger. See “The Merger — Interests of NESC Directors and Officers in the Merger” beginning on page 38.

The Fairness Opinion obtained from the financial advisor to the NESC board will not reflect subsequent developments between the signing of the Merger Agreement and the closing of the merger.
In connection with the proposed merger, the NESC board received an opinion on April 7, 2021 from Boenning as to the fairness, from a financial point of view and as of such date, of the merger consideration (as defined in the opinion) to be paid to the holders (other than holders of cancelled or dissenting shares) of NESC common stock, which opinion was based on and subject to various assumptions, procedures, considerations, limitations and qualifications, more fully described in the section titled “The Merger — Opinion of NESC’s Financial Advisor” beginning on page 29. The opinion does not reflect developments that may occur or may have occurred after the date of the opinion, including changes in the market prices of Eversource common shares and NESC common stock, changes to the operations and prospects of Eversource or NESC, changes in general market and economic conditions or regulatory or other factors. Any such changes, or other factors on which the opinions are based, may materially alter or affect the relative values of Eversource or NESC.
Following the merger, Aquarion may be unable to integrate the NESC business successfully or realize the anticipated synergies and related benefits of the merger.
Aquarion and NESC entered into the Merger Agreement with the expectation that the merger will result in various benefits and synergies. However, the merger involves the combination of two companies that currently operate as independent companies. After the closing of the merger, Aquarion will be required to devote significant management attention and resources to integrating the portfolio and operations of NESC. Potential difficulties that Aquarion may encounter in the integration process include the following:
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the inability to combine the businesses of Aquarion and NESC in a manner that permits Aquarion to achieve the cost savings or other synergies anticipated as a result of the merger or to achieve such cost savings or other anticipated synergies in a timely manner, which could result in Aquarion not realizing some anticipated benefits of the merger in the time frame currently anticipated, or at all;

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the inability to realize the anticipated value from various NESC assets;

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potential unknown liabilities and unforeseen increased expenses, delays or unfavorable conditions in connection with the closing of the merger and the subsequent integration; and

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performance shortfalls at one or both of the companies as a result of the diversion of management’s attention from ongoing business activities as a result of completing the merger and integrating the companies’ operations.

It is possible that the integration process could result in the distraction of Aquarion’s management, the loss of key employees, the disruption of Aquarion’s ongoing business or inconsistencies in Aquarion’s operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of Aquarion or Eversource to maintain relationships with third parties and employees or to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of Aquarion or Eversource.
Eversource common shares to be received by NESC stockholders in the merger will have rights different from the shares of NESC common stock.
After the effective time of the merger, NESC stockholders who receive Eversource common shares in connection with the merger will no longer be stockholders of NESC, a Connecticut corporation, but instead will hold shares of Eversource, a Massachusetts business trust, which is governed by Massachusetts law and the terms of its declaration of trust. As shareholders of Eversource, former NESC stockholders will have different rights than they currently have and those rights may be, or may be perceived to be, less favorable than their current rights as NESC stockholders. See “Comparison of Rights of Holders of Eversource Common Shares and NESC Common Stock” beginning on page 68.

Risks Related to Eversource’s Business and Industry
Investing in Eversource’s common shares involves risks. You should carefully consider the risks described under the caption “Risk Factors” in Item 1A of Eversource’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 17, 2021, and incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in Eversource’s common shares. See “Where You Can Find More Information” below.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Statements in this proxy statement/prospectus and the documents incorporated by reference herein that are not strictly historical, including statements regarding the proposed merger, the expected timetable for completing the merger, future financial and operating results, benefits and synergies of the merger, future opportunities for the combined businesses and any other statements regarding events or developments that Eversource, Aquarion and NESC believe or anticipate will or may occur in the future, may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act and involve a number of risks and uncertainties. You can generally identify Eversource’s forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could,” and other similar expressions. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause actual events to differ materially from those contained in or indicated by such forward-looking statements, including, but not limited to:
Merger-related risk factors
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the uncertain value of the merger consideration that NESC stockholders will receive in the merger;

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the inability to close the merger in a timely manner;

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the inability of the parties to complete the merger due to the failure to obtain NESC stockholder approval for the adoption of the Merger Agreement, or the failure to satisfy other conditions to closing;

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the failure of the merger to close for any reason;

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the contractual restrictions imposed by the Merger Agreement;

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the possibility that the integration of NESC’s business and operations with those of Aquarion may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to NESC’s or Aquarion’s existing businesses;

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the effect of the announcement of the transaction on Eversource’s, NESC’s or the combined company’s respective business relationships, operating results and business generally;

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diversion of management’s attention from ongoing business concerns;

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restrictions in the Merger Agreement that may discourage other companies from trying to acquire NESC;

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the effect of any litigation relating to the merger;

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the effect of divergent interests of NESC directors and executive officers in the merger;

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the potential changes in the relative values of Eversource and NESC subsequent to the delivery of the Fairness Opinion related to the merger;

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potential termination of the merger by either party upon failure of the merger to timely close; and

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the effect of the merger on the Eversource stock price.

General risk factors
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cyberattacks or breaches including those resulting in the compromise of the confidentiality of Eversource’s proprietary information and the personal information of Eversource’s customers;

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disruptions in the capital markets or other events that make Eversource’s access to necessary capital more difficult or costly;

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the negative impacts of the novel coronavirus (COVID-19) pandemic on Eversource’s customers, vendors, employees, regulators, and operations;

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changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability;

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ability or inability to successfully commence and complete Eversource’s major strategic development projects and opportunities;

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acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt Eversource’s electric transmission and electric, natural gas, and water distribution systems;

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actions or inaction of local, state and federal regulatory, public policy and taxing bodies;

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substandard performance of third-party suppliers and service providers;

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fluctuations in weather patterns, including extreme weather due to climate change;

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changes in laws, regulations or regulatory policy;

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changes in business conditions, which could include disruptive technology or development of alternative energy sources related to Eversource’s current or future business model;

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contamination of, or disruption in, Eversource’s water supplies;

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changes in levels or timing of capital expenditures;

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changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations;

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changes in accounting standards and financial reporting regulations;

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actions of rating agencies; and

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other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource’s reports filed with the SEC and updated as necessary, and Eversource encourages you to consult such disclosures.
All such factors are difficult to predict and contain uncertainties that may materially affect Eversource’s actual results, many of which are beyond Eversource’s control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for Eversource to predict all of such factors, nor can Eversource assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information, see “Risk Factors” at page 16 included in this proxy statement/prospectus.

THE MERGER
Background of the Merger
NESC provides both regulated water and wastewater and unregulated operations and maintenance services across Connecticut, New Hampshire and Massachusetts through multiple separate entities. Over the years, NESC has grown organically and through acquisition of smaller-sized water companies and systems. Following its expansion into Massachusetts and New Hampshire, the board of NESC continued to have confidence in NESC’s ability to execute its business plan, and NESC looked for additional opportunities for growth and expansion of the franchise. The board recognized the challenges of operating as a small independent stock institution with limited access to capital, limited resources and limited stock liquidity for investors.
NESC’s board of directors has always been committed to assuring NESC’s prudent and profitable operations despite challenging economic conditions and growing regulatory burdens. In recent years, these factors have increasingly impacted NESC. The board of directors of NESC has had to focus more attention on addressing the challenges of operating NESC in an environment that has become increasingly competitive, technologically driven, highly regulated and capital intensive. In recent years, the industry has undergone consolidation and is subject to increased regulatory oversight. In response to such challenges, NESC’s board and management have explored various strategies to facilitate the continued prudent and profitable operation of NESC on an independent basis while continuing to serve the interests of stockholders, customers, employees, and the communities served by NESC and its subsidiaries. The increased costs facing NESC include the need for ongoing investment in technology, human resources, and ways to attract and retain the expertise needed to offer competitive products and services with appropriate safeguards and protections for customers. These cost burdens disproportionately impact small water companies like NESC, which do not have a large customer base to support the impact of such investments and which typically have higher financing rates than their larger competitors.
In recent years, the board has assessed the opportunities and challenges of continued independent operation in light of competitive pressures, increasing costs of technology and human capital and the significant regulatory burden. NESC’s strengths and limitations are evaluated by the board in light of NESC’s opportunities and challenges. The potential benefits of increased size and scale are factors that motivated NESC’s recent growth and also contributed to the board’s decision to explore a combination with Aquarion.
At a board meeting on June 18, 2020, the board discussed the regulatory and financial challenges facing its subsidiary Abenaki Water Company (“AWC”). The board discussed that there were multiple matters involving AWC with the New Hampshire Public Utility Commission (“NHPUC”) that had been pending for over 12 months. Furthermore, in the third quarter of 2019, AWC was unable to service its debt. The board discussed potential strategies to address AWC’s challenges, including seeking a buyer for AWC in order to prevent AWC from continuing to negatively impact NESC’s earnings.
In mid-July 2020, Donald Vaughan, Chairman and Vice President of Operations of NESC, and Donald Morrissey, the President and Chief Operating Officer of Aquarion, spoke by telephone to set up a meeting with each other and Nicholas LaChance, the President and Chief Executive Officer of NESC, to discuss a potential sale of AWC to Aquarion. Subsequently, in late July 2020, the three met to discuss further AWC and a potential sale of AWC to Aquarion. At such meeting, the representatives of the companies discussed the operations and financial status of AWC.
A follow up meeting with Messrs. Vaughan, LaChance and Morrissey was held in early August at which time they again discussed a potential sale of AWC to Aquarion. The three also discussed in general the potential for a strategic transaction between NESC and its subsidiaries and Aquarion.
On August 13, 2020, Nick LaChance provided Donald Morrissey of Aquarion copies of NESC’s and its subsidiaries’ 2019 annual reports for his review. Shortly thereafter, Aquarion provided NESC with an initial due diligence request list. A subsequent virtual meeting was held among Donald Vaughan, Donald Morrissey, Nick LaChance and Adam Simonsen, the Director of Business Development of Aquarion, to discuss the due diligence request list. Subsequently, the group had a series of phone calls and email exchanges relative to the due diligence request list. Aquarion indicated that before investing significant time and money in evaluating NESC and the risks and benefits of a potential combination, it would insist upon an exclusivity agreement for a limited period of time to complete its due diligence. Following discussions, an exclusivity period extending to October 30, 2020 was agreed upon and on September 1, 2020, a non-disclosure and exclusivity agreement was executed.
In early September, Donald Vaughan and Nick LaChance gave tours of NESC-owned systems and properties during non-business hours to Mr. Morrissey, Mr. Simonsen and other Aquarion representatives. Throughout September, the group held due diligence calls and meetings, and an additional round of follow up due diligence requests was received by NESC from Aquarion on September 25, 2020.
On October 10, 2020, the board of NESC held a special board meeting to update the board regarding the discussions and due diligence and to consider the potential sale of NESC and to evaluate the risks of remaining independent. The board was presented with a presentation outlining a potential combination with Aquarion and an overview of Aquarion. The board supported the initiative to further explore a potential transaction with Aquarion.
On October 15, 2020, Donald Morrissey sent Nick LaChance and Donald Vaughan a term sheet outlining Aquarion’s thoughts regarding the potential structure of a transaction. On October 22, 2020, Mr. Morrissey sent Mr. Vaughan and Mr. LaChance a proposed non-binding memorandum outlining the structure and principal terms of a potential combination and a summary of a proposed employment agreement for Mr. LaChance.
On October 27, 2020, Aquarion provided NESC with a revised memorandum, which included a proposed project timeline, proposed employment terms for each of Mr. LaChance and Robert Gallo, NESC’s Vice President of Engineering, and a letter outlining payment of health insurance for Mr. Vaughan. The revised memorandum proposed a combination between Aquarion and NESC in which shareholders of NESC would receive 0.49393 Eversource common shares for each of their shares of NESC common stock, valued at approximately $45.57 per share of NESC common stock, based upon a per share value of Eversource common shares of $92.26. The memorandum further proposed the retention of all NESC employees, including employment commitments for NESC’s executive team. The group had a subsequent call that afternoon to discuss proposed terms of the transaction and documents related thereto.
On October 29, 2020, the board held a special board meeting to review and discuss the proposed terms of a potential combination proposed by Aquarion. The board discussed the non-binding memorandum and authorized Mr. Vaughan to execute such document on behalf of NESC. The board also discussed the proposals of Aquarion with respect to various officers of NESC. The board also directed Mr. Vaughan and Mr. LaChance to retain legal counsel to represent NESC in its exploration of the potential combination.
On October 30, 2020, NESC and Aquarion executed the non-binding memorandum of understanding proposed by Aquarion on October 27, 2020.
On November 10, 2020, NESC engaged CFM as its legal counsel.
On November 19, 2020, representatives from Ropes & Gray LLP sent a draft Merger Agreement to CFM.
NESC’s board met again on November 19, 2020, at which time representatives from CFM provided an overview of the terms of the proposed combination included in the draft Merger Agreement, the fiduciary duties and responsibilities of directors and management and the steps and timetable to expect relative to the project.
In mid to late November, to further assist the board in the performance of its fiduciary obligations to NESC’s stockholders, the board explored engaging an investment banking firm to assist it with assessing the fairness of the proposed price to NESC’s stockholders. Three investment banking firms entered non-disclosure agreements with NESC, and management interviewed and requested a proposal from each such firm for purposes of providing a Fairness Opinion regarding the financial terms of the proposed transaction.
On December 5, 2020, the board held a special meeting and reviewed the scope and terms of the proposals from the investment banking firms and recommendations from management and determined to engage Boenning. NESC formally engaged Boenning on December 8, 2020 to render a Fairness Opinion as to the exchange ratio in the proposed merger as contemplated by the Merger Agreement. In addition, the board voted to extend the exclusivity agreement with Aquarion in order to continue negotiations.
Due diligence, reverse due diligence and negotiations continued over the next several weeks.
On December 16, 2020, representatives from CFM sent a revised draft of the proposed Merger Agreement to Ropes & Gray LLP, which included a floating exchange ratio that would calculate the final exchange ratio based on a weighted-average calculation of the trading price of Eversource common shares over a time period beginning 30 days prior to the closing date of the merger, included permission for NESC to continue to pay dividends to its stockholders between signing and closing, proposed the reverse termination fee of $500,000 and reduced the proposed termination fee in the Aquarion draft of the Merger Agreement from $3.0 million to $1.25 million. In addition, NESC requested a “go-shop” provision that would permit NESC to solicit offers to acquire the company after execution of the Merger Agreement.
On December 17, 2020, representatives from Ropes & Gray LLP sent a revised draft of the proposed Merger Agreement to CFM, which reflected a fixed exchange ratio, provided for employment of all NESC employees with a base salary no less favorable than the employee’s current base salary, rejecting the “go-shop” provision and proposing a $3.0 million termination fee.
NESC and Aquarion, with their legal advisors, continued to negotiate the terms of the proposed combination throughout the remainder of December and into January. Among the items negotiated were the purchase price, potential price protection mechanism, the ability of NESC to continue to pay dividends pending the closing of the transaction, the amount of the break-up fee, and the retention of all employees following the merger. NESC also prepared and distributed disclosure schedules listing certain supplemental information and exceptions to the representations and warranties contained in the Merger Agreement.
On December 21, 2020, the NESC board convened a special meeting with legal counsel, who provided an update on the negotiations. The board expressed concern regarding a fixed exchange ratio. The board discussed the benefits of price protection, including the floating exchange ratio in the draft Merger Agreement provided to Aquarion on December 16, 2020.
On December 21, 2020, NESC and Aquarion executed an amendment to the September 1, 2020 non-disclosure and exclusivity agreement to extend the exclusivity period between the parties until February 1, 2021.
At the end of December an early January, representatives from Ropes & Gray LLP and CFM continued negotiations of the open points in the proposed Merger Agreement, including the potential “go-shop” provision, the size of the termination fee, the ability of NESC to pay dividends after signing the Merger Agreement, and the size of the proposed dividends, and protections for NESC’s employees after a closing.
At a special board meeting on January 18, 2021, management and its advisors updated the board with regard to open items relating to the Merger Agreement, which the board then discussed.
Between January 21, 2021 and early February, representatives from Ropes & Gray LLP and CFM exchanged revised drafts of the proposed Merger Agreement, which included agreement on substantive open issues including the termination fee, reverse termination fee, treatment of employees after the closing and the ability of NESC to pay dividends between signing and closing. In addition, NESC and its advisors conducted due diligence of Aquarion, interviewed Aquarion’s executive management team and evaluated the quality of Aquarion’s consideration, which consisted of Eversource common shares.
On January 28, 2021, NESC and Aquarion executed an amendment to the September 1, 2020 non-disclosure and exclusivity agreement to extend the exclusivity period between the parties until March 3, 2021
Between mid-February and early March, NESC and Aquarion continued to discuss open points on the potential transaction, including the exchange ratio and the overall timing of a transaction through expected closing. On February 23, 2021, NESC and Aquarion executed an amendment to the September 1, 2020 non-disclosure and exclusivity agreement to extend the exclusivity period between the parties until March 5, 2021.

The NESC board met again on March 4, 2021 to discuss the status of negotiations. The board discussed the value of Eversource common shares that NESC’s stockholders would receive as merger consideration in the transaction and the need for further reverse due diligence. The board again expressed its desire to provide the NESC stockholders greater value, including potentially through price protection. The board voted to extend the exclusivity agreement for one or more periods of time for up to forty-five days in the aggregate, which had been scheduled to expire on March 5th, and directed management to further engage in negotiations as deemed appropriate to achieve more favorable terms.
The NESC board held further discussions on March 7, 2021 at which time the directors had lengthy discussions on various positions NESC should take, including halting negotiations. After much discussion, the board determined the extension of exclusivity should end on March 19, 2021 while management and advisors negotiated the exchange ratio and resolved other concerns of the board. The board also discussed alternative strategies in the event that negotiations did not resume or did not result in an outcome that addressed the board’s concerns.
On March 9, 2021, NESC and Aquarion executed an amendment to the September 1, 2020 non-disclosure and exclusivity agreement to extend the exclusivity period between the parties until March 19, 2021.
During the month of March, several drafts of a Merger Agreement were exchanged. While agreement was reached with respect to most issues and terms, the issue of price protection remained an impediment to reaching final agreement. NESC proposed an increased fixed exchange ratio, which led to a counterproposal from Aquarion on the proposed fixed exchange ratio.
On March 26, 2021, NESC and Aquarion executed an amendment to the September 1, 2020 non-disclosure and exclusivity agreement to extend the exclusivity period between the parties until April 9, 2021.
Aquarion and NESC continued to exchange proposals and on March 26, 2021, the parties agreed to an exchange ratio of 0.51208. Between March 26, 2021 and April 7, 2021, the parties finalized negotiations on the voting agreements and employment agreements, the Merger Agreement and disclosure schedules.
On the afternoon of April 7, 2021, the board of NESC convened a meeting at which time the board engaged in a detailed and extensive discussion of the Merger Agreement, which the board had previously reviewed in draft forms. Boenning presented its financial analysis to the board and rendered its written Fairness Opinion, which stated that the merger consideration is fair, from a financial point of view, to the NESC’s stockholders. CFM discussed again the fiduciary obligations of the NESC’s directors in considering a sale or merger of NESC and answered director questions on the topic. CFM also provided a comprehensive review of the proposed Merger Agreement. Various provisions of the Merger Agreement were discussed and director questions regarding the Merger Agreement were asked and answered. Following substantial discussion and having given due consideration to all relevant factors, including without limitation the long- and short-term effects on NESC’s stockholders, customers, and employees, and on the communities served by NESC and its subsidiaries, the independent members of the board followed by the full board, unanimously voted to enter into the Merger Agreement with Aquarion on terms reflected in the Merger Agreement.
Thereafter on the evening of April 7, 2021, the parties executed and delivered the Merger Agreement and ancillary documents. A joint press release announcing the approval, adoption, and execution of the Merger Agreement was then issued prior to opening of securities markets on the morning of April 8, 2021.
NESC Board Recommendation and Its Reasons for the Merger
The terms of the Merger Agreement were the result of arm’s-length negotiations between the parties. NESC’s board of directors considered economic, financial and legal factors in reaching its conclusion to approve and recommend the transaction. In reaching its decision to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement and recommend its approval to NESC’s stockholders, NESC’s board of directors consulted with senior management, investment bankers and legal counsel, and considered numerous factors, including, principally, the following factors. Such factors are not presented in order of priority and NESC’s board did not assign relative or specific weights to such factors.

Please also note that the following factors considered by NESC’s board of directors are not intended to be exhaustive, but includes material factors considered by NESC’s board.
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its belief that the financial terms of the acquisition, including the exchange ratio set forth in the Merger Agreement, are fair to and in the best interest of NESC’s stockholders;

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the reasonable reliance of NESC’s board on the Fairness Opinion rendered by Boenning that the exchange ratio in the proposed merger is fair from a financial standpoint. Such Fairness Opinion is attached as Annex D hereto;

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its belief that the merger was more favorable to NESC’s stockholders than the other alternatives reasonably available to NESC and its stockholders, including the form and amount of the merger consideration and the alternative of remaining as a stand-alone, independent company;

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the existence of an active trading market for the merger consideration, which is presently unavailable for NESC common stock and which provides NESC stockholders the opportunity to choose between liquidity in their investment and the opportunity to participate in the future growth of the combined entity;

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the consistent and increased dividend that NESC stockholders will be eligible to receive following the merger upon becoming shareholders of Eversource;

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available current and historical information regarding the strength and diversification of the businesses, operations, earnings, financial condition and management of Aquarion and its affiliates, and NESC’s comparative prospects if it were to remain a stand-alone, independent company;

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the financial and business prospects of Aquarion and its affiliates as a result of it becoming a larger, combined operating entity, including providing NESC and its operations an opportunity to realize economies of scale and to increase operational efficiencies, and the resulting benefit for the current NESC stockholders who receive merger consideration;

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the organizational structure of Aquarion, its Connecticut-based board of directors and the relative financial strength of Aquarion and its affiliates as a merger partner, along with revenue expectations over the near and long term;

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that as a result of the merger, NESC’s customers will benefit from Aquarion’s access to the funds needed for infrastructure improvements necessary to maintain water quality and enhance the reliability of the water system;

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the proximity of Aquarion’s and NESC’s respective service areas and Aquarion’s historical record of operations in the three states in which the NESC’s subsidiaries operate and Aquarion’s commitment to service with respect to the communities in which it operates;

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Aquarion’s record as an outstanding employer for its employees;

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Aquarion’s agreement to retain all of NESC’s employees and to enable them to continue to work at their current locations for at least one year after consummation of the merger;

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NESC’s belief that Aquarion is a high quality water supply company with a compatible business culture and common values with respect to customer service and increasing stockholder value and the treatment of employees;

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that the transaction is intended to qualify as a tax-deferred “reorganization” within the meaning of Section 368(a) of the Code and that NESC stockholders’ receipt of the merger consideration in the form of Eversource common shares is not expected to be taxable to them as described more fully under “Material U.S. Federal Income Tax Consequences” at page 76;

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the assessment of NESC’s board of the likelihood that the merger would be completed in a reasonable timeframe without unreasonable regulatory conditions or delays;

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the assessment of NESC’s board of the ability of Aquarion’s management team to successfully integrate and operate the business of the combined company after the merger; and

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the reasonable amount of the termination fee payable to NESC by Aquarion in the event that the Merger Agreement were to be terminated under certain circumstances.

NESC’s board believes the factors listed above outweigh any potential adverse consequences of the proposed merger including:
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the agreements entered into between Aquarion and certain of NESC’s officers, which are described in “Interests of NESC Directors and Officers in the Merger” on page 38;

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the restrictions that the Merger Agreement imposes on NESC with regard to soliciting competing proposals and the fact that NESC might be obligated to pay a termination fee to Aquarion under certain circumstances;

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the fact that the market value of the merger consideration to be received by NESC stockholder in exchange for their shares of NESC common stock will be in the form of Eversource common shares and the market value of such shares will fluctuate;

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the risk that the transactions contemplated by the Merger Agreement might not be consummated due to failure to satisfy the closing conditions set forth therein, some of which are outside of NESC’s control (including, without limitation, the receipt of regulatory approvals);

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the fact that NESC’s officers and employees will have to focus extensively on actions required to complete the merger, which could divert their attention from NESC’s business, and that NESC could incur substantial transaction costs even if the merger is not consummated; and

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that while the merger is pending, NESC will be subject to restrictions on how it conducts business that could delay or prevent NESC from pursuing other business opportunities or preclude it from taking actions that would be advisable if it were to remain independent.

Opinion of NESC’s Financial Advisor
Pursuant to an engagement letter dated December 3, 2020, NESC engaged Boenning to provide an opinion to the NESC board as to the fairness, from a financial point of view, to the holders of shares of issued and outstanding NESC common stock (other than dissenting shares) of the exchange ratio in the proposed merger contemplated by the Merger Agreement.
At the meeting of the NESC board on April 7, 2021, Boenning rendered its oral opinion to the NESC board, which was subsequently confirmed in writing by delivery of Boenning’s written opinion, dated the same date, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of shares of issued and outstanding NESC common stock (other than dissenting shares).
The description of the Fairness Opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex D to this proxy statement/prospectus, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Boenning in preparing the Fairness Opinion. You are urged to read the Fairness Opinion in its entirety. Boenning’s Fairness Opinion speaks only as of its date. The Fairness Opinion was addressed solely to the NESC board (in its capacity as such) in connection with and for the sole purposes of its evaluation of the exchange ratio in the proposed merger and did not address any other aspect of the proposed merger. The Fairness Opinion addressed only the fairness, from a financial point of view, of the exchange ratio in the proposed merger to the holders of shares of issued and outstanding NESC common stock (other than dissenting shares). It did not address the underlying business decision of the NESC board, NESC, or the NESC’s executives to proceed with the proposed merger or enter into the Merger Agreement or constitute a recommendation to the NESC board in connection with the proposed merger, and it does not constitute a recommendation to any stockholder of NESC as to how such stockholder should act or vote with respect to the merger or any other matter, nor does it constitute a recommendation as to whether or not any stockholder should enter into a voting, stockholders’, affiliates’ or other agreement with respect to the proposed merger or exercise any appraisal rights that may be available to the stockholder.
In arriving at its opinion, Boenning, among other things:
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reviewed a draft of the Merger Agreement dated March 29, 2021;

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reviewed certain publicly available business and financial information relating to NESC, Aquarion and Eversource that Boenning deemed to be relevant;

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reviewed certain other financial information furnished to it by NESC, Aquarion and Eversource and certain of their representatives and advisors, including certain internal financial analyses, and financial projections of NESC prepared by NESC management for the years ending December 31, 2021 through December 31, 2025 (the “NESC Management Projections”);

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held telephonic discussions with the chairman of the NESC board; certain members of NESC’s, Aquarion’s and Eversource’s senior management; and certain of their respective representatives and advisors regarding the business, operations, financial condition and prospects of NESC, Aquarion and Eversource including recent financial performance, the terms of the proposed merger, and related matters;

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reviewed the current and historical stock market price performance and trading history for the NESC’s and Eversource’s publicly traded common equity, and the current and historical stock market price performance and trading history of the publicly traded securities of certain other companies that Boenning deemed to be relevant;

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reviewed the valuation of NESC implied by the exchange ratio;

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compared the proposed financial terms of the proposed merger with publicly available financial terms of certain comparable water utility company mergers and acquisitions that Boenning deemed relevant;

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reviewed a certificate dated April 7, 2021 from the management of NESC as to historical financial statements for the NESC, financial projections for NESC prepared by NESC management, and other information regarding NESC;

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reviewed the premiums paid in selected acquisition transactions of publicly traded companies; and

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conducted such other financial analyses, studies, investigations and inquiries and considered such other information and factors as Boenning deemed appropriate.

In conducting its review and arriving at its opinion, Boenning relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Boenning by the NESC, Aquarion and Eversource or otherwise reviewed by Boenning. Boenning did not independently verify any such information or its accuracy or completeness, and pursuant to its engagement letter with the NESC, it did not assume any obligation to undertake any such independent verification. Boenning further relied on the assurances of management of the NESC, Aquarion and Eversource that they were not aware of any facts or circumstances that would make any of the information provided to Boenning inaccurate, incomplete or misleading. Boenning did not conduct and was not provided with any valuation or appraisal of any assets or liabilities of the NESC, Aquarion or Eversource, nor did Boenning evaluate the solvency of the NESC, Aquarion or Eversource under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on forecasts and projections provided to Boenning, Boenning assumed, at the direction of the NESC, that they were reasonably prepared based on assumptions reflecting the best currently available estimates and good faith judgments by management of the NESC as to the expected future financial performance of the NESC to which such forecasts or projections relate. Boenning expressed no view and assumed no responsibility as to such forecasts or projections or the assumptions on which they were based. Boenning also assumed that the proposed merger contemplated by the Merger Agreement will be consummated as described in the Merger Agreement and that the definitive Merger Agreement would not differ in any material respects from the draft thereof furnished to Boenning. Boenning also assumed that the representations and warranties made by the NESC, Aquarion and Eversource in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analyses, and that the parties under such agreements and documents will perform all of the covenants required to be performed by such parties under such agreements and documents, and that the conditions precedent in such agreements and documents will not be waived. Boenning is not a legal, regulatory or tax expert and has relied on the assessments made by advisors to the NESC with respect to such issues. Boenning further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger will be obtained without any adverse effect on the NESC, Aquarion or Eversource or on the contemplated benefits of the proposed merger. Boenning also assumed that the proposed merger will be treated as a tax-free reorganization for federal income tax purposes. Boenning did not conduct any valuation or appraisals of any of the NESC’s, Aquarion’s and Eversource’s intellectual property, including patents, current or pending, or other intangibles, nor were any such valuations or appraisals provided to Boenning. Boenning was not asked to and did not consider or evaluate any potential or pro forma expense savings or other financial adjustments identified or estimated by NESC, Aquarion, Eversource or any of their advisors relating to the proposed merger.
Boenning’s opinion was necessarily based on market, economic, financial and other conditions as in effect on, and the information made available to Boenning as of, the date of such opinion. The Fairness Opinion noted that subsequent developments may affect Boenning’s opinion, and that Boenning does not have any obligation to update, revise, or reaffirm such opinion. The Fairness Opinion is limited to the fairness, from a financial point of view, of the exchange ratio in the proposed merger to the holders of shares of issued and outstanding NESC common stock (other than dissenting shares), and Boenning has expressed no opinion as to the fairness of any consideration paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of the NESC or Eversource or as to the underlying decision by NESC to engage in the proposed merger. Furthermore, Boenning expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed merger, or any class of such persons relative to the consideration to be received by the holders of NESC common stock in the proposed merger or with respect to the fairness of any such compensation. Boenning expressed no opinion as to what the value of Eversource common shares actually will be when issued to the holders of NESC common stock pursuant to the Merger Agreement or the prices at which the NESC’s securities or Eversource’s securities may trade at any time. The Fairness Opinion was approved by Boenning’s fairness opinion committee.
The terms of the Merger Agreement, including the exchange ratio, were determined through arm’s length negotiations between the NESC, Aquarion and Eversource, and the decision to enter into the Merger Agreement was solely that of the Board. Boenning’s opinion and financial analyses were only some of the many factors considered by the Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Board or NESC’s management with respect to the proposed merger or the exchange ratio.
In preparing the Fairness Opinion, Boenning performed a variety of analyses, including those described below. The following is a summary of the material financial analyses prepared by Boenning and reviewed by the Board in connection with the Fairness Opinion. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Boenning, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Boenning. Boenning may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Boenning’s view of the actual value of NESC. Some of the summaries of the financial analyses set forth below include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses performed by Boenning, the tables must be read together with the full text of each summary. Considering the data set forth in the discussion below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Boenning’s analyses and the Fairness Opinion. In performing its analyses, Boenning made numerous assumptions with respect to NESC, general business and economic conditions and other matters, many of which are beyond the control of NESC or any other parties to the Merger Agreement. Boenning assumes no responsibility if future results are materially different from those discussed or assumed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of NESC do not purport to be appraisals or reflect the prices at which NESC may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 7, 2021 and is not necessarily indicative of current market conditions.
Guideline Companies Multiples Analysis
Boenning reviewed certain data for selected companies with publicly traded equity securities that Boenning deemed relevant. None of the selected companies used in Boenning’s analyses is identical or directly comparable to NESC, Aquarion or Eversource. The selected companies were selected by Boenning, based on Boenning’s experience and professional judgement and because they are U.S. investor-owned public regulated water utilities or U.S. investor-owned public regulated electric utilities, and were deemed by Boenning to be similar to NESC and Eversource in one or more respects, including, among other things, services offered, customers, end-markets and financial performance.
For NESC, the selected companies (“Company Guideline Companies”) were:
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California Water Service Group

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American States Water Company

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SJW Group

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Middlesex Water Company

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The York Water Company

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Global Water Resources, Inc.

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Artesian Resources Corporation

Boenning reviewed certain trading multiples for the Company Guideline Companies as of April 7, 2021 as reported by S&P Global Market Intelligence, a recognized independent market data and financial database, including:
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Enterprise value (“EV”), calculated as the reported equity market capitalization plus the book value of total debt, preferred equity, and minority interest, less cash and cash equivalents, as a multiple of (i) the last-twelve-months (“LTM”) revenue (“EV/Revenue”), (ii) LTM earnings before interest, taxes, and depreciation and amortization (“EBITDA”) (“EV/EBITDA”) and (iii) the number of customers, as of December 31, 2020, (“EV/Customers”); and

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Multiples of closing share price (“Price”) to (i) LTM earnings per share (“Earnings”) (“Price/Earnings”) and (ii) book value per share for the most recent quarter reported (“Book”) (“Price/Book”).

The quoted price for one share of publicly traded stock theoretically reflects a minority interest. Accordingly, Boenning applied a control premium (which was derived using the median of the one day, one week and one month prior premium paid from Boenning’s premiums paid analysis described below) to the trading multiples of the Company Guideline Companies to estimate theoretical change-in-control multiples. To account for the significantly larger size of the Company Guideline Companies as compared to NESC, Boenning also applied a per company, size discount. The size discount was derived using a market approach methodology utilizing each company’s market capitalization relative to NESC’s. In addition, Boenning reviewed NESC’s relative operating underperformance compared to the Company Guideline Companies and took this into account in the multiples selected in this analysis.
These adjusted, selected multiples were then utilized in the analysis. The following table sets forth the minimum, median, and maximum multiples indicated by this analysis.
	Company Guideline Companies
	EV/ Customers	EV/ Revenue	Price/ EBITDA	Price/ Earnings	Price/ Book
Minimum	$4,170	4.42x	12.54x	22.21x	1.98x
Median	$7,239	5.31x	13.87x	28.63x	2.41x
Maximum	$9,596	6.34x	17.79x	30.66x	3.29x
Applying the foregoing ranges of EV/Customers, EV/Revenue, EV/EBITDA, Price/Earnings and Price/Book multiples to NESC’s LTM financial results as of December 31, 2020, Boenning derived the following high/low ranges (based on the 1st and 3rd quartile of the data reviewed) of implied equity values per share of NESC common stock:

	Range of Implied Equity Values Per Share			Range of Implied Equity Values Per Share
	Low	High		Low	High
EV/Customers	$35.72	$94.47	Price/Earnings	$27.52	$37.98
EV/Revenue	$29.36	$46.15	Price/Book	$37.09	$61.77
EV/EBITDA	$29.12	$45.23
The implied price per share reference ranges were then compared to the offer price of $44.86 per share of NESC common stock implied by the exchange ratio.
For Eversource, the selected companies (“Eversource Guideline Companies”) were:
Dominion Energy, Inc.	Consolidated Edison, Inc.	CMS Energy Corporation
American Electric Power Company, Inc.	PG&E Corporation	Alliant Energy Corporation
Sempra Energy	Edison International	CenterPoint Energy, Inc.
Xcel Energy Inc.	PPL Corporation	NiSource Inc.
Public Service Enterprise Group Incorporated	FirstEnergy Corp.	Pinnacle West Capital Corporation
WEC Energy Group, Inc.	Ameren Corporation
DTE Energy Company	Entergy Corporation
Boenning reviewed certain trading multiples for the Eversource Guideline Companies as of April 7, 2021 as reported by S&P Global Market Intelligence, a recognized independent market data and financial database, including:
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EV/Revenue and EV/EBITDA multiples; and

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Price/Earnings, Price to 2021 earnings per share (“‘21 Earnings”) (“Price/’21 Earnings”) and Price/Book multiples.

The following table sets forth the first quartile, median, and third quartile multiples indicated by this analysis.
Eversource Guideline Companies
	EV/ Revenue	EV/ EBITDA	Price/ Earnings	Price/ ‘21 Earnings	Price/ Book
1st Quartile	4.02x	11.26x	18.42x	16.53x	1.77x
Median	4.99x	12.79x	21.20x	17.81x	2.09x
3rd Quartile	5.96x	13.62x	23.52x	20.42x	2.45x
Boenning considered these multiples in comparison to those of Eversource’s (as of April 7, 2021), which were 5.41x for EV/Revenue, 15.51x for EV/EBITDA, 24.68x for Price/Earnings, 22.59x for Price/’21 Earnings and 2.14x for Price/Book.
Boenning reviewed the 52-week trading range of Eversource common share prices for the period ending April 7, 2021, which was $75.06 to $96.66 per share, and compared it to the closing price per share of Eversource common shares of $87.60 on April 7, 2021. Additionally, Boenning reviewed equity analyst reports published after Eversource’s 2020 earnings results were released on February 17, 2021 indicating a target price per share range for Eversource’s common shares of $81.00 to $102.00, with a median target price of $93.00, as well as Eversource’s common shares closing price of $87.59 on April 7, 2021. The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices, and these estimates are subject to uncertainties, including the future financial performance of Eversource and future financial market conditions.
Boenning noted that the foregoing factors regarding Eversource were presented merely for reference purposes only, and were not relied upon for valuation purposes.

Guideline Transactions Analysis
Boenning reviewed and analyzed publicly available information related to regulated water utilities transactions and reports by S&P Global Market Intelligence, a recognized independent market data and financial database, and selected the following transactions with disclosed transaction values that Boenning, based on its experience and professional judgment, deemed may have some relevancy, in certain respects, as a guideline of value (“Guideline Transactions”):
Acquirer Company	Company Acquired	Date Announced
Essential Utilities	East Whiteland Twp	1/13/2021
American Water Works Co.	Brentwood Borough Wastewater	12/8/2020
Liberty Utilities Co.	Bolviar, MO Water and Sewer Systems	8/20/2020
American Water	Jerseyville, IL	12/19/2019
American Water	Valley Township	12/18/2019
American Water Works Co.	Hillview Water Company	8/5/2019
Essential Utilities	City of Campbell Water System	8/5/2019
Essential Utilities	East Norriton Township	11/5/2018
Essential Utilities	Cheltenham Township WW System	7/2/2018
American Water Works Co.	Exeter Township WW System	5/30/2018
Suez North America	Township of Mahoning System	10/16/2017
American Water Works Co.	Fruitridge Vista Water Company	4/27/2017
Connecticut Water Services	The Avon Water Company	4/12/2017
American Water Works Co.	Shorelands Water Co. Inc.	8/3/2016
None of the selected Guideline Transactions (or related companies) reviewed was identical or directly comparable to NESC, Aquarion, Eversource or the proposed merger. However, the selected Guideline Transactions were chosen because certain aspects of the transactions, for purposes of Boenning’s analysis and based on Boenning’s experience and professional judgment, may be considered similar to NESC, Aquarion, Eversource or the proposed merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the Guideline Transactions differently than they would affect the proposed merger.
Of the selected Guideline Transactions, four disclosed implied EV/Revenue multiples and six disclosed implied EV/EBITDA multiples. In addition, Boenning also reviewed the implied EV/Customers multiples of the water utility acquired, as these metrics are more widely reported for announced transactions. The following table sets forth the first quartile, median, and third quartile multiples indicated by this analysis.
	Guideline Transactions
	EV/Customers	EV/Revenue	EV/EBITDA
1st Quartile	$4,263	5.28x	12.47x
Median	$4,780	5.87x	16.50x
3rd Quartile	$6,373	7.85x	19.88x
Applying the foregoing ranges of EV/Customers, EV/Revenue and EV/EBITDA multiples to NESC’s LTM financial results as of December 31, 2020, Boenning derived the following ranges of implied equity values per share of NESC common stock:
	Range of Implied Equity Values Per Share
	Low	High
EV/Customers	$36.73	$59.58

	Range of Implied Equity Values Per Share
	Low	High
EV/Revenue	$36.82	$59.35
EV/EBITDA	$28.88	$51.66
The implied price per share reference ranges were then compared to the offer price of $44.86 per share of NESC common stock implied by the exchange ratio.
Premiums Paid Analysis
Boenning reviewed publicly available information related to selected U.S.-based announced transactions with change-in-control and premiums paid data for publicly traded target companies. Boenning identified three groups: (i) transactions in the last twelve months from all industries (“All Deals”) with transaction values less than $500 million, (ii) transactions in the last three years in the overall utilities sector (as defined by S&P Global Market Intelligence) (“All Utilities”), and (iii) transactions involving water utility targets (“Water Utilities”). Announced transactions included transactions that were still pending or that were closed.
Based on Boenning’s experience and professional judgment, Boenning used the low to high range of premiums paid for the All Utilities and Water Utilities groups because each of these groups had relatively fewer constituents, and Boenning used the 25th to 75th quartiles of premiums paid for the All Deals group. Applying the foregoing ranges of premiums paid to NESC’s closing stock price for the applicable dates, Boenning derived the following ranges of implied equity values per share of NESC common stock:
	Company Stock Price	Equity Values Per Share
		Low	High
All Deals One Day Prior	$23.00	$28.16	$38.27
All Utilities One Day Prior	$23.00	$25.29	$34.60
Water Utilities One Day Prior	$23.00	$27.34	$35.79
All Deals One Month Prior	$23.00	$29.07	$38.88
All Utilities One Month Prior	$23.00	$28.99	$37.65
Water Utilities One Month Prior	$23.00	$28.03	$41.75
The implied price per share reference ranges were then compared to the offer price of $44.86 per share of NESC common stock implied by the exchange ratio. The implied offer price per share of $44.86 represented a 95% premium to the per share price for NESC common stock as of April 7, 2021.
Present Value Analysis
Boenning utilized certain financial estimates and projections prepared by NESC’s management for the calendar years 2021 through 2025 to perform the present value analysis. In conducting this analysis, Boenning assumed that NESC would perform in accordance with the management’s estimates and projections. NESC does not prepare consolidated, GAAP financial projections as part of its ordinary course budgeting or planning process. Accordingly, Boenning was unable to assess the historical accuracy of previously prepared multi-year financial forecasts when reviewing the estimates and projections provided by NESC. Boenning expresses no opinion and assumes no responsibility as to any financial projections or estimates provided to it or the assumptions on which they are based.
Boenning performed a present value analysis to estimate a range for the implied equity value of NESC. In this analysis, the future cash flows were derived from NESC’s management’s earnings per share and dividend per share estimates and projections, and discounted back. Cash flows included NESC’s estimated and projected cash dividends. The range of price to earnings multiples used to determine possible future stock prices was 20.0x to 28.0x, with a midpoint of 24.0x, which was selected based on Boenning’s experience and professional judgment and based on NESC’s relative operating underperformance and smaller size compared to the Company Guideline Companies, and NESC’s December 31, 2020 price to earnings multiple of 18.6x. The discount rates applied ranged from 8.5% to 10.5% based on an analysis of the weighted average cost of capital of NESC using the capital asset pricing model and also based on considerations that Boenning deemed relevant in its experience and professional judgement.
The present value analysis resulted in a range of implied values per share of the NESC common stock of $25.63 per share to $37.88 per share with a midpoint of $31.50 per share. The implied price per share reference range was then compared to the offer price of $44.86 per share of NESC common stock implied by the exchange ratio.
52-Week Historical Trading Range
Boenning reviewed the 52-week trading range of the NESC common stock prices for the period ending April 7, 2021, which was $21.50 to $23.75 per share, and compared it to the closing price per share of NESC common stock of $23.00 as of April 7, 2021 and the offer price of $44.86 per share of NESC common stock implied by the exchange ratio. Boenning noted that the historical trading range was presented merely for reference purposes only and was not relied upon for valuation purposes.
Other Matters
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented to the Board by Boenning. The preparation of a Fairness Opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Boenning believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and the Fairness Opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Boenning with respect to the actual value of NESC. The order of analyses described does not represent the relative importance or weight given to those analyses by Boenning. In arriving at its opinion, Boenning did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, Boenning considered the totality of the factors and analyses performed in connection with the Fairness Opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Boenning are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Boenning’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold.
As a part of its investment banking business, Boenning and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Boenning did not act as the financial advisor to NESC in connection with the proposed merger but provided an opinion to the NESC board as to the fairness, from a financial point of view, of the exchange ratio to the holders of shares of issued and outstanding NESC common stock (other than dissenting shares) on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with NESC. More specifically, Boenning was not requested to, and did not, (i) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the proposed merger, the securities, assets, businesses or operations of NESC or any other party, or any alternatives to the proposed merger, (ii) negotiate the terms of the proposed merger, or (iii) advise the Board or any other party with respect to alternatives to the proposed merger. Boenning assumed that the terms of the proposed merger were the most beneficial terms, from the perspective of the holders of NESC common stock (other than dissenting shares), that could, under the circumstances, be negotiated among the parties to the proposed merger.

In connection with Boenning’s services in delivering the Fairness Opinion to the board, NESC paid Boenning an aggregate fee of approximately $155,000 which was not contingent upon the conclusion expressed in the Fairness Opinion or the consummation of the proposed merger. In addition, NESC has agreed to reimburse certain of Boenning’s expenses arising, and to indemnify Boenning against certain liabilities that may arise, out of Boenning’s engagement.
Boenning has provided no investment banking services to NESC, Aquarion or Eversource during the past two years in which compensation was received or was intended to be received. Boenning may provide services to Aquarion or Eversource in the future (and/or to NESC if the proposed merger is not consummated), although as of the date of the Fairness Opinion, there was no agreement to do so nor any mutual understanding that such services were contemplated. In the ordinary course of their businesses, Boenning and its affiliates may actively trade the debt and equity securities of NESC or Eversource for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.
Certain Unaudited Prospective Financial Information
NESC does not, as a matter of course, make public projections as to future performance due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. However, NESC is including in this proxy statement/prospectus the NESC Management Projections on a standalone basis, without giving effect to the merger, which were discussed with Boenning and Aquarion in connection with the merger.
Specifically, for purposes of the financial analyses performed in connection with Boenning’s opinion and summarized under the section entitled “Opinion of NESC’s Financial Advisor” above, NESC discussed with Boenning, and Boenning used, NESC management’s internal financial forecasts and projections, including earnings and dividend per share estimates for the years ended December 31, 2021 through 2025. The following table presents unaudited prospective earnings per share estimates for NESC for the years ended December 31, 2021 through 2025, and estimated dividends per share for NESC for the years ended December 31, 2021 through 2025, used by Boenning as described above.
	Year Ended December 31,
	2021	2022	2023	2024	2025
Earnings per share	$1.34	$1.46	$1.58	$1.72	$1.86
Dividends per share	$0.76	$0.78	$0.80	$0.82	$0.84
The inclusion of any unaudited prospective financial information for NESC should not be regarded as an indication that any of NESC, Boenning, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, and it should not be relied on as such. This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to NESC’s respective businesses, all of which are difficult to predict and many of which are beyond NESC’s control. In the view of NESC’s management, prospective financial information was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of NESC management’s knowledge and belief, the expected course of action and the expected future financial performance of NESC.
The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. NESC cannot give any assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth above, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include risks and uncertainties relating to NESC’s respective businesses, assumptions regarding the ongoing COIVD-19 pandemic, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules.
The unaudited prospective financial information appearing above was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither PKF O’Connor Davies LLP, NESC’s current independent registered public accounting firm, nor Deloitte & Touche LLP, Eversource’s current independent registered public accounting firm, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.
Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. NESC cannot give any assurance that, had the unaudited prospective financial information been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. NESC does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.
The unaudited prospective financial information does not take into account the possible financial and other effects on NESC of the merger. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the merger, the effect on NESC of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on NESC of any possible failure of the merger to occur. None of NESC, Boenning, or their respective representatives has made, makes or is authorized in the future to make any representation to any shareholder of NESC or other person regarding NESC’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved. The unaudited prospective financial information of NESC included above is included in this proxy statement/prospectus because it was made available by NESC to Boenning in connection with the merger.
Eversource does not as a matter of course make public projections as to future sales, earnings, or other results and has made no such projections available in this proxy statement/prospectus. The prospective financial information set forth below to present the prospective earnings per share estimates for NESC was prepared solely by NESC, was not reviewed by Eversource and should not be relied upon. Neither Eversource nor its independent registered public accounting firm have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
Tax Consequences of the Transaction
The material U.S. federal income tax considerations that may be relevant to you in respect of the merger are discussed in more detail in the section titled “Material U.S. Federal Income Tax Consequences” beginning on page 76. The discussion of the U.S. federal income tax consequences contained in this proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all of the U.S. federal income tax considerations that are applicable to you in respect of the merger, nor does it address any tax considerations arising under U.S. state or local or non-U.S. tax laws.
Interests of NESC Directors and Officers in the Merger
NESC’s executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of other NESC stockholders generally. NESC’s board of directors was aware of these interests and considered them, among other matters, when it adopted the Merger Agreement.

Employment Letter Agreement with Nicholas LaChance
Aquarion and Nicholas LaChance, the President and Chief Executive Officer of NESC, have entered into an employment letter agreement pursuant to which Mr. LaChance, contingent upon the consummation of the merger, will serve as the Director, Business Development of Aquarion for a period of at least three years from the effective date of the merger, unless terminated sooner for cause. In addition to his salary, he will also be eligible for a full range of benefits, including annual merit increases and other employment benefits generally consistent in the aggregate with those that were in effect at NESC as of the date of the Merger Agreement. In addition, Mr. LaChance will receive use of a company-owned vehicle at no cost to him. Aquarion has also agreed to continue to reimburse Mr. LaChance for the premium paid to maintain the term life insurance policy on his life.
Continuation of Insurance for Donald Vaughan
Aquarion and Donald Vaughan, Chairman and Vice President of Operations of NESC, have entered into a letter agreement pursuant to which upon the effective time of the merger, Aquarion will provide Mr. Vaughan for life with an annual subsidy payment in an amount sufficient to maintain a Medicare supplemental Plan and a MedicareRX Preferred supplement or their equivalent.
Employment Letter Agreement with Sheryl Fairchild
Aquarion and Sheryl Fairchild, the Treasurer of NESC, have entered into an employment letter agreement pursuant to which Ms. Fairchild, contingent upon the consummation of the merger, will be employed by Aquarion for a period of at least two years from the effective date of the merger, unless terminated sooner for cause. In addition to her salary, Ms. Fairchild will also be eligible for a full range of benefits, including annual merit increases and other employment benefits generally consistent in the aggregate with those that were in effect at NESC as of the date of the Merger Agreement.
Employment Letter Agreement with Robert Gallo
Aquarion and Robert Gallo, Vice President of Engineering of NESC, have entered into an employment letter agreement pursuant to which Mr. Gallo, contingent upon the consummation of the merger, will be employed by Aquarion for a period of at least two years from the effective date of the merger, unless terminated sooner for cause. In addition to his salary, Mr. Gallo will also be eligible for a full range of benefits, including annual merit increases and other employment benefits generally consistent in the aggregate with those that were in effect at NESC as of the date of the Merger Agreement. In addition, Mr. Gallo will receive use of a company-owned vehicle at no cost to him.
Employment Letter Agreement with Ryan Caouette
Aquarion and Ryan Caouette, the Assistant Secretary of NESC, have entered into an employment letter agreement pursuant to which Mr. Caouette, contingent upon the consummation of the merger, will be employed by Aquarion for a period of at least two years from the effective date of the merger, unless terminated sooner for cause. In addition to his salary, Mr. Caouette will also be eligible for a full range of benefits, including annual merit increases and other employment benefits generally consistent in the aggregate with those that were in effect at NESC as of the date of the Merger Agreement.
Indemnification and Insurance
The Merger Agreement provides that after the effective time of the merger, NESC, which will be the surviving company and a wholly owned subsidiary of Aquarion after the merger, will, to the fullest extent permitted under applicable law or its certificate of incorporation or bylaws, or pursuant to any applicable contract as in effect on the date of the Merger Agreement, for the period ending six years after the effective time of the merger, indemnify and hold harmless each present and former director, officer or employee of NESC against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement as incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (i) arising out of or pertaining to the transactions contemplated by the Merger Agreement or (ii) otherwise with respect to any acts or omissions occurring at or prior to the effective time of the merger; provided, however, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any such claims.
In addition, the surviving company will cause the officers and directors of NESC serving immediately prior to the effective time of the merger to be covered for a period of six years from the effective time by directors’ and officers’ liability insurance with respect to acts or omissions occurring prior to the effective time of the merger that were committed by such officers and directors in their capacity as such; provided that the annual premium in respect of such policy will not exceed 200% of the current premium for NESC’s existing directors and officers liability insurance policy.
Regulatory Approvals
Aquarion and NESC each agreed to use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the Merger Agreement.
The parties’ respective obligations to complete the merger are conditioned, among other matters, upon the absence of any law, decree, injunction or other legal restraint, prohibition or binding order of any governmental authority that restrains, prohibits or otherwise makes the merger illegal.
Appraisal Rights
NESC is incorporated as a Connecticut stock corporation. Any NESC stockholder who follows the procedures for appraisal rights set forth in the CBCA will have the right to be paid in cash the fair value of all shares of NESC common stock owned by the stockholder in accordance with the provisions of CBCA Sections 33-855 to 33-872, a copy of which is set forth in Annex B. The right to be paid the value of those shares will be a stockholder’s exclusive remedy as a holder of shares with respect to the transaction, whether or not the stockholder proceeds as provided in CBCA Sections 33-855 to 33-872.
Any NESC stockholder may elect to exercise appraisal rights by giving written notice to the NESC of the stockholder’s intent to demand payment for shares as provided in CBCA Section 33-861(a) prior to the voting of the NESC stockholders on the proposal to adopt the Merger Agreement and must not vote such shares in favor of the proposal. Notice should be sent to: New England Service Company, 37 Northwest Drive, Plainville, Connecticut 06062 Attn: Nicholas LaChance, President.
A stockholder who votes in favor of the Merger Agreement will be precluded from exercising appraisal rights. A stockholder does not have to vote NO against the NESC Merger Agreement Proposal in order to exercise appraisal rights. However, a stockholder who votes against the Merger Agreement proposal or fails to vote will be permitted to exercise appraisal rights only if all other requirements set forth herein and in Annex B are met.
A vote against the Merger Agreement proposal will not of itself satisfy the requirement that a dissenting stockholder deliver his or her written notice of intent to demand payment if the transaction is consummated, nor will such vote of itself satisfy any other notice requirement under Connecticut law with respect to appraisal rights.
A demand for payment must be executed by or for the stockholder of record fully and correctly, as the stockholder’s name appears on the share certificate. A beneficial owner of shares of NESC common stock who is not the record owner may make such demand for payment with respect to all (but not less than all) shares held on his or her behalf if the beneficial owner submits to NESC at or before the assertion of his or her appraisal rights a written consent of the record holder. A record owner, such as a broker, who holds NESC common stock for others, may make such demand for payment with respect to less than all of the shares of NESC common stock held of record by such person. In that event, the record owner must make such demand with respect to all shares owned beneficially by the same person, and must provide NESC with the name and address of each person on whose behalf such demand is being made.
If the Merger Agreement proposal is adopted, any stockholder notifying NESC of his or her intent to demand payment for his or her shares as provided in CBCA Section 33-861(a), provided none of such stockholder’s shares will have been voted in favor of the Merger Agreement proposal, may require NESC to purchase the stockholder’s shares at fair value. As provided in Section CBCA 33-862, NESC will send an appraisal notice to stockholders who have complied with CBCA Section 33-861 no later than ten days after the date the corporate action became effective, and no earlier than such date. The appraisal notice sent by NESC will supply a form for demanding payment that specifies the date of the first announcement to stockholders of the terms of the Merger Agreement (April 8, 2021); requires the stockholder asserting appraisal rights to certify whether or not such stockholder acquired beneficial ownership of the shares before that date; and requires the stockholder asserting appraisal rights to certify that the stockholder did not vote for the transaction. The appraisal notice will also state where the form must be sent; where and when share certificates must be deposited; the date by which NESC must receive the form, which date may not be fewer than 40 nor more than 60 days after the date that the written appraisal notice is sent by NESC; NESC’s estimate of the fair value of the shares; the date by which notice to withdraw under CBCA Section 33-863 must be received; and that, if requested in writing, NESC will provide the number of stockholders who demanded payment and the total number of shares owned by them. Each appraisal notice will be accompanied by a copy of CBCA Sections 33-855 to 33-872.
After a stockholder receives written appraisal notice from NESC, the stockholder must demand payment for the stockholder’s shares and certify whether the stockholder acquired beneficial ownership of the shares prior to April 8, 2021. A stockholder who demands payment will also be required to submit the certificate or certificates representing the stockholder’s shares to NESC in accordance with the terms of the appraisal notice. A stockholder’s failure to demand payment, make the required certification, or deposit his or her share certificates will terminate the stockholder’s rights under CBCA Sections 33-855 to 33-872.
If a NESC stockholder makes demand for payment and submits share certificates to NESC (or if the holder of uncertificated shares makes a demand for payment), the stockholder loses all rights as a NESC stockholder, as provided in CBCA Section 33-863(a), unless the stockholder withdraws pursuant to CBCA Section 33-863(b). Any stockholder failing to make demand as described above will be bound by the terms of the merger if it is approved.
Within 30 days after NESC receives demand for payment by a NESC stockholder, NESC will pay in cash to each stockholder who makes a proper demand for payment pursuant to CBCA Section 33-863 the amount NESC estimates to be the fair value of the stockholder’s shares, plus accrued interest as provided in CBCA Section 33-865(a). The payment by NESC will be accompanied by NESC’s balance sheet as of the fiscal year ending not more than 16 months before the date of payment; an income statement for that year; a statement of changes in stockholders’ equity for that year; the latest available interim financial statements, if any; a statement of NESC’s estimate of the fair value of the shares; a statement of the stockholder’s right to demand further payment under CBCA Section 33-868; and a copy of CBCA Sections 33-855 to 33-872.
Pursuant to CBCA Section 33-867 of the CBCA, NESC may elect to withhold payment to a stockholder who makes a demand for payment if the stockholder was not the beneficial owner of such shares before April 8, 2021. If NESC elects to withhold payment to a stockholder and the transaction is consummated, NESC will provide each such stockholder the information described in CBCA Section 33-867(b), including NESC’s estimate of the fair value of the shares. Such stockholders may accept NESC’s estimate of fair value, plus interest, in full satisfaction of their demand or may demand payment under CBCA Section 33-868.
Pursuant to CBCA Section 33-868, a dissenting NESC stockholder, paid pursuant to CBCA Section 33-865, who is dissatisfied with the amount of the payment must notify NESC in writing of the stockholder’s estimate of the fair value of the shares and demand payment of that estimate, plus interest, less any payment under CBCA Section 33-865. A stockholder offered payment under CBCA Section 33-867 who is dissatisfied with that offer must reject the offer and demand payment of the stockholder’s stated estimate of the fair value of the shares plus interest. A dissenting stockholder who is dissatisfied with the amount of the payment under CBCA Section 33-865, or the offer of payment under CBCA Section 33-867, must make a written demand for payment pursuant to CBCA Section 33-868(a) within 30 days after NESC makes or offers payment for such stockholder’s shares. Failure to make a demand within the 30-day period will be treated as a waiver of the stockholder’s right to demand payment in an amount exceeding the amount previously offered or paid by NESC.
If a stockholder’s demand for payment under CBCA Section 33-868 remains unsettled, NESC will commence a proceeding within 60 days after the receipt of the stockholder’s demand for payment and file a petition in the Hartford, Connecticut Superior Court or before any judge thereof, requesting that the fair value of the shares of such stockholder and the accrued interest thereon be found and determined as provided in CBCA Section 33-871(a). If NESC fails to timely commence such proceeding, NESC will pay each dissenting stockholder whose demand remains unsettled the amount demanded. All stockholders making demand for payment as described above, whose demands remain unsettled, wherever residing, will be made parties to the proceeding. A copy of the petition will be served on each such stockholder who is a resident of Connecticut. Non-resident dissenting stockholders may be served by registered or certified mail or by publication as provided by law. The jurisdiction of the court will be exclusive. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have such power and authority as will be specified in the order of their appointment or an amendment thereof. Each NESC stockholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of such stockholders’ shares, plus interest, exceeds the amount paid by NESC, or for the fair value, plus accrued interest, of the after-acquired shares of such stockholders for which NESC elected to withhold payment under CBCA Section 33-867.
The costs and expenses, including the reasonable compensation and expenses of court-appointment appraisers, of any such proceeding will be determined by the court and will be assessed against NESC, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all stockholders who are parties to the proceeding to whom NESC has made an offer to pay for the shares if the court finds that the action of such stockholders was arbitrary or vexatious or not in good faith with respect to the rights provided by CBCA Sections 33-855 to 33-872. Such expenses also may include the fees and expenses of counsel and experts employed by any party, and be entered against (a) NESC in favor of any or all dissenting stockholders who are parties to the proceeding if NESC failed to substantially comply with the requirements of CBCA Sections 33-860 to 33-868, inclusive, or (b) either NESC or a dissenter, in favor of any other party, if the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to rights provided by CBCA Sections 33-855 to 33-872, inclusive. If the court finds that the services of counsel for any stockholder were of substantial benefit to other dissenting stockholders similarly situated, and that such fees should not be assessed against NESC, the court may find that such fees should be paid out of the amounts awarded to the dissenting stockholders who were benefited.
The foregoing is only a summary of the rights of an objecting holder of NESC common stock. Any holder of NESC common stock who intends to object to the Merger Agreement proposal should carefully review the text of the applicable provisions of the CBCA set forth in Annex B and should also consult with an attorney. The failure of a holder of NESC common stock to follow precisely the procedures summarized above and set forth in Annex B may result in loss of appraisal rights. No further notice of the events giving rise to appraisal rights or any steps associated therewith will be furnished to holders of NESC common stock, except as otherwise required by law.
In general, any objecting stockholder who perfects such holder’s right to be paid the fair value of such holder’s NESC common stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash.
In the event that more than five percent (5%) of the outstanding shares of NESC common stock will exercise their dissenters rights in connection with the NESC Merger Agreement Proposal, then Aquarion has the right to terminate the Merger Agreement and the transactions contemplated thereby.
Accounting Treatment of the Merger
In accordance with accounting principles generally accepted in the United States, Aquarion will account for the merger using the acquisition method of accounting for business combinations. Under this method of accounting, Aquarion will record the acquisition based on the fair value of the consideration given, which is the market value (based on the closing price of Eversource common shares on the closing date of the merger) of Eversource common shares issued in connection with the merger plus any cash paid in lieu of fractional shares. Aquarion will allocate the purchase price to the net assets acquired and liabilities assumed based on their respective fair values at the date of the completion of the merger. Any excess of the purchase price over those fair values will be recorded as goodwill.

THE MERGER AGREEMENT
The following is a summary of the material terms of the Merger Agreement. This summary and the descriptions of the Merger Agreement and merger included elsewhere in this proxy statement/prospectus are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by the following summary or any other information contained in this proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety before making any decisions regarding the Merger Agreement and the merger.
This summary and the Merger Agreement attached to this proxy statement/prospectus as Annex A are included in this proxy statement/prospectus to provide you with information regarding the terms and conditions of the Merger Agreement, and not to provide any other factual information about Eversource, Aquarion or NESC or their respective subsidiaries or businesses. Factual disclosures about Eversource, Aquarion and NESC contained in this proxy statement/prospectus or in the public reports of Eversource and NESC filed with the SEC may supplement, update or modify the factual disclosures about Aquarion and NESC contained in the Merger Agreement. The Merger Agreement contains representations, warranties and covenants by Aquarion and Merger Sub, on the one hand, and by NESC, on the other hand. Such representations, warranties and covenants are qualified and subject to important limitations agreed to by Aquarion, Merger Sub and NESC. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary and elsewhere in this proxy statement/prospectus, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the Merger Agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC, and certain of the representations and warranties were qualified by the matters contained in the confidential disclosure letters that Eversource and NESC each delivered in connection with the Merger Agreement in addition to certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the Merger Agreement. The representations and warranties in the Merger Agreement will not survive the completion of the merger.
Structure of the Merger
Merger Sub will be merged with and into NESC, the separate corporate existence of Merger Sub will cease, and NESC will continue as the surviving corporation of the merger and a direct, wholly-owned subsidiary of Aquarion and indirect subsidiary of Eversource.
Merger Consideration
At the effective time of the merger, upon the terms and subject to the conditions in the Merger Agreement, each share of NESC common stock that is outstanding immediately prior to the effective time of the merger (excluding shares owned by NESC, which shares will automatically be cancelled and extinguished without consideration being paid therefor, and any shares held by holders who have exercised their appraisal rights) will be automatically converted into the right to receive 0.51208 validly issued, fully paid and non-assessable Eversource common shares, plus cash in lieu of any fractional Eversource common shares.
If, from the date of the Merger Agreement until the effective time of the merger, the outstanding Eversource common shares are changed into a different number of shares or a different class by reason of any stock dividend, recapitalization, split, reverse split, combination, consolidation, subdivision, reclassification or exchange of shares, or any similar event occurs, the merger consideration described above will be adjusted to reflect the same economic effect as contemplated by the Merger Agreement prior to such event.

Closing Conditions and Effective Time of the Merger
The closing of the merger will take place on the fifth business day after the satisfaction or waiver of the last of the conditions set forth in the Merger Agreement (other than conditions which, by their nature, are satisfied on the closing date), or on such other date as the parties mutually agree upon.
Upon the terms and subject to the conditions set forth in the Merger Agreement, the merger will become effective at the time the certificate of merger is filed with the Secretary of State of Connecticut, or at such subsequent date or time, not to exceed thirty days after the date of filing of the certificate of merger, as specified in the certificate of merger.
The merger is expected to be completed in the fall of 2021. However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at all.
Organizational Documents; Directors and Officers
As a result of the merger, the certificate of incorporation and bylaws set forth as exhibits to the Merger Agreement will become the certificate of incorporation and bylaws of NESC as the surviving corporation.
The directors and officers of Merger Sub immediately prior to the effective time of the merger will be the directors and officers of NESC as the surviving corporation.
Exchange of Shares in the Merger
At the effective time of the merger, Aquarion will cause Eversource to deposit with Eversource’s transfer agent and registrar, as exchange agent, or a bank or trust company mutually agreeable to Aquarion and NESC, certificates representing the aggregate number of shares of Eversource to be issued as merger consideration or make alternative arrangements if uncertificated shares of Eversource represented by a book entry will be issued.
Within two business days after the effective time of the merger, Aquarion will cause the exchange agent to mail to each holder of record of NESC common stock a letter of transmittal and instructions for effecting the surrender of certificate(s) in exchange for the merger consideration payable in respect thereof.
NESC STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES OR BOOK-ENTRY SHARES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT WITH INSTRUCTIONS FOR THE SURRENDER OF SUCH STOCK CERTIFICATES OR BOOK-ENTRY SHARES.
No fractional shares will be issued upon the conversion for Eversource common shares, and the holders of shares of NESC common stock outstanding immediately prior to the effective time of the merger will cease to have any rights with respect to such shares except as otherwise provided under the Merger Agreement or by applicable law. Each holder who would otherwise be entitled to receive a fraction of a share of Eversource common shares will receive, in lieu thereof, a cash payment (without interest) rounded up to the nearest whole cent equal to the fraction of a share to which such holder would otherwise have been entitled multiplied by $88.89.
Any certificates representing Eversource common shares or book-entry shares deposited with the exchange agent and not exchanged within two years after the effective time of the merger will be returned to Eversource. Thereafter, holders must look for payment of the merger consideration solely to Eversource, as general creditors, for any claim to the applicable merger consideration to which such holders may be entitled pursuant to the Merger Agreement.
Representations and Warranties
The Merger Agreement contains customary representations and warranties made by NESC, Aquarion and Merger Sub. The representations and warranties described below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures letters exchanged by the parties in connection with the execution of the Merger Agreement. The representations and warranties contained in the Merger Agreement were solely for the benefit of the parties to the Merger Agreement and should not be relied upon as characterizations of the actual state of facts or condition of any party or any of their respective subsidiaries, affiliates or businesses. The following is a description of certain of the mutual representations and warranties of the parties contained in the Merger Agreement:
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Organization and good standing;

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Corporate power and authority;

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Absence of defaults;

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Absence of brokers;

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Capitalization;

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SEC reports and filings; and

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Absence of certain litigation.

In addition, NESC made certain representations with respect to:
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Subsidiaries and affiliates;

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Regulation as a utility;

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Title to assets and properties;

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Compliance with applicable federal and state drinking water standards;

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Use of assets;

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Material contracts;

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Financial statements and reports;

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Absence of adverse change;

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Compliance with applicable laws and possession of applicable licenses;

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Environmental matters;

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Insurance matters;

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Intellectual property;

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Tax matters;

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Related party transactions;

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Employee benefit plans; and

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Bank accounts and credit.

In addition, Aquarion and Merger Sub made certain representations with respect to:
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Eversource common shares to be issued in connection with the merger; and

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Aquarion not being a record or beneficial owner of any shares of NESC.

Definition of “Material Adverse Effect”
Certain representations and warranties of the Merger Agreement are qualified by a “material adverse effect” standard. Generally, “material adverse effect” means, with regards to NESC and its subsidiaries, any fact, circumstance, effect, event, development or change which, individually or together, either: (i) has, or would reasonably be expected to have, a material adverse effect on the business, condition, properties, assets and liabilities, prospects or results of operations of the NESC and its subsidiaries, other than any fact, circumstance, effect, event, development or change to the extent resulting from (a) changes in applicable law or GAAP (or the interpretation thereof), (b) any action taken by NESC to which Aquarion expressly consents in writing, or (c) changes generally affecting the water utility industry; or (ii) prevents or material adversely affects the ability of NESC to consummate the merger and the other transactions contemplated by the Merger Agreement. With regard to Aquarion, “material adverse effect” means any fact, circumstance, effect, event, development or change which, individually or together, prevents or materially adversely affects the ability of Aquarion to consummate the merger and any of the other transactions contemplated by the Merger Agreement or to perform any of its obligations under the Merger Agreement.
Conduct of NESC’s Business Pending the Merger
NESC has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the earlier of the effective time of the merger or the termination of the Merger Agreement. In general, except as expressly contemplated by the Merger Agreement or with the prior written consent of Aquarion (which consent will not be unreasonably withheld, conditioned or delayed), NESC has agreed to conduct, and to cause each of its subsidiaries to conduct, its operations in all material respects according to its ordinary and usual course of business in compliance with applicable law, to use commercially reasonable efforts to maintain and preserve its business and operations and to preserve its relationships with persons having business relations with NESC, and will not and will cause its subsidiaries not to:
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amend (whether by merger, consolidation or otherwise) its certificate of incorporation or bylaws or amend (whether by merger, consolidation or otherwise) the charter or bylaws (or comparable organizational documents) of any subsidiary;

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dispose of any of assets having a value of $50,000 or more, or dispose of assets having in the aggregate a value of $100,000 or more, except for the sale of water in the ordinary course of business;

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except for normal expenses incurred in the ordinary course of business, incur any additional liabilities in an aggregate amount of $75,000 or more, whether for borrowed money or otherwise, or encumber any of the assets, except for borrowing in the ordinary course of business, not to exceed $150,000 at any one time outstanding, under its existing credit facilities or agreements;

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make any acquisition of, or investment in, assets (other than in the ordinary course of business and consistent with past practice) or capital stock (whether by way of merger, consolidation, tender offer, share exchange or other activity) of any other transaction or any series of transactions (whether or not related);

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take any action that would reasonably be expected to adversely affect its ability to consummate the merger;

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fail to maintain in force all existing liability insurance policies and fidelity bonds relating to its water systems or assets, or policies or bonds providing substantially the same coverage;

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enter into, extend, renew, replace, amend, modify, allow to lapse, waive any terms under, or terminate any material contract to the extent the merger or compliance by NESC or any subsidiary with the provisions of the merger would reasonably be expected to (i) conflict with such contract, (ii) result in any violation of or default (with or without notice or lapse of time, or both) under such contract, (iii) give rise to a right of termination, cancelation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or capital stock, voting securities or other equity interests or any loss of a material benefit under such contract, (iv) result in the creation of any lien upon any of the material properties or assets of the NESC or any subsidiary under such contract, (v) require Aquarion, NESC or any of their respective subsidiaries to license or transfer any of its material properties or assets under such contract, (vi) give rise to any material increased, additional, accelerated, guaranteed right or entitlements of any third party under such contract, (vii) result in any material alteration of, any provision of such contract, or (viii) be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the merger or any of the other transactions contemplated by the Merger Agreement;

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enter into, extend, renew, replace, amend, modify, allow to lapse, waive any terms under, or terminate any material contract or enter into, extend, renew, replace, amend, modify, allow to lapse, waive any terms under, or terminate any contract that would be such a material contract if it had been entered into prior to the date of the Merger Agreement;
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(i) adopt or materially amend any employee benefits plan or take any action to adopt, amend, or change the employee participation or coverage under any employee benefits plan which would materially increase the expense of maintaining such plan; (ii) enter into or amend any severance, retention, consulting or special pay arrangements with any person; (iii) enter into or amend any employment agreement in any manner, other than in the ordinary course of business consistent with past practice; (iv) increase the compensation payable to any director or officer; or (v) increase the compensation payable to any employee whose annual base compensation exceeds $125,000;

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(i) issue, sell or otherwise dispose of any shares of its capital stock, or any other security convertible into or exchangeable for shares of NESC or its subsidiaries’ capital stock; (ii) acquire or agree to acquire any of NESC or its subsidiaries’ shares of capital stock; or (iii) authorize, grant or agree to grant any options, warrants or other rights to acquire any of NESC or its subsidiaries’ shares of capital stock, or any other security convertible into or exchangeable for shares of capital stock of the NESC or any of its subsidiaries; or (iv) reclassify, split up or otherwise change any of NESC or its subsidiaries’ capital stock;

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declare or pay any other dividends or make any other distributions, except quarterly dividends not to exceed $0.185 per quarter per share;

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(i) change its methods of accounting, except as required by GAAP or its fiscal year; (ii) settle or compromise any tax liability or refund claim, or make any tax election inconsistent with prior practice or, if no comparable tax election has previously been made, which would increase the current or future tax liability of the NESC, (iii) make a request for a tax ruling or enter into a closing agreement, or settle or compromise any audit, assessment, tax claim or other controversy relating to material taxes, or (iv) file any material amended tax return;

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waive, release, assign, settle or compromise any action, other than those that do not create obligations of the NESC or any subsidiary other than (i) in connection with rate case actions before applicable governmental bodies and (B) the payment of monetary damages not exceeding $100,000 individually or $500,000 in the aggregate;

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enter into any new line of business outside of its existing business;

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(i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other similar reorganization of the NESC or its subsidiaries, or (ii) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates;

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(i) make, propose or agree to any change in its rates, charges, standards of service or accounting from those in effect on the date of the Merger Agreement or (ii) take any action in respect of filings with any regulatory authorities;

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dissolve or liquidate any subsidiary; or

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authorize, or commit or agree to do anything prohibited by the foregoing.

No Solicitation
NESC has agreed, from the date of the Merger Agreement until the earlier of the effective time of the merger or, if earlier, the termination of the Merger Agreement in accordance with its terms, that it will not and will cause its subsidiaries not to:
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solicit, initiate or knowingly take any action to facilitate or encourage any takeover proposal or proposal that would reasonably be expected to lead to any takeover proposal;

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conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the NESC or any of its subsidiaries, afford access to the data of the NESC or any of its subsidiaries to, or knowingly assist, participate in, or encourage any effort by any third party that could lead to any takeover proposal;

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amend or grant any waiver or release under any standstill or similar agreement or approve any transaction under, or any third party becoming an “interested shareholder” under, Section 33-843 of the CBCA; or

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enter into any agreement or contract relating to any acquisition proposal.

Notwithstanding anything to the contrary in the Merger Agreement, if from the date of the Merger Agreement until thirty days from the date thereof, the NESC board had received an unsolicited takeover proposal in writing that the board believed in good faith, after consultation with outside legal counsel and its financial advisor, that such proposal constituted a superior proposal, then NESC could have (i) participated in negotiations or discussions with any third party that had made such an unsolicited proposal, (ii) furnished information or data about NESC and its subsidiaries to the person making such acquisition proposal pursuant to an acceptable confidentiality agreement, provided that all non-public information provided to any such person had been previously provided to Aquarion or would have been provided to Aquarion prior to or concurrently with the time it was provided to such person, (iii) following receipt of a superior proposal, made a recommendation adverse to the recommendation that NESC stockholders approve the merger, and (iv) taken any action that a court of competent jurisdiction orders NESC to take, but in each case in clauses (i) through (iv), only if the board determined in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably been expected to cause a breach of its fiduciary duties under applicable law. NESC will notify Aquarion promptly (in no event later than twenty-four hours) after it obtains any takeover proposal, any inquiry that would reasonably be expected to lead to a takeover proposal, any request for non-public information relating to NESC or any of its subsidiaries or for access to data of NESC by any third party.
For purposes of the Merger Agreement:
•
“takeover proposal” means a proposal or offer from, or indication of interest in making a proposal, other than the merger or any other proposal by Aquarion or Merger Sub, relating to any (i) merger, amalgamation, consolidation, tender offer, share exchange, other business combination, recapitalization, liquidation, dissolution or similar transaction involving NESC or any of its subsidiaries, (ii) sale, lease, contribution or other disposition, directly or indirectly, of any business or assets of the NESC or any of its subsidiaries representing 15% or more of the consolidated revenues, net income or assets of the NESC and its subsidiaries, taken as a whole, (iii) issuance, sale or other disposition, directly or indirectly, to any person or group of securities representing 15% or more of the total outstanding voting power of NESC, (iv) transaction in which any person will acquire, directly or indirectly, beneficial ownership of 15% or more of the total outstanding voting power of the NESC or any of its subsidiaries, (v) liquidation or dissolution of the NESC or any of its subsidiaries or the declaration or payment of an extraordinary dividend (whether in cash or other property) by NESC or any of its subsidiaries or (vi) a combination of the foregoing; and

•
“superior proposal” means any bona fide written takeover proposal involving the direct or indirect acquisition of all or substantially all of the NESC’s and its subsidiaries’ consolidated assets or a majority of the outstanding common stock, that (a) the NESC board determines in good faith after consultation with outside counsel and its financial advisor and taking into account all financial considerations, the identity of the person making the proposal, the anticipated timing, conditions, and prospects of the proposal (including the reliability of funding), any revisions to the terms of the Merger Agreement made during the notice period, and such other factors as the board considers to be appropriate, would, if consummated, result in a transaction that is more favorable to NESC stockholders from a financial point of view than the transactions contemplated by the Merger Agreement and (b) is reasonably likely to be completed on such terms proposed taking into account all legal, financial, regulatory and other aspects of the proposal, and is fully financed and for which financing is reasonably likely to be obtained.

Covenants of the Parties
The Merger Agreement contains certain covenants and agreements made by the parties, including:
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each party’s agreement to use commercially reasonable efforts in cooperation with each other to (i) prepared and file all regulatory approvals and (ii) secure the consents of persons whose consent is required;

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NESC’s agreement to conduct its business and affairs in the ordinary course in compliance with applicable law and so that the conditions of the Merger Agreement are satisfied, and to use commercially reasonable efforts to maintain and preserve its business and operations;

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NESC’s agreement to provide Aquarion and Merger Sub reasonable access, at such times and locations as mutually agreed upon, to the books, contracts, personnel documents, records, and files of NESC and its subsidiaries;

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NESC’s agreement to prepare and furnish to Aquarion, promptly and within 30 days of the end of each calendar month, unaudited financial statements for each month through the closing date;

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NESC’s agreement to establish a record date for, duly call and give notice of and convene and hold a meeting of stockholders for the purpose of seeking the required stockholder approval as soon as reasonably practicable following the Merger Agreement (but in any event, within 50 days after the registration statement has been declared effective by the SEC). NESC will use commercially reasonable efforts to: (i) solicit proxies in favor of the adoption of the Merger Agreement and approval of the merger and (ii) take all other actions necessary or advisable to secure the required company vote under applicable law;

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each party’s cooperation in the preparation of this proxy statement/prospectus;

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each party’s agreement to use commercially reasonable efforts to take all actions and assist and cooperate with the other party in doing all things necessary, proper, or advisable to consummate the transactions contemplated by the Merger Agreement;

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NESC’s agreement to provide Aquarion a reasonable opportunity to participate in the defense or settlement of any stockholder action against NESC or its directors or officers relating to the merger and transactions contemplated by the Merger Agreement;

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NESC’s agreement to take all actions necessary to ensure that no state anti-takeover becomes applicable to the Merger Agreement or the transactions contemplated by the Merger Agreement and, in the event that any state anti-takeover or other similar law is or becomes applicable to the Merger Agreement or the merger, to take all actions necessary so that the transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to minimize the effect of such law on the Merger Agreement and the transactions contemplated thereby;

•
each party’s agreement to consult with the other party before issuing any press release or otherwise making any public statement or disclosure with respect to the merger or terms of the Merger Agreement;

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NESC’s agreement to provide to Aquarion all financial statements and audit reports that become subsequently available with reasonable promptness;

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each party’s agreement to provide the other with prompt notice of (i) the occurrence or failure of an event which will likely cause any representation or warranty in the Merger Agreement to be untrue or inaccurate, (ii) any material failure of either party, their subsidiaries, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied in the Merger Agreement, (iii) any fact circumstance, effect, change, event or development that could result in a material adverse effect, (iv) any material notice or other material communication from any governmental body in connection with the Merger Agreement, (v) of the commencement or initiation or threat of any action regarding the transactions contemplated by the Merger Agreement, or (vi) any material development in any pending action regarding the transactions contemplated by the Merger Agreement;

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NESC’s obligation to deliver to Aquarion resignations of NESC’s directors and officers;

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Aquarion’s agreement to cause Eversource to cause the common shares issued in connection with the merger to be approved for listing on the NYSE;

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each party’s cooperation and commercially reasonable efforts to cause the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

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NESC’s agreement to indemnify and insure its current and former directors and officers (as of immediately prior to the effective time of the merger) until the sixth anniversary of the effective time of the merger; and

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NESC’s agreement to provide to Aquarion all water quality sampling results as soon as reasonably practicable.

Directors’ and Officers’ Indemnification and Insurance
The Merger Agreement provides for certain indemnification and insurance rights in favor of indemnified persons. Specifically, all rights to indemnification provided to the indemnified persons, under NESC’s certificate of incorporation or bylaws, with respect to acts or omissions arising directly or indirectly from such indemnified person’s capacity as a director, officer, employee or agent of NESC or any of its subsidiaries (regardless of whether such action or omission, or alleged action or omission, occurred prior to or at the effective time of the merger), or any of the transactions contemplated by the Merger Agreement, will continue in full force and effect for six years following the effective time of the merger.
In addition, for a period of six years commencing at the effective time of the merger, the NESC will maintain directors’ and officers’ liability insurance in respect of acts or omissions occurring prior to the effective time that were committed by NESC’s persons serving as officers and directors immediately prior to the effective time of the merger. However, the annual premium in respect of such policy will not exceed 200% of the current premium for the NESC’s existing directors’ and officers’ liability insurance policy.
Conditions to Completion of the Merger
The obligation of each of Aquarion and Merger Sub to consummate the merger is subject to the satisfaction (or waiver by each of Aquarion and Merger Sub if permissible under applicable law) prior to the effective time of the merger, of each of the following additional conditions:
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obtaining required NESC stockholder approval;

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obtaining the consents listed in the Merger Agreement;

•
the representations and warranties of NESC set forth in the Merger Agreement (without giving effect to any qualification as to “materiality” or “material adverse effect” set forth therein) being true and correct in all material respects and all other representations and warranties of NESC contained in the Merger Agreement (but qualified as to “materiality” or “material adverse effect” set forth therein) being true and correct in all respects at and as of the closing date as though made at and as of such time (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

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NESC having performed or complied in all material respects with all covenants and agreements to be performed by it under the Merger Agreement;

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Aquarion having received an officer’s certificate duly executed by an authorized officer of NESC certifying as to the satisfaction of the conditions set forth in the immediately preceding two bullets;

•
no applicable law or other legal restraint or prohibition will be in effect, which, restrains, prohibits or makes illegal the consummation of the merger or any of the transactions contemplated by the Merger Agreement;

•
Aquarion having received a secretary’s certificate duly executed by the Secretary of NESC certifying as to as to: (i) NESC’s certificate of incorporation and bylaws; (ii) the incumbency of its officers executing the Merger Agreement; and (iii) the resolutions of the board authorizing the execution, delivery and performance by NESC of the Merger Agreement;

•
there having been no material adverse effect with respect to NESC that is continuing as of immediately prior to the effective time of the merger;

•
Aquarion having received from NESC written resignations of the officers and directors of NESC;

•
the registration statement will have become effective and no stop order suspending the effectiveness of the registration statement will be in effect and no proceedings for such purpose will be pending before or threatened by the SEC;

•
obtaining approval for listing on the NYSE the Eversource common shares to be issued pursuant to the Merger Agreement;

•
the Voting Agreements having been duly executed and in effect on and after the effective time of the Merger Agreement;

•
no greater than five percent of the shares of NESC will have exercised appraisal rights;

•
Aquarion having received a written opinion of Ropes & Gray LLP, or other such reasonably satisfactory counsel, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the tax code; and

•
NESC paycheck payment protection plan loan will have been forgiven in its entirety.

In addition, the obligation of NESC to consummate the merger is subject to the satisfaction (or waiver by NESC if permissible under applicable law) prior to the effective time of the merger, of each of the following additional conditions:
•
obtaining required NESC stockholder approval;

•
the representations and warranties of Aquarion and Merger Sub set forth in the Merger Agreement (not qualified as to “materiality” or “material adverse effect set forth therein”) being true and correct in all respects at and as of the closing date as though made at and as of such time (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•
each of Aquarion and Merger Sub having performed in all material respects all obligations required to be performed by it under the Merger Agreement;

•
NESC having received an officer’s certificate duly executed by an authorized officer of each of Aquarion and Merger Sub certifying as to the satisfaction of the conditions set forth in the immediately preceding two bullets;

•
no applicable law or other legal restraint or prohibition will be in effect, which, restrains, prohibits or makes illegal the consummation of the merger or any of the transactions contemplated by the Merger Agreement;

•
the registration statement will have become effective and no stop order suspending the effectiveness of the registration statement will be in effect and no proceedings for such purpose will be pending before or threatened by the SEC;

•
obtaining approval for listing on the NYSE the Eversource common shares to be issued pursuant to the Merger Agreement; and

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NESC having received a written opinion of CFM, or other such reasonably satisfactory counsel, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the tax code.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the effective time of the merger under the following circumstances:
•
by written agreement of Aquarion, Merger Sub, and NESC;

•
by either Aquarion or NESC if (1) the Merger has not been consummated on or before March 31, 2022; provided, however, that this right to terminate the Merger Agreement will not be available to any party whose breach of any provision of the Merger Agreement has been the principal cause of or directly resulted in the failure of the merger to be consummated by such time; (2) there exists any law or order in effect as of immediately prior to the effective time of the merger that restrains, prohibits or otherwise makes illegal the consummation of the merger, which has become final and non-appealable; or (3) the required stockholder approval is not obtained upon a vote taken at a duly convened NESC stockholders meeting or at any adjournment or postponement thereof; provided, however, that this right to terminate the Merger Agreement will not be available to any party whose breach of any provision of the Merger Agreement has been the cause of the failure to obtain the required vote;
•
by Aquarion if (1) The NESC board has effected or resolves to effect an adverse recommendation change; (2) NESC has breached or failed to perform any representation, warranty, covenant or agreement made pursuant to the Merger Agreement that would give rise to the failure of any of the Merger Agreement conditions, and such breach, inaccuracy or failure is incapable of being cured or, if capable of being so cured, has not been cured by NESC within ten business days of the receipt of written notice of such breach, inaccuracy or failure from Aquarion (stating Aquarion’s intention to terminate the Merger Agreement; or (3) if (a) the conditions of NESC’s obligations under the Merger Agreement have been satisfied, (b) Aquarion irrevocably confirmed in writing that such conditions have been satisfied or waived, and (c) the merger is not consummated within five business days after the delivery of such notice; or

•
by NESC if (1) Aquarion has breached or failed to perform any representation, warranty, covenant or agreement made pursuant to the Merger Agreement that would give rise to the failure of any of the Merger Agreement conditions, and such breach, inaccuracy or failure is incapable of being cured or, if capable of being so cured, has not been cured by NESC within ten business days of the receipt of written notice of such breach, inaccuracy or failure from Aquarion (stating Aquarion’s intention to terminate the Merger Agreement; or (2) if (a) the conditions of Aquarion’s obligations under the Merger Agreement have been satisfied, (b) NESC irrevocably confirmed in writing that such conditions have been satisfied or waived, and (c) the merger is not consummated within five business days after the delivery of such notice.

Effect of Termination
Any proper and valid termination of the Merger Agreement will be effective upon delivery of written notice of termination by the terminating party to the other party, specifying with particularity the reason for such termination. In the event of termination, the Merger Agreement will be of no further force or effect, with no liability of any party (or any stockholder, director, officer, employee, agent or other representative of such party) to the other party, except that certain provisions in the Merger Agreement will survive termination and remain in full force and effect.
Fees and Expenses; Termination Fee
Except as otherwise provided in the Merger Agreement, each of the parties will pay its own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.
NESC will pay to Aquarion $2.0 million plus Aquarion’s expenses actually incurred if the Merger Agreement is terminated:
•
(i) by Aquarion because (a) the NESC board has effected or resolved to effect an adverse recommendation change; (b) NESC entered into, or publicly announced its intention to enter into a contract relating to any takeover proposal, (c) NESC breached or failed to perform in any material respect any of the covenants and agreements relating to solicitation (d) the NESC board fails to reaffirm (publicly, if so requested by Aquarion) the board recommendation within ten business days after the date any takeover proposal is first publicly disclosed, (e) a tender offer or exchange offer relating to NESC common stock is commenced by a person unaffiliated with Aquarion and NESC does not send its stockholders pursuant to Rule 14e-2 under the Exchange Act, within ten business days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the board recommendation and recommending that stockholders reject such tender or exchange offer, or (f) NESC or its board publicly announced the intentions to do any of the aforementioned actions;

•
(ii) by NESC due to the required stockholder approval not being obtained upon a vote taken at the stockholder meeting at which time Aquarion would have been permitted to terminate pursuant to any of the reasons described in clause (i) above;

•
(iii) by Aquarion if (a) the conditions of NESC’s obligations have been satisfied, (b) Aquarion irrevocably confirmed in writing that such conditions have been satisfied or waived, and (c) the merger is not consummated within five business days after the delivery of such notice; or

•
(iv) by Aquarion or NESC pursuant to clauses (i), (ii), or (iii) above and within twelve months following such termination of the Merger Agreement, NESC enters into a definitive agreement with any person (other than Aquarion, Merger Sub or their respective affiliates) with respect to an acquisition proposal that is later consummated (with all references in the definition of takeover proposal to 15% being deemed references to “50%” instead).

Aquarion will pay to NESC $500,000 if (i) the Merger Agreement is terminated (a) by NESC or Aquarion because the Merger has not been consummated on or before March 31, 2022; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose breach of any provision of the Merger Agreement has been the principal cause of or directly resulted in the failure of the merger to be consummated by such time or (b) by NESC because Aquarion has breached or failed to perform any representation, warranty, covenant or agreement made pursuant to the Merger Agreement that would give rise to the failure of any of the Merger Agreement conditions, and such breach, inaccuracy or failure is incapable of being cured or, if capable of being so cured, has not been cured by NESC within ten business days of the receipt of written notice of such breach, inaccuracy or failure from Aquarion (stating Aquarion’s intention to terminate the Merger Agreement and (ii) the Merger Agreement, the merger and the other transactions contemplated thereby have not been approved by the Connecticut Public Utilities Regulatory Authority as a result of the Connecticut Public Utilities Regulatory Authority requiring, as a condition of its approval, any modification in any respect of the composition of the board of trustees of Eversource and all other conditions of Aquarion’s obligations have been satisfied.
Employee Matters
Pursuant to the terms of the Merger Agreement, for a period of eighteen months following the effective time of the merger, NESC, as the surviving corporation, is required to (and Aquarion has agreed to cause the surviving corporation to) provide each employee of NESC who remains employee immediately after the effective time of the merger with a base salary, target bonus opportunities and employee benefits that is no less favorable than the base salary provided to such continuing employee immediately prior to the effective time of the merger. Provided, however, that the surviving corporation may terminate the employee for cause, in its sole discretion and subject to its employment policies.
For a period of twelve months following the effective time of the merger, Aquarion will cause the surviving corporation to provide that continuing employees will not be required to relocate their place of employment.
Notwithstanding anything to the contrary set forth in the Merger Agreement, no provision of the Merger Agreement is deemed to (i) guarantee employment for any period of time for, or preclude the ability of Aquarion or the surviving corporation to terminate, any continuing employee for any reason, or (ii) require Aquarion or the surviving corporation to establish, amend, modify or continue any employee benefits plan or prevent the amendment, modification or termination thereof.
Governing Law; Jurisdiction; Waiver of Jury Trial
The Merger Agreement is governed by and construed in accordance with the laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Connecticut. Each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Courts of Connecticut or to the extent such courts do not have subject matter jurisdiction, the United States District Court for the District of Connecticut. Each of the parties also irrevocably waives any and all rights to trial by jury in any action or proceeding between the parties arising out of or relating to the Merger Agreement and the transactions contemplated by the Merger Agreement.
Amendments; Extensions; Waiver
The Merger Agreement may generally be amended by the parties at any time prior to the effective time of the merger by execution of an instrument in writing signed on behalf of each of Aquarion, Merger Sub and NESC.

At any time prior to the effective time of the merger, any party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement.
Specific Performance and Remedies
The parties agree in the Merger Agreement that irreparable damage would occur if any provision of the Merger Agreement were not performed in accordance with its specific terms or were otherwise breached, and that each party will be entitled to an injunction, specific performance or other equitable relief to prevent breaches or to specifically enforce the terms and provisions of the Merger Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other party under the Merger Agreement. Except as otherwise provided in the Merger Agreement, any and all remedies will be cumulative and not exclusive of any other remedy in the Merger Agreement, at law or in equity.

VOTING AGREEMENTS
The following is a summary of the material terms of the Voting Agreements. This summary and the descriptions of the Voting Agreements included elsewhere in this proxy statement/prospectus are qualified in their entirety by reference to the complete text of the form of Voting Agreement which is attached as Annex C to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The rights and obligations of the parties to the Voting Agreements are governed by the express terms and conditions of the Voting Agreements and not by the following summary or any other information contained in this proxy statement/prospectus. The Voting Agreements should not be read alone, but should instead be read in conjunction with the Merger Agreement attached as Annex A and the other information provided elsewhere in this proxy statement/prospectus, including the appendices and the documents incorporated by reference into this proxy statement/prospectus. The Voting Agreements are described in this proxy statement/prospectus only to provide you with information regarding their terms and conditions and this summary is not intended to provide any factual information about Aquarion, NESC or their respective businesses.
Generally
In order to induce Aquarion and Merger Sub to enter into the Merger Agreement, concurrently with the execution and delivery of the Merger Agreement on April 7, 2021, Aquarion entered into the Voting Agreements with the Voting Agreements Stockholders. The Voting Agreements cover a total of 193,281 shares of NESC common stock owned by the Voting Agreements Stockholders that are parties to the Voting Agreements, representing approximately 21.5% of the outstanding shares of NESC common stock as of April 7, 2021.
Characteristics of the Voting Agreement; Transfer Restrictions
Pursuant to the Voting Agreements, the Voting Agreements Stockholders agreed that, at every meeting of NESC’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof) and on every action or approval by written consent of NESC’s stockholders with respect to any of the following matters, each of the Voting Agreements Stockholders will vote all of such stockholder’s then-owned shares entitled to vote or act by written consent:
•
in favor of adopting the Merger Agreement; and

•
against (i) any proposal that would reasonably be expected to result in a breach of the Merger Agreement or result in any condition to the closing of the merger not being satisfied on a timely basis, (ii) any merger, business combination, sale of assets or reorganization of or involving NESC or its subsidiaries, (iii) any sale, lease or transfer of all or substantially all of the assets of NESC, (iv) any reorganization, recapitalization, dissolution or winding up of NESC or its subsidiaries, (v) any company takeover proposal, or any other proposal made in opposition to, in competition with, or inconsistent with the Merger Agreement, the merger or the other transactions contemplated by the Merger Agreement, and (vi) any other action, agreement or proposal that could reasonably be expected to materially impede, interfere with, delay, postpone, discourage or adversely affect the merger and the other transactions contemplated by the Merger Agreement.

Each of the Voting Agreements Stockholders has also agreed to be represented in person or by proxy in the event a meeting of NESC’s stockholders is held (and at every adjournment or postponement thereof) in order for their shares to be counted as present for purposes of establishing a quorum.
The Voting Agreements Stockholders also have agreed to certain restrictions on the transfer of their respective shares without prior written consent of Aquarion and in Aquarion’s sole discretion. Each has agreed not to transfer (i) any equity securities of NESC solely beneficially owned by the stockholder as of the date of the Voting Agreements and (ii) any additional equity securities of which the stockholder acquires sole beneficial ownership from the date of the Voting Agreements through the earlier of the termination or effective time of the Merger Agreement, in each case subject to certain exceptions set forth in the Voting Agreements.

Agreement Not to Exercise Appraisal Rights
The Voting Agreements Stockholders have agreed not to exercise or otherwise assert any statutory rights (including under Section 33-856 of the CBCA) of appraisal.
Irrevocable Proxy
The Voting Agreements Stockholders have agreed to deliver to Aquarion an irrevocable proxy with respect to the shares subject to the Voting Agreements.
No Solicitation
Additionally, from and after the date of the Merger Agreement, the Voting Agreements Stockholders have each agreed they will not, and will cause their affiliates not to take action that would, directly or indirectly:
•
solicit, initiate or knowingly take any action to facilitate or encourage the submission of any takeover proposal or proposal that would reasonably be expected to lead to any takeover proposal;

•
conduct or engage in any discussions or negotiations with, disclose any non-public information relating to NESC or any of its subsidiaries, afford access to the data of NESC or any of its subsidiaries to, or knowingly assist, participate in, or encourage any effort by any third party that could lead to any takeover proposal;

•
amend or grant any waiver or release under any standstill or similar agreement or approve any transaction under, or any third party becoming an “interested shareholder” under, Section 33-843 of the CBCA; or

•
enter into any agreement or contract relating to any acquisition proposal.

Termination of the Voting Agreement
The Voting Agreements terminate automatically upon the earlier of:
•
the effective time of the merger; and

•
the termination of the Merger Agreement in accordance with its terms.

Amendments; Waiver
The Voting Agreements may be amended by Aquarion and the Voting Agreements Stockholders only by a writing signed by each of the parties. The Voting Agreements may be waived only be an instrument signed by the party waiving compliance.
Governing Law
The Voting Agreements are governed by the laws of the State of Connecticut.

THE NESC SPECIAL MEETING
Date, Time and Place
The special meeting of the stockholders of NESC will be held at NESC’s office located at 37 Northwest Drive, Plainville, CT 06062 on August 3, 2021, 9:00 a.m. Eastern Time.
Purpose of the NESC Special Meeting
At the NESC stockholder meeting, NESC stockholders will be asked to consider and vote on:
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the proposal to adopt the Merger Agreement, which is further described in the sections titled “The Merger” and “The Merger Agreement” beginning on pages 24 and 44, respectively, and approve the merger (the “NESC Merger Agreement Proposal”); and

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the proposal to adjourn NESC stockholder meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal (the “NESC Adjournment Proposal”).

Recommendation of the NESC Board
NESC’s board of directors has unanimously adopted the Merger Agreement and determined that the Merger Agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of NESC and its stockholders. NESC’s board of directors unanimously recommends that NESC stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the merger and “FOR” the proposal to adjourn the NESC stockholder meeting, if necessary or appropriate, to solicit additional proxies in favor of such approval.
For the reasons for this recommendation, see the section entitled “The Merger — NESC Board Recommendations and Its Reasons for the Merger” beginning on page 27.
NESC Record Date; Stock Entitled to Vote
Only holders of record of shares of NESC common stock at the close of business on June 15, 2021, the NESC stockholder meeting record date, are entitled to notice of, and to vote at the NESC stockholder meeting or any adjournments or postponements of the NESC stockholder meeting. At the close of business on the NESC stockholder meeting record date, there were 903,354 shares of NESC common stock outstanding and entitled to vote at the NESC stockholder meeting held by approximately 177 stockholders of record.
Each share of NESC common stock is entitled to one vote on each proposal to be considered at the NESC stockholder meeting.
Quorum
In order to conduct business at the NESC stockholder meeting (other than action to adjourn the NESC stockholder meeting), the holders of at least a majority of the total number of all the shares of common stock issued and entitled to vote must be present in person or by proxy. This requirement is called a quorum. A quorum of stockholders is required in order to properly hold a stockholders’ meeting in which stockholders may vote on proposals to take action to adopt the Merger Agreement and approve the merger. Stockholders may vote on the proposal to approve any adjournment of the NESC stockholder meeting even if a quorum of holders representing shares entitled to vote is not present at the meeting. Proxies reflecting abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum.
Required Vote
Required Vote to Approve the NESC Merger Agreement Proposal
The affirmative vote of stockholders who, as of the record date for the NESC meeting, hold at least two-thirds of the shares of NESC common stock outstanding and entitled to vote is the only vote necessary to adopt the NESC Merger Agreement Proposal. Failures to vote, votes to abstain and broker non-votes will have the effect of a vote against the proposal.
Required Vote to Approve the NESC Adjournment Proposal
If necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement, NESC stockholders, by an affirmative vote of at least a majority of shares of NESC common stock entitled to vote and present in person or by proxy, whether or not the quorum is present, may adjourn the meeting to another time or place without further notice unless after the adjournment a new record dated is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.
Treatment of Abstentions, Failure to Vote and Broker Non-Votes
For purposes of the NESC stockholder meeting an abstention occurs when a NESC stockholder attends NESC stockholder meeting, either in person or by proxy, but abstains from voting on a proposal. Abstaining from or failing to vote on NESC Merger Agreement Proposal will have the same effect as a vote cast “AGAINST” adopting the Merger Agreement and approving the merger.
Broker non-votes are shares held by a broker, bank or other nominee that are represented at the NESC stockholder meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Under the listing requirements of the NYSE, brokers who hold shares of NESC common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine,” such as approval of NESC Merger Agreement Proposal, without specific instructions from the beneficial owner. Therefore, if your broker, bank or other nominee holds your shares of NESC common stock in “street name,” your broker, bank or other nominee will vote your shares of NESC common stock only if you provide instructions on how to vote. It is expected that brokers will not have discretionary authority to vote on the NESC Merger Agreement Proposal or a proposal to adjourn the NESC stockholder meeting. For the NESC Merger Agreement Proposal, abstentions and broker non-votes will have the same effect as a vote “AGAINST” adopting the Merger Agreement. Abstentions will have the same effect as shares voted “AGAINST” the approval of any proposal to adjourn the NESC stockholder meeting. Broker non-votes will have no effect on the approval of any proposal to adjourn the NESC stockholder meeting.
Voting of Proxies; Incomplete Proxies
Whether or not you plan to attend NESC’s stockholder meeting, please vote your shares. If you are a registered or “record” holder, which means your shares are registered in your name with NESC, you may vote in person at the stockholder meeting or by proxy. If your shares are held in “street name,” which means your shares are held of record in an account with a broker, bank or other nominee, you must follow the instructions provided with materials you will receive from your broker, bank or other nominee.
If you plan to attend NESC’s stockholder meeting in person and wish to vote in person, you will be given a ballot at the stockholder meeting. Please note, however, that if your shares are held in “street name,” and you wish to vote at the stockholder meeting, you must bring to the stockholder meeting a proxy executed in your favor from the record holder (your broker, bank or other nominee) of the shares authorizing you to vote at the stockholder meeting.
Instead of voting in person, NESC stockholders entitled to vote at the NESC stockholder meeting who are registered holders (i.e., hold shares of NESC common stock in their own name) may authorize the persons named in the enclosed proxy card to vote their shares per such stockholder’s instructions by using one of the following methods:
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Internet.    NESC stockholders of record may submit proxies via the Internet by logging onto www.proxyvote.com and following the instructions on this website and their proxy card.

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Telephone.    NESC stockholders of record may submit a proxy by telephone by dialing 1-800-690-6903 and listening for and following further instructions.

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Mail.    NESC stockholders of record may submit their proxies through the mail by completing their proxy card, and signing, dating and returning it in the enclosed, pre-addressed, postage-paid envelope. To be valid, a returned proxy card must be signed and dated.

NESC requests that NESC stockholders of record, including stockholders who plan to attend NESC stockholder meeting, vote on the Internet, by telephone or by mail as soon as possible.
If you vote by Internet or telephone, you need not return a proxy card by mail, but your vote must be received by 11:59 p.m. Eastern Time on or before August 2, 2021. The method by which NESC stockholders of record submit a proxy will in no way limit their right to vote at the NESC stockholder meeting if they later decide to attend the meeting and vote at the NESC stockholder meeting.
All shares represented by properly executed proxies received in time for the NESC stockholder meeting will be voted at the meeting in the manner specified by the stockholders giving those proxies. Any NESC stockholder proxies that are signed, dated and properly submitted that do not indicate how to vote, will be voted “FOR” NESC Merger Agreement Proposal and the NESC Adjournment Proposal. Abstentions and broker non-votes will have same effect as votes “AGAINST” the proposal to adopt the Merger Agreement and the merger. Abstentions will have same effect as votes “AGAINST” any vote to adjourn the NESC stockholder meeting. Broker non-votes will not have an effect on the outcome of any vote to adjourn the NESC stockholder meeting.
Shares Held in Street Name
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the NESC stockholder meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and, in addition to proof of identification, present that legal proxy identifying you as the beneficial owner of your NESC common shares and authorizing you to vote those shares at the NESC stockholder meeting.
Revocability of Proxies and Changes to an NESC Stockholder’s Vote
If you are the record holder of shares of NESC common stock of beneficial interest, you can change your vote or revoke your proxy at any time before your proxy is voted as the stockholder meeting by:
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re-voting on the Internet or by telephone until 11:59 p.m. Eastern Time on August 2, 2021;

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delivering either a written notice of revocation or a duly executed proxy bearing a later date than your prior proxy; or

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attending the NESC stockholder meeting in person and voting at the meeting. Simply attending the NESC stockholder meeting without voting will not revoke any proxy that you have previously given or change your vote.

A registered stockholder may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy.
Please note that if your shares are held in street name through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee in accordance with its established procedures. If your shares are held in the name of a broker, bank or other nominee and you decide to change your vote by attending the stockholder meeting and voting in person, your vote in person at the stockholder meeting will not be effective unless you have obtained and present an executed proxy issued in your name from the record holder (your broker, bank or nominee).

Tabulation of Votes
NESC has appointed Broadridge Financial Services, Inc. (“Broadridge”), to serve as the registrar and inspector of election for NESC’s stockholder meeting. Broadridge will independently tabulate affirmative and negative votes and abstentions.
Appraisal Rights
NESC is incorporated as a Connecticut stock corporation. Any NESC stockholder who follows the procedures for dissenters set forth in the CBCA will have the right to be paid in cash the fair value of all shares of NESC common stock owned by the stockholder in accordance with the provisions of Sections 33-855 to 33-872 of the CBCA, a copy of which is set forth in Annex B. The right to be paid the value of those shares will be a stockholder’s exclusive remedy as a holder of shares with respect to the transaction, whether or not the stockholder proceeds as provided in Sections 33-855 to 33-872 of the CBCAs. For additional information, please see the discussion regarding Appraisal Rights beginning on page 40.
Solicitation of Proxies
NESC is soliciting proxies for its stockholder meeting from its stockholders. NESC will pay its own cost of soliciting proxies, including the cost of mailing this proxy statement, from its stockholders. In addition to solicitation by use of the mail, proxies may be solicited by NESC’s officers and employees in person or by telephone or other means of communication without additional compensation.
NESC has retained the services of Morrow Sodali to assist in the solicitation of proxies from NESC stockholders for an estimated fee of approximately $10,000, plus reimbursement of out-of-pocket expenses. NESC will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by them. NESC will also reimburse these brokerage houses, custodians and fiduciaries for their reasonable expenses incurred by them in forwarding the proxy materials.
Voting by NESC Directors and Executive Officers
At the close of business on the record date NESC’s directors and executive officers and their affiliates had the right to vote approximately 22.16% of the then outstanding shares of NESC common stock. Each of NESC’s directors and executive officers has indicated his or her present intention to vote, or cause to be voted, shares of NESC common stock owned by him or her for the approval of the above proposals. In addition, each of Nicholas LaChance, President and Chief Executive Officer of NESC, Donald Vaughan, Chairman and Vice President of Operations of NESC, and Eastford, LLC, a limited liability company controlled by Mr. Vaughan with his spouse, has entered a Voting Agreement with Aquarion pursuant to which each has agreed, in the capacity as stockholder of NESC, to vote the shares beneficially owned by each in favor of the merger.
Stockholders Should Not Send Certificates with Their Proxies
NESC Stockholders should not send in their certificates or book-entry shares until they receive a letter of transmittal from the exchange agent with instructions for the surrender of such stock certificates or book-entry shares.
Director and Executive Officer Information of Eversource
The information regarding Certain Relationships and Related Transactions, and Director Independence is incorporated by reference to the relevant information set forth in Item 13 of Eversource’s Annual Report on Form 10-K for year ended December 31, 2020 as filed with the SEC on February 17, 2021, and the information set forth in Eversource’s Current Reports on Form 8-K as filed with the SEC on May 10, 2021 and April 7, 2021, is incorporated by reference.
Attending the NESC Special Meeting
Your vote is important. Whether or not you plan to attend the NESC Special Meeting, please vote your shares in advance of the meeting by proxy by following the instructions set forth in the section below.
The NESC Special Meeting of stockholders will be held at NESC’s office located at 37 Northwest Drive, Plainville, CT 06062 on August 3, 2021 at 9:00 a.m., Eastern Time.

The NESC Special Meeting will be held in person at NESC’s headquarters in Plainville, Connecticut.
Whether or not you plan to attend the special meeting, we encourage you to vote as promptly as possible via the Internet, telephone, or by completing, signing and returning the enclosed proxy card.
If you are a registered or “record” holder, which means your shares are registered in your name with NESC, you may vote in person at the special meeting.
If your shares are held in “street name,” which means your shares are held of record in an account with a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy executed in your favor from the record holder (your broker, bank or other nominee) of the shares authorizing you to vote at the special meeting. You will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.
Delivery of Proxy Materials to Households Where Two or More Stockholders Reside
As permitted by SEC rules, only one copy of this proxy statement/prospectus is being delivered to NESC stockholders residing at the same address, unless NESC stockholders have notified NESC of their desire to receive multiple copies of this proxy statement/prospectus.
NESC will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any NESC stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Morrow Sodali.
Adjournments
Any adjournment of the stockholder meeting may be made from time to time by the NESC stockholders, by a majority of the votes cast at the meeting by the holders of shares of NESC common stock entitled to vote and present in person or by proxy, whether or not a quorum is present, without further notice other than by an announcement made at the stockholder meeting. If a quorum is not present at the stockholder meeting, or if a quorum is present at the stockholder meeting but there are not sufficient votes at the time of the stockholder meeting to adopt the Merger Agreement, then NESC stockholders may be asked to vote on a proposal to adjourn the stockholder meeting so as to permit further solicitation of proxies.
No Other Business
At this time, NESC is unaware of any matters, other than as set forth above, that may properly come before NESC stockholder meeting. If any other matters properly come before NESC stockholder meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at NESC stockholder meeting or any adjournment or postponement of NESC stockholder meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

NESC PROPOSALS
Proposal 1.    The Merger Proposal
(Item 1 on Proxy Card)
As discussed throughout this proxy statement/prospectus, NESC is asking its stockholders to adopt the Merger Agreement and approve the merger. Holders of shares of NESC common stock should read this proxy statement/prospectus carefully in its entirety, including the annexes, for more detailed information concerning the Merger Agreement and the merger. In particular, holders of shares of NESC common stock are directed to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus.
The affirmative vote of the holders of at least two-thirds of the outstanding NESC common shares entitled to vote is required for NESC to complete the merger.
NESC’s board of directors recommends a vote “FOR” the proposal to adopt the Merger Agreement and approve the merger.
Proposal 2.    The Adjournment Proposal
(Item 2 on Proxy Card)
The NESC stockholder meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary, to obtain additional votes in favor of NESC Merger Agreement Proposal.
If, at the NESC stockholder meeting, the number of shares of NESC common stock present or represented and voting in favor of NESC Merger Agreement Proposal is insufficient to approve such proposal, NESC intends to move to adjourn the NESC stockholder meeting in order to solicit additional proxies for approval of the NESC Merger Agreement Proposal.
In the NESC Adjournment Proposal, NESC is asking its stockholders to authorize the holder of any proxy solicited by NESC to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn NESC stockholder meeting to another time and place for the purpose of soliciting additional proxies. If NESC stockholders approve the proposal to adjourn the stockholder meeting, NESC could adjourn NESC stockholder meeting and any adjourned session of the NESC stockholder meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from NESC stockholders who have previously voted.
A majority of the shares of NESC common stock entitled to vote and present in person or by proxy at the stockholder meeting is required to adjourn NESC stockholder meeting.
NESC’s board of directors recommends a vote “FOR” the proposal to adjourn the stockholder meeting, if necessary, to solicit additional proxies.
Other Matters to Come Before the Meeting
At this time, NESC is unaware of any matters, other than as set forth above, that may properly come before NESC stockholder meeting. If any other matters properly come before NESC stockholder meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at NESC stockholder meeting or any adjournment or postponement of NESC stockholder meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

INFORMATION ABOUT NESC
NESC is a Connecticut corporation formed in 1997 to operate in both regulated and unregulated water markets. NESC is the sole stockholder of four regulated water companies operating in Connecticut, New Hampshire and Massachusetts. The largest of these water companies is VWS, a utility established in 1884 as the Plainville Water Company. It delivers water to over 6,800 customers in Plainville, Southington, and Farmington, Connecticut. NESC additionally operates Colonial Water Company, a utility that provides water to about 1,550 customers in Dover and Plymouth, Massachusetts; Mountain Water Systems, a utility that provides water to approximately 500 customers in Sheffield, Massachusetts; and Abenaki Water Company, a combination of five systems that provide water and sewer services to about 900 customers in Belmont, Bow, Gilford, and Bretton Woods, New Hampshire.
NESC also performs unregulated services throughout New England for both commercial and residential customers. Hydrant inspections/repairs, backflow testing/repairs, small water system management, and general plumbing services are examples of NESC’s service offerings. Through employees of NESC, VWS and their affiliates, NESC has a full range of treatment and distribution certifications and licenses for backflow device inspection, cross connection survey and plumbing services.
The principal place of business of NESC is:
37 Northwest Drive
Plainville, CT 06062
and its telephone number is: 860-747-1665.

INFORMATION ABOUT EVERSOURCE, AQUARION AND MERGER SUB
The information in Eversource’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 17, 2021, is incorporated by reference in this proxy statement/prospectus.
The information regarding the management of Eversource is incorporated by reference to the information set forth in the section titled “Directors, Executive Officers and Corporate Governance” of Item 10 of Eversource’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020, as filed with the SEC on February 17, 2021 and to the information to the information set forth in the section titled “Election of Trustees” of Item 1 of Eversource’s definitive proxy statement for solicitation of proxies, as filed with the SEC on March 26, 2021. The information regarding Management’s Discussion and Analysis of Financial Condition and Results of Operations, Executive Compensation, and Certain Relationships and Related Transactions, and Director Independence is incorporated by reference to the relevant information set forth in Items 7, 11, and 13 of Eversource’s Annual Report on Form 10-K for year ended December 31, 2020 as filed with the SEC on February 17, 2021.
You should carefully consider the information incorporated by reference in this proxy statement/prospectus, as well as the other information contained or incorporated by reference in this proxy statement/prospectus before making a decision to invest in our common shares. See “Where You Can Find More Information” beginning on page 81.
Merger Sub is a wholly-owned subsidiary of Aquarion formed for purposes of the merger with NESC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF EVERSOURCE
The information regarding the common share ownership of beneficial owners and management is incorporated by reference to the information set forth in the sections entitled “Securities Ownership of Certain Beneficial Owners” and “Common Share Ownership of Trustees and Management” of Eversource’s definitive proxy statement for solicitation of proxies, as filed with the SEC on March 26, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NESC
NESC management is not aware of any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who beneficially owns more than 5% of NESC’s common stock (a “Principal Shareholder”) as of the record date (June 15, 2021) except as set forth in the table below:
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares Outstanding(1)
Donald Vaughan(2)	189,989	21.03%

(1)
Percentages are based upon the 903,354 shares of NESC common stock outstanding and entitled to vote on the record date.

(2)
Includes 85,843 shares held by Mr. Vaughan individually and 103,446 shares owned by Eastford, LLC, over which Mr. Vaughan and his spouse share voting power. Also includes 700 shares owned by Mr. Vaughan’s spouse.

Share Ownership of Management
As of the record date, the directors and executive officers of NESC and their affiliates collectively owned 200,218 shares of NESC common stock, or approximately 22.16% of NESC’s outstanding shares. Executive Officers Nicholas LaChance, President and Chief Executive Officer of NESC, and Donald Vaughan, Chairman and Vice President of Operations of NESC, have agreed to vote their shares in favor of approval of the NESC Merger Agreement Proposal.
The following table sets forth certain information as of the record date regarding the number of shares of NESC common stock beneficially owned by each Director and Executive Officer of the NESC, and by all Directors, and Executive Officers of NESC as a group.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)(1)
Pauline Ahern	640	*
Stephen Densberger	1,830	*
William Galske, III	1,475	*
Bonalyn Hartley	322	*
Nicholas LaChance(2)	3,993	*
Donald Vaughan	189,989	21.03%
Judith Wotton	505	*
Robert Gallo	315	*
Sheryl Fairchild	1,112	*
Ryan Caouette	37	*
All Directors, and Executive Officers as a group	200,218	22.16%

*
Percent ownership is less than 1%.

(1)
Percentages are based upon the 903,354 shares of NESC common stock outstanding and entitled to vote on the record date.

(2)
Includes 85,843 shares held by Mr. Vaughan individually and 103,446 shares owned by Eastford, LLC, over which Mr. Vaughan and his spouse share voting power. Also includes 700 shares owned by Mr. Vaughan’s spouse.

DESCRIPTION OF EVERSOURCE COMMON SHARES AND PREFERRED SHARES
The following summary of the terms of Eversource common shares and preferred shares is based upon Eversource Energy’s Declaration of Trust (the “Declaration of Trust”). The summary is not complete, and is qualified by reference to Eversource’s Declaration of Trust filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Eversource encourages you to read the applicable provisions of Eversource’s Declaration of Trust for additional information.
Common Shares and Preferred Shares
Common Shares.   Eversource’s outstanding common shares are listed on the NYSE and trade under the symbol “ES.” Any additional common shares Eversource issues will also be listed on the NYSE. Common shareholders may receive dividends if and when declared by Eversource’s Board of Trustees. Dividends may be paid in cash, shares or other form. All outstanding common shares are fully paid and non-assessable.
Each common share is entitled to one vote in the election of Trustees and other matters. Eversource’s common shareholders are not entitled to cumulative voting rights. Eversource will notify common shareholders of any shareholders’ meetings according to applicable law. If Eversource liquidates, dissolves or winds up business, either voluntarily or not, common shareholders will share equally in the assets remaining after Eversource pays its creditors and preferred shareholders, if any.
Preferred Shares.   Eversource does not currently have preferred shares authorized, although the Declaration of Trust permits the issuance of preferred shares subject to common shareholder approval. Before Eversource can issue preferred shares, Eversource will need to obtain authorization from the Board of Trustees and common shareholders.
Computershare Trust Company, N.A. (“Computershare”), a federally chartered trust institution, is Eversource’s transfer agent and registrar. Correspondence to Computershare should be sent to Computershare Investor Services, Eversource Energy Shareholder Services, P.O. Box 505005, Louisville, KY 40233-5005. Computershare may be contacted by calling 1-800-999-7269 or for the TDD for the hearing impaired by calling 1-800-952-9245. You may also contact Computershare through the Internet at www.eversource.com or through Computershare’s website at www.computershare.com/investor.

COMPARISON OF RIGHTS OF HOLDERS OF EVERSOURCE COMMON SHARES AND NESC COMMON STOCK
Eversource is a Massachusetts business trust, and NESC is incorporated under the laws of the State of Connecticut. Accordingly, the rights of Eversource shareholders are governed by the laws of the Commonwealth of Massachusetts while the rights of NESC stockholders are governed by the laws of the State of Connecticut. As a result of the merger, NESC stockholders will become shareholders of Eversource. Thus, following the merger, the rights of NESC stockholders who become Eversource shareholders in the merger will be governed by the laws of the Commonwealth of Massachusetts and the Eversource Declaration of Trust.
The following description summarizes the material differences between the rights of the shareholders of Eversource and the stockholders of NESC, but it is not a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. NESC stockholders should read carefully the relevant provisions of the Massachusetts General Law, the section of this proxy statement/prospectus titled “Description of Eversource Common Shares and Preferred Shares” beginning on page 68 and the certificate of incorporation and bylaws of NESC and Declaration of Trust of Eversource. For more information on how to obtain the documents that are not attached to this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 81.
	Rights of NESC Stockholders	Rights of Eversource Shareholders
Authorized Capital Stock; Authority to Issue Capital Stock	The authorized capital stock of NESC consists of 3,000,000 shares of common stock, no par value per share. As of the record date, there were 903,354 shares of NESC common stock outstanding.
The authorized capital stock of Eversource consists of 380,000,000 common shares, $5.00 par value. As of April 30, 2021, there were 343,466,162 Eversource common shares outstanding.
The trustees are authorized to issue common shares pursuant to an affirmative vote of at least a majority in interest of all shares previously issued and then outstanding of such class or classes that have general voting power. The trustees may issue preferred shares only when authorized by the affirmative vote of at least two-thirds shares having general voting power and also by such vote or consent of each class of preferred shares previously issued and then outstanding as may be required by the rights each of such class as determined by the issue of such shares.

Voting Generally; Number of Trustees and Size of Board; Terms of Trustees	Each share of NESC common stock is entitled to one vote in the election of directors and other matters. Stockholders are not entitled to cumulative voting rights. The number of directors will not	Each common share is entitled to one vote in the election of trustees and other matters. Common shareholders are not entitled to cumulative voting rights. The number of trustees for each

	Rights of NESC Stockholders	Rights of Eversource Shareholders

be less than three or more than nine, and directors are elected by a plurality of the votes cast at a meeting at which there is a quorum of not less than a majority of shares outstanding and entitled to vote. Directors are elected to serve for staggered three-year terms.
The NESC board of directors currently consists of seven directors.

ensuing year is determined by a vote of at least a majority of the number of shares outstanding that have voting powers. If no number of trustees is determined at any annual meeting, the number is the same as for the preceding year. Members of the board of trustees serve one-year terms and are elected annually.
The number of trustees is set at fourteen. Eversource’s board currently consists of twelve trustees.

Vacancies	Vacancies on the board of directors other than vacancies created by the removal of a director or directors by the stockholders or by an increase in the number of directorships may be filled by majority vote of the remaining directors for the unexpired term of the vacancy which is being filled.	Under the Declaration of Trust, vacancies are filled by the affirmative vote of trustees present and voting at any meeting for which there is a quorum of a majority of the full board of trustees.
Votes on Mergers, Consolidations, Sales or Leases of Trust Assets and Certain Other Transactions	Pursuant to Connecticut law, the merger must be approved by a majority vote of the board of directors and by the affirmative vote of holders of not less than two-thirds of all of the shares of company common stock outstanding and entitled to vote.
The trust may be terminated at any time by the affirmative vote of at least two-thirds of the trustees and the approval by either the affirmative vote or consent in writing of holders of at least two-thirds of all shares previously issued and then outstanding of such class or classes as then have the general voting power.
No mortgage, pledge or charge of the whole or substantially whole trust estate will be created unless authorized by a vote of at least two-thirds of all the shares then outstanding of such class or classes as then have general voting power, provided, however, that no such authorization will be required to secure bonds or obligations issued to refund any secured bonds or obligations.

Amendments to Declarations of Trust	The certificate of incorporation of NESC may be amended by the affirmative vote of a majority of	The Declaration of Trust may be altered, amended, added to or rescinded at any time by the

	Rights of NESC Stockholders	Rights of Eversource Shareholders
the board of directors and by the affirmative vote of a majority of all of the shares of NESC common stock outstanding and entitled to vote.
affirmative vote of at least two-thirds of the members of the board of trustees and will become effective upon the approval of at least two-thirds affirmative vote of all shares issued and then outstanding and having general voting power.
No alteration, amendment, addition or rescission adversely affecting the preferences or priorities of any preferred shares will be effective without the affirmative vote or written consent of the holders of at least two-thirds of the affected preferred shares.

Indemnification of Trustees and Officers	The certificate of incorporation and bylaws of NESC provide that in addition to the indemnification required by law, NESC will indemnify its current and former officers and directors to the fullest extent permitted by law.
The Declaration of Trust provides that Eversource will indemnify each of its present and former trustees and officers against any loss, liability or expense incurred in proceedings in which such person may be involved by reason of being or having been a trustee or officer, except with respect to any matter as to which such person will have been finally adjudicated in such proceeding not to have acted in good faith in the reasonable belief that such person’s action was in Eversource’s best interests.
If any such proceeding is disposed of by a compromise payment by any such trustee or officer, no indemnification payment will be provided unless a determination is made that such trustee or officer acted in good faith in the reasonable belief that such person’s action was in Eversource’s best interests. Such determination must be made by either the board of trustees by majority vote of the quorum consisting of trustees who were not parties to such proceeding, by Eversource’s independent legal counsel in a written opinion, or by the shareholders.

	Rights of NESC Stockholders	Rights of Eversource Shareholders
Limitation on Personal Liability of Trustees	NESC’s certificate of incorporation provides for the limitation of directors’ personal liability to the fullest extent permissible under Connecticut law for monetary damages for breach of fiduciary duty as a director provided such breach did not: (i) involve a knowing and culpable violation of law by the director; (ii) enable the director or an associate to receive an improper personal economic gain; (iii) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the corporation; (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the corporation; or (v) create liability for unlawful distributions.	The Declaration of Trust provides that no member of the board of trustees will be liable to Eversource or Eversource shareholders for monetary damages due to any breach of fiduciary duty, except for: (i) breaches of such person’s duty of loyalty to Eversource or Eversource shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) any transaction from which such person derived an improper personal benefit.
Preemptive Rights	NESC stockholders do not have preemptive rights. Accordingly, no stockholder will be entitled as a matter of right to subscribe for, purchase or receive any shares of stock of NESC or any obligation convertible into or warrant or other instrument entitling the holder to purchase any stock of NESC which NESC may issue or sell.
Upon the offering or sale by the trustees for cash of any common shares or convertible securities each holder of common shares has the right to purchase such shares or convertible securities in proportion to the number of common shares held by him or her, within the time and on the terms fixed by the trustees. Such preemptive rights do not apply with respect to:
(i) the issue of common shares, or the grant of rights or options on such shares, to trustees, directors, officers, or employees of Eversource or its subsidiaries, if such issue or grant is approved by the holders of common shares at a meeting duly held for the purpose or is authorized by and consistent with a plan approved by shareholders;

	Rights of NESC Stockholders	Rights of Eversource Shareholders

(ii) common shares and convertible securities issued in satisfaction of their preemptive rights and not for purchase;
(iii) common shares and convertible securities issued pursuant to a plan adjusting any rights to fractional shares or fractional interests in order to prevent the issue of such fractional shares or fractional interests in such shares;
(iv) common shares and convertible securities issued in connection with a merger or consolidation, or pursuant to an order of a court of competent jurisdiction, unless such order otherwise provides;
(v) common shares and convertible securities issued in a public offering or to or through underwriters who will have agreed to make a public offering of such common shares or convertible securities;
(vi) common shares and convertible securities released from such preemptive rights by the affirmative vote of at least two-thirds of the common shares then outstanding; or
(vii) common shares or convertible securities held in Eversource’s treasury.

Calling Special Meetings of Shareholders	The bylaws of NESC provide that special meeting of stockholders may be called at any time by the chairman of the board, the president or by vote of a majority of the board of directors or by stockholders owning at least 10% of the stock entitled to vote (or 35% of the stock entitled to vote, if the corporation then has a class of securities registered pursuant to the Exchange Act). NESC does not have a class of securities registered pursuant to the Exchange Act.	Eversource’s Declaration of Trust provides that special meetings of Eversource’s shareholders may be ordered by the chairman of the board, the president, or a majority of the board of trustees, or may requested by the holders of one-tenth interest of all the shares outstanding of any class or classes having the right to vote.

	Rights of NESC Stockholders	Rights of Eversource Shareholders
Notice of Shareholder Meetings	A notice of any stockholder’s meetings should state the purpose for which the meeting is called and will be served personally or by mail not less than seven or more than 50 days before the date set for such meeting.
Notice of each meeting, whether annual or special, specifying the time, place and purposes of the meeting, will be given to all shareholders entitled to vote at least seven days in advance of the meeting.
Notice may be delivered by mail, fax, e-mail, post on a message board accompanied by an email notice of the posting or by any other form of electronic transmission directed to the shareholder in a manner specified by the shareholder.

Business Combinations with Interested Parties	A Connecticut corporation, such as NESC, that does not have a class of securities registered pursuant to the Exchange Act, is exempt from the provision of the Connecticut General Statutes Section 33-844 that would otherwise preclude business combinations between an interested stockholder and the corporation for five years following the date such stockholder became a 10% stockholder of the corporation absent approval by a majority of both the whole board and a majority of non-employee directors and uninterested stockholders.
Chapter 110F of the Massachusetts General Laws prohibits any business combination with an interested shareholder, generally a person who owns or has recently owned at least 5% of the company’s outstanding voting shares, for three years after the person becomes an interested shareholder unless (i) prior to the 5% purchase, the board of trustees approves either the 5% purchase or the proposed business combination; (ii) the interested shareholder owned approximately 90% of the company’s voting shares (excluding shares held by certain affiliates of the company) after making the 5% purchase which rendered him or her an interested shareholder; or (iii) the board of trustees and holders of two-thirds of the non-interested shares approve the business combination after the acquiror has become an interested shareholder.
The Eversource Declaration of Trust does not address anti-takeover regulations or protections.

Control Share Acquisitions	A Connecticut corporation, such as NESC, that does not have a class of securities registered	Chapter 110D of the Massachusetts General Laws regulates the acquisition of

	Rights of NESC Stockholders	Rights of Eversource Shareholders
pursuant to the Exchange Act, is exempt from the provision of the Connecticut General Statutes Section 33-844 that would otherwise preclude business combinations between an interested stockholder and the corporation for five years following the date such stockholder became a 10% stockholder of the corporation absent approval by a majority of both the whole board and a majority of non-employee directors and uninterested stockholders.
control shares. A control share acquisition occurs when an individual aggregates a number of shares which, when added to shares already owned, would allow the acquiring person to vote at least 20% of the company’s shares. Under Chapter 110D, shares acquired in this type of a transaction would have no voting rights unless a majority of non-interested shareholders specifically voted to grant the acquiring person voting rights for these shares. In general, the acquiring person as well as Eversource’s officers and employee-trustees are not permitted to vote on whether these voting rights should be granted.
The Eversource Declaration of Trust does not address anti-takeover regulations or protections.

Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors	Stockholders of NESC may submit proposals and nominate candidates for election to the board of directors so long as stockholders follow advance notice procedures described in the proxy statement related to that particular meeting.
Eversource shareholders may submit shareholder proposals and nominate candidates for the board of trustees if the shareholders follow advance notice procedures described in the Eversource annual proxy statement.
Eversource’s Declaration of Trust also provides for proxy access.

Stockholder Action by Written Consent	Connecticut General Statutes Section 33-698 provides that action to be taken at a stockholders’ meeting may be taken without a meeting if the action is taken by all stockholders entitle to vote on the action. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by all the stockholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes or filing with the corporate records.	The Eversource Declaration of Trust does not provide for shareholder action by unanimous written consent.

	Rights of NESC Stockholders	Rights of Eversource Shareholders
Dividend Policy	Subject to the provisions of law and the certificate of incorporation, the board of directors have full power to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends will be declared in dividends and paid to the stockholders of NESC. The board of directors may fix a sum which may be set aside or reserved over and above the paid-in capital of NESC for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary such fund in the Board’s absolute judgement and discretion. In no case will the dividends paid exceed the net income earned of the same fiscal year.	Common shareholders may receive dividends if and when declared by the board of trustees. No shareholders of any class are entitled to receive or be paid any dividends from the trust except as determined by the trustees. Dividends may be paid in cash, shares or other form.
Forum Selection	NESC’s certificate of incorporation does not contain a forum selection provision.	Eversource’s Declaration of Trust does not contain a forum selection provision.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of the material U.S. federal income tax considerations for NESC stockholders. This discussion applies only to U.S. Holders (as defined below) that hold NESC stock as a capital asset for U.S. federal income tax purposes. This discussion is limited to U.S. federal income tax considerations, and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:
•
financial institutions or financial services entities;

•
broker dealers;

•
insurance companies;

•
dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of NESC common stock;

•
persons holding NESC common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
U.S. expatriates or former long-term residents of the U.S.;

•
governments or agencies or instrumentalities thereof;

•
regulated investment companies (RICs) or real estate investment trusts (REITs);

•
persons subject to the alternative minimum tax provisions of the Code;

•
persons who received their shares of NESC common stock as compensation;

•
partnerships or other pass-through entities for U.S. federal income tax purposes; and

•
tax-exempt entities.

If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other owners) will generally depend on the status of the partners and your activities. Partnerships and their partners (or other owners) should consult their tax advisors with respect to the consequences to them under the circumstances described herein.
This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
Eversource has not sought, and does not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of NESC common stock who or that is, for U.S. federal income tax purposes:

•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation purposes regardless of its source; or

•
an entity treated as a trust for U.S. federal income tax purposes if (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

General
The obligations of each of Aquarion and NESC to consummate the merger are conditioned upon the receipt by each of them of an opinion dated as of the closing of the merger, to the effect that that the merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Aquarion will receive an opinion from its counsel, Ropes & Gray LLP. NESC will receive an opinion from its counsel, CFM.
The opinions of counsel will be based on customary assumptions and on representations, warranties and covenants of officers of Eversource, Aquarion, and NESC and any of their respective affiliates and representatives, as appropriate. If any of the assumptions, representations, warranties or covenants is incorrect, incomplete or inaccurate or is violated, the validity of the opinions described above may be affected and the tax consequences of the merger could differ materially from those described below.
An opinion of counsel represents counsel’s best legal judgment but is not binding on the IRS or any court, so there can be no certainty that the IRS will not challenge the conclusions reflected in the opinions or that a court would not sustain such a challenge. In addition, none of Eversource, Aquarion, nor NESC intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to the treatment of the merger described above. If the IRS were to successfully challenge the treatment of the merger, the tax consequences could differ materially from those described below. In addition, if any of the representations or assumptions upon which such opinions are based is inconsistent with actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.
U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of NESC Common Stock
Subject to the qualifications, assumptions and limitations set forth herein and the U.S. federal income tax opinions filed herewith, the discussion below represents the opinion of Cranmore, FitzGerald & Meaney, counsel to NESC, and Ropes & Gray LLP, counsel to Eversource, with respect to the material U.S. federal income tax consequences of the merger.
Exchange of NESC Common Stock for Eversource Common Shares
Subject to the discussion below relating to the receipt of cash in lieu of fractional shares, each U.S. Holder of NESC common stock generally will not recognize income, gain or loss upon exchanging its NESC common stock for Eversource common shares. The aggregate tax basis in the shares of Eversource common shares that a U.S. Holder receives pursuant to the merger will equal its aggregate adjusted tax basis in the shares of the NESC common stock exchanged. The holder’s holding period (for tax purposes) of the Eversource common shares that it receives pursuant to the merger will include its holding period for the shares of the NESC common stock it exchanges.
If a U.S. Holder has acquired different blocks of NESC common stock at different times or at different prices, then such U.S. Holder’s tax basis and holding period in shares of NESC common stock received in the merger generally will be determined with reference to each block of NESC common stock. Any such U.S. Holders should consult their tax advisors with respect to identifying the bases or holding periods of the shares of NESC common stock received in the merger.

Cash in Lieu of Fractional Shares
A U.S. Holder that receives cash in lieu of a fractional share of Eversource common shares generally will be treated as having received such fractional share in the merger and then as having sold such fractional share for cash. Such U.S. Holder generally will recognize gain or loss equal to the difference between the amount of cash received in lieu of the fractional share of Eversource common shares and the tax basis allocated to such fractional share of Eversource common shares. Such gain or loss generally will be capital gain or loss, and long-term capital gain or loss if the holding period for such fractional share (including the holding period of the NESC common stock surrendered therefor) is more than one year as of the closing date of the merger. Long-term capital gains of non-corporate U.S. Holders currently are generally eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments to a U.S. Holder pursuant to the merger, and such payments, including payments of the cash in lieu of fractional shares of NESC common stock, may be subject to backup withholding. A U.S. Holder will not be subject to backup withholding if such U.S. Holder provides the appropriate documentation (generally, an IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption. Certain U.S. holders (including corporations) generally are not subject to backup withholding if such U.S. Holders provide the appropriate documentation to establish an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
FATCA Withholding Taxes
Provisions commonly referred to as “FATCA” impose withholding of 30 percent (30%) on “withholdable payments” (including payments of cash for fractional shares) on NESC common stock. In general, no such withholding will be required with respect to a U.S. Holder that timely provides the certifications required on a valid IRS Form W-9.
Nothing in the foregoing summary is intended to be, or should be construed as, tax advice. The United States federal income tax discussion set forth above is included for general information purposes only and is not a complete analysis or discussion of all potential tax consequences relevant to NESC common stockholders. Stockholders are strongly urged to consult their tax advisors to determine the federal, state, local and foreign tax consequences to them of the merger and any other transactions consummated in connection therewith and the ownership and disposition of Eversource common shares received in the merger in light of their own particular circumstances.

LEGAL MATTERS
The validity of the Eversource common shares to be issued in connection with the merger will be passed upon by Kerry J. Tomasevich, Assistant General Counsel and Assistant Secretary of Eversource, and certain matters pertaining to the United States Federal income tax consequences of the merger will be passed upon for Eversource by Ropes & Gray LLP and for NESC by Cranmore, FitzGerald & Meaney. As of May 26, 2021, Mr. Tomasevich beneficially owned approximately 4,226 Eversource common shares.

EXPERTS
The financial statements of Eversource Energy and subsidiaries, as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020 and the related financial statement schedules incorporated by reference in this proxy statement/prospectus, and the effectiveness of Eversource Energy’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Eversource has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common shares offered of Eversource being offered in the merger. This proxy statement/prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this proxy statement/prospectus in accordance with the rules and regulations of the SEC. Statements made in this proxy statement/prospectus concerning the contents of any documents filed as an exhibit to the registration statement are not necessarily complete and are qualified in their entirety by reference to such exhibit or the document filed with the SEC. For further information, you should refer to the registration statement and its exhibits.
Eversource is subject to the informational requirements of the Exchange Act, and therefore Eversource’s files annual, quarterly and current reports, proxy statements and other information with the SEC. Information filed by Eversource is also available at the SEC’s website at www.sec.gov. You can find additional information about Eversource on Eversource’s website at www.eversource.com. The information on this website is not a part of this proxy statement/prospectus.
This proxy statement/prospectus “incorporates by reference” certain information filed by Eversource with the SEC, which means that Eversource can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus. This proxy statement/prospectus does not incorporate by reference any information filed with the SEC by NESC.
The following documents and information filed by Eversource are incorporated by reference:
(1)
Eversource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 17, 2021;

(2)
Eversource’s quarterly report on Form 10-Q for the quarter ended March 31, 2020 filed on May 10, 2021;

(3)
Eversource’s Current Reports on Form 8-K filed on May 10, 2021, April 7, 2021, March 16, 2021 and February 16, 2021; and

(4)
Eversource’s Proxy Statement on Schedule 14A filed on March 26, 2021

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
by and among
AQUARION MERGER COMPANY, LLC,
NEW ENGLAND SERVICE COMPANY, and
AQUARION COMPANY
Dated as of April 7, 2021

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger is dated as of April 7, 2021 (the “Agreement”) by and among Aquarion Merger Company, LLC (“Aquarion MergerCo”), a Connecticut limited liability company and a direct wholly-owned subsidiary of Aquarion Company, a Connecticut corporation (“Parent”), and New England Service Company, a Connecticut corporation (the “Company”). Each of Aquarion MergerCo, Parent, and the Company are sometimes collectively referred to herein as the “Parties”. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Section 9.1.
RECITALS
WHEREAS, the Company’s Subsidiaries are public water and wastewater utilities engaged in the collection, treatment and distribution of potable water through systems located in (a) Plainville, Connecticut, (b) Southington, Connecticut, (c) Farmington, Connecticut, (d) Dover, Massachusetts, (e) Plymouth, Massachusetts, (f) Sheffield, Massachusetts, (g) Belmont, New Hampshire, (h) Bow, New Hampshire, (i) Gilford, New Hampshire, and (j) Carroll, New Hampshire and (k) Crawford’s Purchase, New Hampshire (such systems, collectively, the “System” and such locations, collectively, the “Service Area”), and is subject to the jurisdiction of the Connecticut Public Utilities Regulatory Authority (“PURA”), the Massachusetts Department of Public Utilities (“MDPU”), and the New Hampshire Public Utilities Commission (“NHPUC”, together with PURA and MDPU, the “Regulatory Authorities”);
WHEREAS, the Parties intend that Aquarion MergerCo merge with and into the Company, with the Company to continue as the Surviving Corporation, and that the Company Stockholders will receive Eversource Common Shares plus cash in lieu of fractional shares in exchange for all of the outstanding shares of Company Common Stock, all on the terms and subject to (a) the conditions hereinafter set forth and (b) the Regulatory Approvals;
WHEREAS, the board of directors of Parent has approved and declared advisable the Merger of Aquarion MergerCo with and into the Company upon the terms and subject to the conditions set forth herein;
WHEREAS, the board of directors of Aquarion MergerCo has approved and declared advisable and resolved to recommend to Parent, as the sole stockholder of Aquarion MergerCo, the approval of this Agreement and the Merger;
WHEREAS, the board of directors of the Company (the “Company Board”) has approved and declared advisable the Merger, upon the terms and subject to the conditions set forth herein, and has determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company Stockholders;
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s and Aquarion MergerCo’s willingness to enter into this Agreement, Donald Vaughan and Nicholas LaChance have executed and delivered a Voting Agreement;
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s and Aquarion MergerCo’s willingness to enter into this Agreement, the sole shareholder of Parent as of the date hereof has executed and delivered the Shareholder Consent Agreement;
WHEREAS, concurrently with the execution of this Agreement, Parent has entered into employment or other arrangements with Donald Vaughan, Nicholas LaChance, Robert Gallo, Sheryl Fairchild, Jessica Pilgrim and Ryan Caouette effective as of the Effective Time;
WHEREAS, pursuant to and in accordance with Section 5.7 hereof, Parent has agreed to retain the Company Continuing Employees for not less than eighteen (18) months and not require them to relocate from their current place of employment for not less than twelve (12) months;
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements herein in connection with the Merger and also to prescribe the various conditions to the Merger herein; and

WHEREAS, the Parties desire that the transaction set forth herein qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be interpreted accordingly.
NOW, THEREFORE, in consideration of these premises and the mutual agreements, representations and warranties set forth in, and subject to the terms and conditions of, this Agreement, the Parties hereby agree as follows:
ARTICLE I
THE MERGER
1.1.   Surviving Corporation.   Subject to the conditions contained herein and in accordance with the provisions of this Agreement and the Connecticut Business Corporation Act (the “CBCA”) and the Connecticut Uniform Limited Liability Act (the “ULLA”), at the Effective Time, Aquarion MergerCo shall be merged with and into the Company (the “Merger”), which, as the corporation surviving in the Merger (the “Surviving Corporation”), shall continue unaffected and unimpaired by the Merger to exist under and be governed by the laws of the State of Connecticut. Upon the effectiveness of the Merger, the separate existence of Aquarion MergerCo shall cease and the Company shall become a direct, wholly-owned subsidiary of Parent.
1.2.   Effects of the Merger.   The Merger shall have the effects set forth in this Agreement and in the CBCA and the ULLA. Upon and after the Effective Time of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, both of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of the Company and Aquarion MergerCo (collectively, the “Constituent Companies”); and all property, real, personal and mixed, and all debts due to either of the Constituent Companies on whatever account, as well for stock subscriptions and all other things in action or belonging to each of the Constituent Companies shall be vested in the Surviving Corporation; and all such property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as if they were of the Constituent Companies, and the title to any real estate vested by deed or otherwise in either of the Constituent Companies shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Companies shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Companies shall thenceforth attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.
1.3.   Certificate of Incorporation; Bylaws; Directors and Officers.
(a)   At the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated to conform to the Certificate of Incorporation set forth as Exhibit A hereto, which amended and restated Certificate of Incorporation shall continue in full force and effect after the Effective Time as the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.
(b)   At the Effective Time, the Bylaws of the Company shall be amended and restated to conform to the Bylaws set forth as Exhibit B hereto, which amended and restated Bylaws shall continue in full force and effect after the Effective Time as the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.
(c)   At the Closing, the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are the directors and officers of Aquarion MergerCo immediately prior to the Effective Time, and each such director and officer shall hold his or her office commencing as of the Effective Time until the earlier of his or her resignation or removal or until his or her respective successor is duly elected or appointed and qualified, as the case may be.
1.4.   Tax Consequences.   For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The Company, Parent, Eversource (at Parent’s direction), and Aquarion MergerCo will each be a party to the plan of reorganization within the meaning of Section 368(b) of the Code and each hereby adopts this Agreement as a “plan of reorganization”

within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations. Each Party to this Agreement and Eversource (at Parent’s direction) shall treat and report the Merger as a reorganization within the meaning of Section 368(a) of the Code and (any comparable state, local or non-U.S. Tax Law) unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.
1.5.   Closing Date.
(a)   The closing of the transactions provided for in this Agreement (the “Closing”) shall take place at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts (or remotely via the exchange of documents and signatures in PDF format), at 10:00 A.M. on the fifth (5th) Business Day after the last of the conditions to Closing set forth in Article VI and Article VII of this Agreement have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or on such other date or at such other place as the Parties may mutually agree upon (the “Closing Date”).
(b)   Subject to the provisions of this Agreement, on the Closing Date, the Parties shall (i) file the Certificate of Merger with the Secretary of State of the State of Connecticut and (ii) make any other filings or recordings as may be required under the CBCA and ULLA. The Merger shall become effective at such time as such Certificate of Merger is duly filed with the Secretary of State of the State of Connecticut, or at such subsequent date or time, not to exceed thirty (30) days after the date of filing of the Certificate of Merger, as the Parties shall specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).
ARTICLE II
TREATMENT OF SHARES
2.1.   Conversion of Shares.   At the Effective Time by virtue of the Merger and without any further action on the part of the holders thereof:
(a)   Aquarion MergerCo Shares.   Each share of Aquarion MergerCo common stock (the “Aquarion MergerCo Common Stock”) issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and shall be converted into and become one (1) validly issued, fully paid and nonassessable share of the common stock of the Surviving Corporation.
(b)   Company Treasury Shares.   Any shares of the common stock of the Company, with no par value per share (the “Company Common Stock”), that immediately prior to the Effective Time are held in the treasury of the Company shall be cancelled and retired and shall cease to exist, and no cash or other consideration shall be paid or delivered in exchange therefor.
(c)   Conversion of Company Shares.   Subject to the provisions of this Section 2.1, each share of Company Common Stock, other than Dissenting Shares and shares canceled pursuant to Section 2.1(b), issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and in accordance with the procedures set forth in Section 2.2, be converted into the right to receive 0.51208 validly issued, fully paid and nonassessable common shares, par value $5.00 per share, of Eversource Energy, a Massachusetts voluntary association (“Eversource” and such shares, “Eversource Common Shares”), in respect of each share of Company Common Stock. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Eversource Common Shares or Company Common Stock, in accordance with Section 5.2(a)(xi), shall have been changed into a different number of shares or a different class, by reason of any stock dividend, recapitalization, split, reverse split, combination, consolidation, subdivision, reclassification or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein that is based upon the number of Eversource Common Shares or Company Common Stock, as the case may be, will be appropriately adjusted to provide to Parent and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by Section 5.2(a).

(d)   Dissenting Shares.
(i)
Each outstanding share of Company Common Stock the holder of which has perfected his or her right to appraisal rights under applicable Law and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”) shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by applicable Law; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for payment for shares or lose the right to payment for shares, in either case pursuant to the CBCA, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration (as defined in Section 2.2(b)). Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation using cash of the Company and its Subsidiaries (other than cash contributed or transferred to the Company or its Subsidiaries by Parent or its Affiliates).

(ii)
The Company shall give Parent prompt notice of any (a) written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the CBCA relating to the appraisal process received by the Company. To the extent permitted by applicable Law, Parent will control any and all negotiations and proceedings with respect to such demand. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal and will not, settle or offer to settle such demands.

2.2.   Exchange of Certificates.
(a)   Deposit with Exchange Agent.   At the Effective Time, Parent shall cause Eversource to deposit with (i) Eversource’s transfer agent and registrar, as exchange agent or (ii) a bank or trust company mutually agreeable to Parent and the Company (either (i) or (ii) to serve as Parent’s “Exchange Agent”), pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company, (X) certificates representing Eversource Common Shares required to effect the conversion of Company Common Stock into Eversource Common Shares in accordance with Section 2.1(c), or make appropriate alternative arrangements if uncertificated shares of Eversource Common Shares represented by a book entry (“Book-Entry Shares”) will be issued, and (Y) cash in an amount equal to pay the aggregate cash payable in lieu of fractional shares pursuant to Section 2.2(d). The Exchange Agent shall hold such cash as directed by Parent, which shall be used only to fund the cash payments required by such Section 2.2(d).
(b)   Exchange and Payment Procedures.   Within two (2) Business Days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a certificate or certificates representing shares of Company Common Stock (each, a “Certificate”) that have been converted pursuant to Section 2.1(c): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon actual delivery of the Certificates to the Exchange Agent), and (ii) instructions for effecting the surrender of the Certificate and receiving the Merger Consideration to which such holder shall be entitled therefor. Upon surrender of a Certificate to the Exchange Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Exchange Agent may require, the holder of such Certificate shall be entitled to receive in exchange therefor: (i) the issuance of either (X) a physical certificate representing that number of shares of Eversource Common Shares into which the shares of Company Common Stock previously represented by such Certificate are converted in accordance with Section 2.1(c) (which physical certificate will require the payment of a fee to the Exchange Agent by the holder of Company Common Stock), or (Y) a Direct Registration System (“DRS”) statement in the event that Book-Entry Shares will be issued; and (ii) the cash in lieu of fractional Eversource Common Shares to which such holder has the right to receive pursuant to Section 2.2(d) (the shares of Eversource Common Shares and cash described in clauses (i) and (ii) above being referred to collectively as the “Merger Consideration”). Each Certificate for Company Common Stock so surrendered shall be cancelled. If any Certificate shall have been lost, stolen, or destroyed, Parent or the Exchange Agent may, in its discretion and as a condition precedent to the issuance of any certificate or book entry representing shares of Eversource Common Shares, require the owner of such lost, stolen, or destroyed Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent or the Exchange Agent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Certificate. In the event the Merger Consideration is to be delivered to any Person who is not the Person in whose name the Certificate surrendered in exchange therefor is registered in the transfer records of the Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate (other than a certificate representing shares of Company Common Stock to be canceled in accordance with Section 2.1(b)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to Section 2.2(d).
(c)   Distributions with Respect to Unexchanged Shares.   All Eversource Common Shares to be issued pursuant to this Agreement shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Eversource in respect of the Eversource Common Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement; provided that no dividends or other distributions declared or made after the Effective Time with respect to shares of Eversource Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Eversource Common Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Eversource Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional shares of Eversource Common Shares to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Eversource Common Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Eversource Common Shares.
(d)   No Fractional Securities.   No certificates, receipts or scrip representing fractional shares of Eversource Common Shares will be issued upon the conversion of shares of Company Common Stock pursuant to Section 2.1(c). Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to Section 2.1(c) who would otherwise be entitled to receive a fraction of a share of Eversource Common Shares (after aggregating all shares of Company Common Stock held as of immediately prior to the Effective Time by such holder) will receive, in lieu thereof, from the Exchange Agent an amount in cash (without interest) rounded up to the nearest whole cent equal to: (i) the fraction of a share of Eversource Common Shares to which such holder would otherwise have been entitled to pursuant to Section 2.1(c); multiplied by (ii) $88.89. As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.
(e)   No Further Transfers.   From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable Law. Upon and after the Effective Time, no transfer of shares of Company Common Stock outstanding immediately prior to the Effective Time shall thereafter be made on the stock transfer books of the Company.
(f)   Termination of Exchange Agent.   Any certificates representing Eversource Common Shares or Book-Entry Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within two (2) years after the Effective Time pursuant to this Section 2.2 shall be returned by the Exchange Agent to Eversource, which shall thereafter act as the Exchange Agent hereunder. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of two (2) years after the Effective Time shall be returned to the Surviving Corporation, after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of such funds to which such holder may be due, subject to applicable Law.
(g)   Tax Withholding.   Each of the Exchange Agent, Parent, the Surviving Corporation and their respective Affiliates shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local, or foreign Tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.
(h)   No Liability.   None of Parent, Aquarion MergerCo, the Surviving Corporation, the Exchange Agent or their respective Affiliates shall be liable to any Person for such shares of Eversource Common Shares or cash delivered to a Governmental Body pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to seven (7) years after the Effective Time, or immediately prior to such earlier date on which any cash, any shares of Eversource Common Shares, any cash in lieu of fractional shares in respect of such Certificate or any dividends or other distributions with respect to Eversource Common Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Body, any such cash, shares, dividends or other distributions in respect of such Certificate will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Parent and Aquarion MergerCo as follows:
3.1.   Corporate Status; Subsidiaries; Affiliates; Capacity.
(a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and has all other requisite corporate power and authority and all necessary licenses and permits to carry on its business as it is now being conducted.
(b)   Each Subsidiary is listed on Schedule 3.1(b). Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept). The Company’s Affiliates (other than its officers and directors) are identified on Schedule 3.1(b) hereto. Each Subsidiary is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties and assets makes such qualification necessary.
(c)   The Company and each of its Subsidiaries possesses full legal and other capacity to enter into and carry out the provisions of this Agreement, and is under no receivership, impediment or prohibition imposed by any Governmental Body that would render the Company or any of its Subsidiaries unable to enter into and carry out the provisions of this Agreement.
3.2.   Regulation as a Utility.
(a)   The Subsidiaries set forth on Schedule 3.2(a)(i) (the “Regulated Subsidiaries”) are regulated as a “water company” and a “public service company” within Connecticut, a “public utility” in Massachusetts, and a “public utility” and “water company” in New Hampshire. All assets included in the rate base calculations of the Regulated Subsidiaries (i) in Connecticut, are used and useful in providing service to customers of the Regulated Subsidiaries within Connecticut, (ii) in Massachusetts, are used and useful in providing service to customers of the Regulated Subsidiaries within Massachusetts, and (iii) in New Hampshire, are used and useful in providing service to customers of the Regulated

Subsidiaries within New Hampshire. Other than as set forth on Schedule 3.2(a)(ii), no assets of the Company or any of the Regulated Subsidiaries are currently disallowed from recovery in rates based on its value and associated expenses in any ratemaking procedure before the Regulatory Authorities, as applicable. All amounts deferred by the Company or its Subsidiaries as reflected in the Company Financial Statements are recoverable by the Company or its Subsidiaries under applicable Law.
(b)   Since January 1, 2017, each of the Regulated Subsidiaries has filed with appropriate state public utilities commissions (including the Regulatory Authorities), as the case may be, all documents required to be filed by it under applicable Laws, except for filings the failure of which to make would not have a Company Material Adverse Effect. All such documents complied, as of the date so filed, with all applicable requirements of the applicable statute and rules and regulations thereunder, except for any failures to comply that would not have a Company Material Adverse Effect. Each Regulated Subsidiary’s rates, prices and charges are and have been those shown on schedules filed with and approved by each of the Regulatory Authorities.
(c)   As of the date hereof, no Subsidiary or Affiliate of the Company is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States, other than Connecticut, Massachusetts and New Hampshire, or in any foreign country. The Company is not subject to regulation as a public utility or public service company (or similar designation) by any state in the United States or in any foreign country. The Company is not required to file reports with the SEC pursuant to the Exchange Act.
3.3.   Title to Properties.
(a)   The Company and each of its Subsidiaries, to their Knowledge, has good and marketable title to (i) all Assets of the Company and its Subsidiaries including, without limitation, the System, the wells, transmission and distribution mains, tanks and standpipes, pumps and pumping stations, hydrants, meters and personal property described in the all documents required to be filed by the Company or its Subsidiaries under applicable Law with the Regulatory Authorities, which the Company has previously provided to Parent, and those acquired subsequent to December 31, 2019, and all of the Company’s and its Subsidiaries’ right, title and interest in and to the curb stops, service connections and easements, rights of way and leases, and any and all franchise rights, including without limitation all franchise and related rights set forth in the Company’s Certificate of Incorporation provided to Parent, and (ii) all documents, reports, maps and customer records pertaining to the System including, but not limited to, all engineering, laboratory and operating reports, customer service records including meter readings and fixture surveys, financial books and records, property maps, gate drawings, main laying specifications and tap and service cards, and the Company’s and its Subsidiaries’ cash and bank deposits.
(b)   (i) the Company and each of its Subsidiaries has good, marketable and/or insurable (at regular rates) title in fee simple to all of the Property, in each case, free and clear of all conditions, encroachments, easements, rights of way, restrictions and liens that currently, or would reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the Property, as presently conducted, and (ii) there is no Action pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Subsidiary challenging the Company or the applicable Subsidiary’s fee simple title to the Property. The property (real, personal and mixed, tangible and intangible), rights, privileges and assets now and hereafter owned, leased or licensed by the Company or any of its Subsidiaries are referred to in this Agreement as the “Assets.” Other than the Assets owned, leased or licensed by the Company and its Subsidiaries, no other assets are used in the conduct and operation of the Company’s and its Subsidiaries’ water supply businesses and the distribution and delivery of water to each of the Company’s and its Subsidiaries’ water customers. The Company and each of its Subsidiaries has the right to use the water it is now using in the manner in which it is using such water. All water supply sources, pump stations and storage facilities for the System, and all mains and service connections, are located on real estate owned by the Company and its Subsidiaries in fee simple, within the public rights-of- way, or within permanent easements of record in favor of the Company or its Subsidiaries. Other than as set forth on Schedule 3.3(b), there are no Liens on any Property or Assets of the Company or its Subsidiaries.

3.4.   Water Quality and Water Rights.   The drinking water supplied to customers by the Company through the Regulated Subsidiaries is and has been in material compliance with all applicable federal and state drinking water standards. The Regulated Subsidiaries that are regulated as a “water company” have all material rights, authorizations, permits, easements, prescriptive rights and rights of way, whether or not of record, which are necessary to extract and deliver water to their respective customers in a manner adequate and sufficient for the conduct of its business as currently conducted (the “Company Water Rights”). Other than as set forth in Schedule 3.4, to the Knowledge of the Company, (i) there is not any existing breach or default by the Company or any Regulated Subsidiary under any of the Company Water Rights which (with or without notice, lapse of time or both) would cause any of the Company Water Rights to be lost, revoked or compromised or not be satisfied, and (ii) there is no other existing fact or circumstance that would reasonably be expected to result in the foregoing, other than, in each of clauses (i) and (ii), any such exceptions which have not resulted in and would not have a Company Material Adverse Effect.
3.5.   Use of Assets.   To the Knowledge of Company, the present use of the Property conforms in all material respects to all applicable zoning, building, building line and similar restrictions, is a permitted “non-conforming use” as defined in such zoning, building, building line or similar restrictions or the Company and each of its Subsidiaries has obtained the necessary permits, variances or relief therefor. Other than as set forth in Schedule 3.5, the Assets are all located in the Service Area.
3.6.   Certificate of Incorporation; Bylaws; Directors and Officers.
(a)   The Company has made available to Parent true, complete and correct copies of the Company’s Certificate of Incorporation and Bylaws and the organizational documents of each of its Subsidiaries, each as amended through the date of this Agreement, and said Certificate and Bylaws and organizational documents of each Subsidiary are in full force and effect and include any and all amendments thereto.
(b)   The current members of the Company Board and each board of directors of its Subsidiaries and the officers of the Company and each of its Subsidiaries are listed on Schedule 3.6(b) hereto.
3.7.   Capitalization.
(a)   As of the date of this Agreement, the authorized capital stock of the Company consists of 3,000,000 shares of Company Common Stock with no par value per share, of which 903,325 shares of such Company Common Stock are presently outstanding. All of the issued and outstanding shares of Company Common Stock: (i) are duly authorized, validly issued, fully paid and nonassessable; (ii) were not issued in violation of any preemptive or other rights of any Person to acquire the securities of the Company; and (iii) were issued in compliance with all applicable federal and state securities laws. All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Subsidiary have been validly issued and are fully paid and nonassessable and are wholly owned by the Company, by another Subsidiary or by the Company and another Subsidiary, free and clear of all Liens, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests).
(b)   The Company and each of the Subsidiaries is not a party to any proxy, power-of- attorney, voting agreement, voting trust or stockholder agreement with respect to any of the capital stock of the Company or its Subsidiaries. As of the date of this Agreement, 3,093 shares of Company Common Stock are held by the Company in its treasury.
(c)   There are, no existing options, warrants, calls or other rights or other agreements committing the Company or any of the Subsidiaries to resell, transfer, issue or sell any shares of capital stock of the Company or any of its Subsidiaries. Except as set forth in Schedule 3.7(c), neither the Company nor any of its Subsidiaries own any direct or indirect equity interests in any corporation, partnership, trust, or other business, including the ownership of any securities or other rights exchangeable for or convertible into such equity interests.
(d)   Except for the capital stock and voting securities of, and other equity interests in, the Subsidiaries, neither the Company nor any Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity other than ordinary course investments in publicly traded securities constituting one percent (1%) or less of a class of outstanding securities of any entity.
3.8.   Board Composition; Authorization and Approval of Agreement.
(a)   The Company Board is comprised of seven (7) persons, each of whom has been duly elected by the Company Stockholders at a meeting called for such purpose pursuant to the requirements of (i) the CBCA and (ii) the Company’s Certificate of Incorporation and the Company’s Bylaws, as applicable.
(b)   The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the Requisite Company Vote and the Regulatory Approvals, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.
(c)   The Company Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company’s Stockholders, (ii) approved and declared advisable the “plan of merger” (as such term is used in Section 33-815 of the CBCA) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the CBCA, (iii) directed that the “plan of merger” contained in this Agreement be submitted to Company’s Stockholders for adoption, and (iv) resolved to recommend that Company Stockholders approve the “plan of merger” set forth in this Agreement and directed that such matter be submitted for consideration of the Company Stockholders at the Company Stockholders Meeting (collectively, the “Company Board Recommendation”).
(d)   The affirmative vote of the holders of sixty-six and sixty-seven hundredths percent (66.67%) of the shares of the Company Common Stock issued and outstanding as of the record date with respect to the Company Stockholders Meeting to be held pursuant to Section 5.4, voting as a single class (with each share of Company Common Stock having one vote per share), to approve this Agreement and the Merger is the only vote of the holders of any class or series of capital stock of Company necessary to authorize, adopt or approve this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the CBCA or the CLLCA) (the “Requisite Company Vote”). There are no bonds, debentures, notes, or other Indebtedness or, except for the Company Common Stock, other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Company Stockholders may vote.
(e)   The Company Board (including a majority of the nonemployee directors, of which there are at least two) has approved such resolutions as are necessary to authorize any business combinations with interested shareholders (as provided in Section 33-844 of the CBCA) intended by this Agreement, the Merger and the other transactions contemplated by this Agreement. The Company Board has taken all necessary action so that no “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover Law or any restrictive provision in the Company’s Certificate of Incorporation or Bylaws or comparable organizational documents of any of the Company’s Subsidiaries (each, a “Takeover Provision”), do not, and will not, apply with respect to or as a result of this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

3.9.   Absence of Defaults.
(a)   The execution and delivery of this Agreement does not and, upon approval thereof by the Company’s Stockholders, the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company or any organizational documents of the Company’s Subsidiaries; (ii) violate, conflict with or result in the breach or termination of, or constitute a default under the terms of, any agreement or instrument to which the Company or its Subsidiaries is a party or by which it or any of the Assets may be bound except where such default has not resulted in a Company Material Adverse Effect; (iii) result in the creation of any material Lien, charge or encumbrance upon any of the Assets pursuant to the terms of any such agreement or instrument; (iv) violate any Order, License, or Law against, or binding upon, the Company or its Subsidiaries or upon any of the Assets except where such violation has not resulted in a Company Material Adverse Effect; or (v) constitute a violation by the Company or its Subsidiaries of any Law of any jurisdiction as such Law relates to the Company, its Subsidiaries, the System or any of the Assets, except where such violation has not resulted in a Company Material Adverse Effect.
(b)   The Company and each of its Subsidiaries has obtained, or will use its commercially reasonable efforts in cooperation with Parent to obtain prior to Closing, all material consents, releases or waivers from Governmental Bodies and other third parties which may be necessary to prevent the execution of this Agreement or the consummation of the transactions contemplated herein from resulting in any violation, breach, default or other event referred to in this Section 3.9(b), all of which consents, releases or waivers are set forth on Schedule 3.9(b).
3.10.   Litigation, Orders, Etc.
(a)   There are no Actions pending, or to the Company’s Knowledge, threatened, against or relating to the Company or its Subsidiaries or the transactions contemplated by this Agreement in or before any Governmental Body.
(b)   The System, and the Company in its capacity as owner or operator of the System, is not subject to or in violation of any Order entered in any proceeding to which it was a party or of which it had Knowledge, including, without limitation, decisions, Orders, letter requests or proceedings of the Regulatory Authorities, the IRS, the Connecticut Department of Revenue Services and the Service Area. No Actions are pending or, to the Knowledge of the Company, threatened against the rates now being charged by the Company or any of its Subsidiaries.
(c)   All Liabilities in respect of any Order binding upon the Company or its Subsidiaries have been timely paid in accordance with such Order.
3.11.   Contracts.
(a)   Schedule 3.11 sets forth, as of the date of this Agreement, a true and complete list of the following Contracts (each such Contract of the type described in this Section 3.11, a “Company Material Contract”):
(i)
each loan and credit agreement or other Contract or understanding pursuant to which any Indebtedness of the Company or any Subsidiary is outstanding or may be incurred, other than any such Contract or understanding between or among the Company and the wholly owned Subsidiaries;

(ii)
each partnership, joint venture or similar agreement, Contract or understanding to which the Company or any Subsidiary is a party relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case material to the Company and the Subsidiaries, taken as a whole;

(iii)
each agreement with respect to employment, or restricting the employment, of any current or former employee of the Company or its Subsidiaries with an annual salary or wages in excess of $100,000, other than standard employee at-will offer letters, confidentiality agreements and invention assignment agreements;

(iv)
each collective bargaining or any other agreements with labor union, works council, trade union or other employee representative body;

(v)
agreements for the payment of severance benefits, retention bonuses, sale or transaction bonuses, change of control payments or similar payments to any current or former employee of the Company or its Subsidiaries;

(vi)
each contract requiring the Company or its Subsidiaries to make any investment of more than $50,000;

(vii)
[Reserved];

(viii)
each Contract entered into since January 1, 2017, providing for the purchase or other acquisition or sale or other disposition (directly or indirectly) by the Company or any of its Subsidiaries of an asset or assets or a business or businesses (A) in which the aggregate purchase or sale price (regardless of whether the consideration paid or received (x) was paid upon closing or paid or to be paid over time, (y) involved an earn-out or other contingency (in which case the amount of the consideration subject to any as yet-unrealized earn-out or other contingency shall be estimated reasonably and in good faith) and (z) in the form of cash, stock, assets, a debt instrument or otherwise) was in excess of $100,000 and (B) under which the Company or any of its Subsidiaries have or are reasonably likely to have a payment obligation, including any obligation to make any indemnification payment (other than indemnification with respect to directors and officers) or any payment under any guarantee or other financial obligation, in each case, involving consideration in excess of $100,000;

(ix)
each Contract with a Governmental Body to which the Company or any Subsidiary is a party, other than in the ordinary course of business;

(x)
each Contract with a Governmental Body to which the Company or any Subsidiary is a party that contains terms granting such Governmental Body a right of first refusal, right of first offer, option to purchase or similar right constituting a Lien with respect to any of the Company’s or any Subsidiary’s property or assets;

(xi)
each Contract or understanding to which the Company or any Subsidiary is a party involving the future disposition or acquisition of assets or properties with a fair market value in excess of $50,000 or, in the case of dispositions or acquisitions included in the Company’s or any Subsidiary’s capital budget, $50,000;

(xii)
each non-competition Contract or other Contract or understanding containing terms that expressly (A) limit or otherwise restrict the Company or any Subsidiary or (B) would, after the Effective Time, limit or otherwise restrict the Surviving Corporation from, in the case of either (A) or (B), engaging or competing in any line of business or in any geographic area in a manner that would be reasonably likely to be material, in the case of (A), to the Company and each Subsidiary, taken as a whole, or in the case of (B), to Parent and the Surviving Corporation, taken as a whole; and

(xiii)
each Contract or understanding with any supplier or vendor under which the Company or any Subsidiary is obligated to purchase technology, goods or services involving consideration in excess of $100,000 or, in the case of purchases included in the Company’s or any Subsidiary’s capital budget, $100,000 (except with respect to the purchase of water in the ordinary course of business consistent with past practice).

(b)   (i) Each Company Material Contract (including, for purposes of this Section 3.11(b), any Contract entered into after the date of this Agreement that would have been a Company Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of the Company or its Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, (ii) each such Company Material Contract is in full force and effect, and (iii) neither the Company nor any of its Subsidiaries is (with or without notice or lapse of time, or both) in material breach or default under any such Company Material Contract and, to the Knowledge of the Company, no other party to any such Company Material Contract is (with or without notice or lapse of time, or both) in material breach or default thereunder.
3.12.   No Brokers.   Other than Boenning & Scattergood, Inc., the fees and expenses of which will be paid by Company, all negotiations relative to this Agreement have been carried on by the Company directly with Parent, without the intervention of any Person as a result of any act of the Company in such manner as to give rise to any valid claim against any of the Parties for a brokerage commission, finder’s fee or other like payment.
3.13.   Financial Statements; Annual Reports.
(a)   The audited financial statements of the Company and each of its Subsidiaries for each of the years ended December 31, 2017, 2018 and 2019 (the “Audited Financial Statements”) and the unaudited financial statements of the Company as of March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020 (such recent date, the “Most Recent Balance Sheet Date”, and such unaudited financial statements, the “Unaudited Financial Statements”, together with the Audited Financial Statements and the Update Financial Statements delivered pursuant to Section 5.3(b), the “Company Financial Statements”) furnished to Parent were prepared in accordance with the books and records of the Company and U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The Company Financial Statements are based on the books and records of the Company and its Subsidiaries and present fairly in all material respects the financial position and the results of the operations of the Company and its Subsidiaries at the dates and for the periods indicated. The Company and its Subsidiaries maintain a standard system of accounting established and administered in accordance with GAAP.
(b)   Neither the Company nor any of its Subsidiaries has any material Liabilities or obligations of any nature that would have been required by GAAP to be reflected in or reserved against on the Company Financial Statements: except for: (i) Liabilities or obligations set forth on the face of the Company Financial Statements and (ii) Liabilities which have arisen after the balance sheet dates of the Company Financial Statements in the ordinary course of business which are not, individually or in the aggregate, material in amount. No financial statements of any Person other than the Company and its Subsidiaries are required by GAAP to be included in the Company Financial Statements.
(c)   Neither the Company nor any of its Subsidiaries is a guarantor, indemnitor, accommodation party or surety for any Person, entity, Liability or obligation. Since January 1, 2017, the Company and each Subsidiary has filed with the appropriate state public utilities commission (including each Regulatory Authority), as the case may be, all documents required to be filed by it under applicable Laws. All such documents complied in all material respects, as of the date so filed, with all applicable Law thereunder.
3.14.   Absence of Adverse Change.
Since December 31, 2019, the Company and each Subsidiary has conducted its respective business in the ordinary course in all material respects, and during such period there has not occurred:
(a)   any Company Material Adverse Effect;
(b)   except as set forth in Schedule 3.14(b), any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any capital stock or voting securities of, or other equity interests in, the Company or the capital stock or voting securities of, or other equity interests in, any Subsidiary or any repurchase for value by Company of any capital stock or voting securities of, or other equity interests in, the Company or the capital stock or voting securities of, or other equity interests in, any Subsidiary;
(c)   any split, reverse split, combination, consolidation, subdivision or reclassification of any capital stock or voting securities of, or other equity interests in, the Company, securities convertible into or exercisable or exchangeable for capital stock or voting securities of, or other equity interests in, the Company;

(d)   any incurrence of material Indebtedness for borrowed money or any guarantee of such Indebtedness for another Person, or any issue or sale of debt securities, warrants or other rights to acquire any debt security of the Company or any Subsidiary other than draws on existing revolving credit facilities in the ordinary course of business;
(e)   (i) except as set forth in Schedule 3.14(e), any direct or indirect sale, lease, license, mortgage, pledge, sale and leaseback or other Lien or other disposal of any of the Company’s or any Subsidiary’s property or assets or any interests therein (other than the distribution and sale of water in the ordinary course of business consistent with past practice) with, individually or in the aggregate, a fair market value in excess of the lesser of (A) $50,000 and (B) the maximum amount permitted by applicable Law or (ii) any acquisitions of businesses (whether by means of merger, share exchange, consolidation, tender offer, asset purchase or otherwise), for a purchase price in excess of the lesser of (A) $50,000 and (B) the maximum amount permitted by applicable Law;
(f)   any change in financial accounting methods, principles or practices by the Company or any Subsidiary, except insofar as may have been required by a change in GAAP or Law; or
(g)   any material elections or changes thereto with respect to Taxes by the Company or any Subsidiary or any settlement or compromise by the Company or any Subsidiary of any material Tax Liability or refund, other than in the ordinary course of business.
3.15.   Compliance with Laws; Licenses.
(a)   The location and construction, occupancy, operation and use of all improvements attached to or placed, erected, constructed or developed as a portion of any of the Property (the “Improvements”) do not violate in any material respect any applicable Licenses, Law, restrictive covenant or deed restriction affecting the Property including, without limitation, any applicable health, environmental, rates, utility, water supply, water quality, antitrust, hiring, wages, hours, collective bargaining, safety, price and wage controls, payment of withholding and social security taxes, zoning ordinances and building codes, flood and disaster Laws.
(b)   Schedule 3.15(b) discloses a list of and copies of all governmental licenses, permits, certifications and approvals of any Governmental Body possessed by or granted to the Company or any of its Subsidiaries (“Licenses”) and used or relied upon in the operation of the Company’s and its Subsidiaries’ business or the System. The Company and each of its Subsidiaries has all of the material Licenses which are required to carry on the Company’s and its Subsidiaries’ business as such business is now conducted. (i) No License used in, or necessary for the operation of Company, the Company’s Subsidiaries, the Assets or the System, will be terminated by the Company or its Subsidiaries prior to its stated expiration date or not be renewed in accordance with past practices of the Company, and (ii) no Governmental Body has given written notice to the Company or any of its Subsidiaries that a License used in, or necessary for the operation of Company or its Subsidiaries, the Assets or the System, will be terminated prior to its stated expiration date or not be renewed. Neither the Company nor any of its Subsidiaries is in material violation of any term or condition of any License.
(c)   To their Knowledge, the Company and each of its Subsidiaries are in material compliance with all applicable Laws (including privacy Laws) and Licenses. There is no demand or investigation by or before any Governmental Body pending or, to the Knowledge of the Company, threatened alleging that the Company or any of its Subsidiaries is not in compliance with any applicable Law or License or which challenges or questions the validity of any rights of the holder of any License. To the Knowledge of the Company, no noncompliance with any applicable Law or License exists.
3.16.   Environmental Matters.   Except as set forth on Schedule 3.16:
(a)   Without in any way limiting the generality of Section 3.15(a) above, neither any of the Assets nor the Company or any of its Subsidiaries are the subject of any pending or, to the Company’s Knowledge, threatened, Action or Order by any Governmental Body related to, or are subject to any remedial obligations under, any Applicable Environmental Laws.
(b)   Without in any way limiting the generality of Section 3.15(b) above, the Company and its Subsidiaries, taken as a whole, is currently not in violation of any Order, license, rule or Applicable

Environmental Laws and is not required to obtain any permits, licenses or authorizations (other than the Licenses) to construct, occupy, operate or use any portion of the Property as it is now being used by reason of any Applicable Environmental Laws.
(c)   To the Company’s Knowledge, no prior use of any of the Property by the Company or its Subsidiaries has occurred which violates any Applicable Environmental Laws in any material respect. The Company and its each of its Subsidiaries has not at any time “treated”, “disposed of”, “generated”, “stored” or “released” any “oil” or “toxic or hazardous substances, materials or wastes or solid wastes”, which, for purposes of this Section 3.16 are defined as each term is defined under the Applicable Environmental Laws (collectively “Hazardous Materials”), or arranged for such activities, in, on or under any of the Assets or any parcel of land, whether or not owned, occupied or leased by Company or its Subsidiaries in material violation of any Applicable Environmental Law.
(d)   There has been no Actions brought or, to the Company’s Knowledge, threatened nor any settlement reached by or with any parties alleging the presence, disposal, release, or threatened release, of any Hazardous Materials from the use or operation of any of the Property, and, to the Company’s Knowledge, none of the Property is on any federal or state “Superfund” list, or subject to any Liens recorded or imposed pursuant to any federal or state “Superfund” laws.
(e)   To the Company’s Knowledge, (i) the Property is free from contamination of every kind, including without limitation, groundwater, surface water, soil, sediment and air contamination, and the Property, including buildings and structures, does not contain any Hazardous Materials, except in each case to the extent that the presence of such Hazardous Materials on such Property does not violate any Applicable Environmental Laws; (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Materials on, upon, into or from the Property, except in accordance with Applicable Environmental Laws; (iii) there have been no releases on, upon, from or into the Property, in the vicinity of the Property or, through soil or groundwater contamination, located on such Property except for Hazardous Materials whose presence on such Property does not violate any Applicable Environmental Laws.
(f)   The Company will provide Parent with copies of all written environmental audit or inspection reports in the Company’s possession or control relating to the compliance of the Company, its Subsidiaries and its business with Applicable Environmental Laws and all written investigation or remediation reports relating to the condition of the Property prepared at any time within the past five (5) years.
3.17.   Insurance.   Schedule 3.17 sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the Company and its Subsidiaries and relating to the Assets, the Property, and the business, operations, employees, officers and directors of the Company and its Subsidiaries (collectively, the “Insurance Policies”) and true and complete copies of all such Insurance Policies have been made available to Parent. The Insurance Policies are in full force and effect and, subject to renewals of such policies or replacements of such policies with substantially similar policies, shall remain in full force and effect through the Closing Date. Except for workmen’s compensation insurance or as set forth on Schedule 3.17, no such insurance provides for a retroactive premium adjustment or other experienced-based liability on the part of the Company or its Subsidiaries.
3.18.   Intellectual Property.   (i) The Company and each Subsidiary owns, or is validly licensed or otherwise has the right to use and otherwise exploit, all patents, trademarks, service marks, copyrights, trade secrets and other proprietary intellectual property rights (collectively, “Intellectual Property”) used or exploited in or otherwise necessary for the conduct of its business as currently conducted, (ii) no Actions are pending or, to the Knowledge of the Company, threatened that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the Intellectual Property rights of any Person, (iii) no Person is infringing, misappropriating or otherwise violating any Intellectual Property rights owned by the Company or any Subsidiary and (iv) during the three years prior to the date hereof, there has been no unauthorized access or use of the information technology systems of the Company or any Subsidiary in a manner that has resulted or could reasonably be expected to result in any material Liability to the Company or any Subsidiary.
3.19.   Condition of System.   The Company has provided to Parent maps of the System, which identifies all water mains used in the System, which descriptions or maps are, to the extent practicable, true, complete and correct in all material respects. The System was designed and installed in compliance with good waterworks engineering practice and applicable Law. The System, taken as a whole, has been adequately maintained and is in good operating condition and repair, ordinary wear and tear excepted, is fit for its intended purpose and conforms to all restrictive covenants, applicable Law relating to its construction, use and operation.
3.20.   Tax Matters.
(a)   The Company and each of its Subsidiaries has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to the Company or any of its Subsidiaries pursuant to applicable Laws. All Tax Returns filed by (or that include on a consolidated basis) the Company and its Subsidiaries (and, as to Tax Returns not filed as of the date hereof, but before the Closing only, will be) have been in all material respects complete and correct and filed on a timely basis. No claim has ever been made within the current year or any of the immediately preceding five (5) years by a Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or its Subsidiaries is or may be subject to taxation by that jurisdiction. The Company and each of its Subsidiaries has, within the time and in the manner prescribed by Law, paid all Taxes that are due and payable by it.
(b)   To their Knowledge, the Company and each of its Subsidiaries has complied with all applicable Laws relating to the payment and withholding of Taxes (including withholding and reporting requirements under the Code or Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other applicable Laws) and has, within the times and in the manner prescribed by applicable Laws, withheld from employee wages and paid over to proper Governmental Bodies all amounts required to be so withheld and paid.
(c)   No Tax Return of the Company or any of its Subsidiaries is under audit or examination by any Taxing Authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its Subsidiaries in the current year or any of the immediately preceding five (5) years and, to the Company’s Knowledge, the Company has no Knowledge of any threatened audits, investigations, or claims for or relating to Taxes, and there are no matters under discussion with any Taxing Authority with respect to Taxes. No issues relating to Taxes were raised in writing by the relevant Taxing Authority during any presently pending audit or examination, and no issues relating to Taxes were raised in writing by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The Company has delivered to Parent copies of all examiner’s or auditor’s reports, notices of proposed adjustments, or similar communications received by the Company or its Subsidiaries from any Taxing Authority since December 31, 2014 through the date hereof. The U.S. income tax returns of the Company and its Subsidiaries have been examined by and settled with the IRS for all years, or all years are otherwise closed, through the taxable year ended December 31, 2011.
(d)   The charges, accruals, and reserves with respect to Taxes on the books of the Company and its Subsidiaries are adequate to pay all Taxes not yet due and payable and have been determined in accordance with GAAP. No differences exist between the amounts of the book basis and the Tax basis of assets (net of liabilities) that are not accounted for on any accrual on the books of the Company and its Subsidiaries for federal income tax purposes. There exists no proposed assessment of Taxes against the Company or its Subsidiaries. No Liens for Taxes exist with respect to any assets or properties of the Company or its Subsidiaries, except for statutory Liens for Taxes not yet due.
(e)   Schedule 3.20(e) lists any Tax-sharing agreement, Tax-allocation agreement, Tax-indemnity obligation, or similar written or unwritten agreement, arrangement, understanding, or practice with respect to Taxes (including any advance pricing agreement, closing agreement, or other agreement relating to Taxes with any Taxing Authority) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, and the Company has delivered to Parent copies of all such written agreements.
(f)   Neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return is not yet required to be filed or has not since been filed. Neither the Company nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns. No power of attorney currently in force has been granted by the Company or its Subsidiaries concerning any Taxes or Tax Return. Neither the Company nor any of its Subsidiaries has received or been the subject of a Tax Ruling or a request for Tax Ruling and has not entered into a Closing Agreement with any Governmental Body that would have a continuing effect after the Closing Date. “Tax Ruling” means a written ruling of a Governmental Body relating to Taxes. “Closing Agreement” means a written and legally binding agreement with a Governmental Body relating to Taxes. Neither the Company nor any of its Subsidiaries has made, within the five preceding taxable years, a disclosure on a Tax Return pursuant to Section 6662(d)(2)(B)(ii) of the Code.
(g)   Schedule 3.20(g) lists, and the Company has provided to Parent, complete and correct copies of, all memoranda (but excluding email) and opinions of counsel, whether inside or outside counsel, and all memoranda (but excluding email) and opinions of accountants or other tax advisors, which have been received within the past five (5) years by the Company or its Subsidiaries with respect to Taxes.
(h)   Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company, and the IRS has not proposed any such change in accounting method.
(i)   The Company and Parent have discussed (i) the amount of the Company’s and its Subsidiaries’ federal and state net operating loss carryovers available to offset income and the dates on which they arose and (ii) the amount of the Company’s and its Subsidiaries’ Tax credit carryovers available to offset future Tax Liabilities, the nature of those Tax credits and the years in which they arose. Neither the Company nor any of its Subsidiaries has undergone an ownership change (within the meaning of Section 382(g)(1) of the Code).
(j)   No election under Section 338 of the Code has been made by or with respect to the Company, its Subsidiaries or any of its or their assets or properties. Neither the Company nor any of its Subsidiaries has engaged in any transactions with Affiliates that would require the recognition of income by the Company or its Subsidiaries with respect to such transaction for any period ending on or after the Closing Date.
(k)   No transfer Taxes or other similar Taxes will be imposed due to the Merger or any other transaction contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has taken any action, nor to the Knowledge of the Company is there any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
(l)   The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or its Subsidiaries under any Contract to which the Company or its Subsidiaries is a party, Company Benefit Plan, program, arrangement, or understanding currently in effect. Neither the Company nor any of its Subsidiaries is a party to any Contract that could result separately or in the aggregate, in the payment of an “excess parachute payment” within the meaning of Section 280G of the Code.
(m)   Neither the Company nor any of its Subsidiaries (i) has been a member of an “affiliated group” within the meaning of Code Section 1504(a) filing a consolidated federal income Tax Return and (ii) has Liability for the Taxes of any Person (other than the Company) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise.

(n)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction disposition made on or prior to the Closing Date, or (ii) prepaid amount received on or prior to the Closing Date. Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.
(o)   Schedule 3.20(o) lists all Tax grants, abatements, or incentives granted or made available by any Governmental Body for the benefit of the Company or its Subsidiaries, and, to the Knowledge of the Company, any conditions relating to the continued availability of such Tax grants, abatements, or incentives to the Company or its Subsidiaries, or, to the Knowledge of the Company, events or circumstances which could impair the ability of Parent or the Company or its Subsidiaries to utilize such Tax grants, abatements, or incentives following the Closing Date.
(p)   Neither the Company nor any of its Subsidiaries has participated in, or is currently participating in, a “Listed Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or similar transaction under any corresponding or similar applicable Law.
3.21.   Employees.   Schedule 3.21 contains a true and complete list of all present full- and part-time employees of the Company and its Subsidiaries and dates of employment of such employees and a list of all written or oral employment Contracts (including severance arrangements or any other arrangements under which the employees will be entitled to receive payment, or accelerate any payment due from the Company or its Subsidiaries, as a result of the transactions contemplated by this Agreement). Neither the Company nor any of its Subsidiaries has Liability to any director, officer, employee or to any Governmental Body or any other Person for any damages, wages, bonus, salary, commission, deferred compensation, vacation pay, health or hospital insurance, claim for indemnification, worker’s compensation benefits or unemployment insurance premium with respect to any employee, except for the last pay period or any portion thereof. None of the employees of the Company or its Subsidiaries is represented by any labor union or labor organization. During the past three (3) years, there has not been any existing or, to the Company’s Knowledge, threatened labor grievance or work stoppage by employees or any Action of any kind pending or, to the Company’s Knowledge, threatened by any employee, and, to the Knowledge of the Company, there exists no set of facts which would give rise to any of the foregoing. There are no unfair labor practices or discrimination or sexual harassment charges pending or, to the Company’s Knowledge, threatened with respect to the Company, its Subsidiaries or any employee.
3.22.   Related Party Transactions.
(a)   No stockholder, officer, director, or Affiliate of the Company or its Subsidiaries has any interest in (i) any Contract with the Company or any of its Subsidiaries, (ii) any Contract for or relating to any Indebtedness with the Company or its Subsidiaries (as a lender, guarantor or otherwise), or (iii) any property (real, personal or mixed), tangible or intangible, used by the Company or its Subsidiaries.
(b)   No stockholder, officer, director or Affiliate of the Company or its Subsidiaries is the direct or indirect owner, of record or as a beneficial owner, of an equity interest or any other financial or profit interest in any Person that is a present competitor, supplier, or lessor of the Company or its Subsidiaries (other than non-affiliated holdings in publicly held companies).
3.23.   Employee Benefit Plans.
(a)   Except as set forth in Schedule 3.23(a), or required under this Agreement or required by applicable Law, since December 31, 2017, there has not been:
(i)
any adoption or material amendment by the Company or its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, restricted stock, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, group or individual medical, dental, life insurance, worker’s compensation, supplementary unemployment benefits, or other plan, arrangement, or understanding (whether or not legally binding) or any employment agreement providing compensation or benefits to any current or former employee, officer, director, or independent contractor of the Company or its Subsidiaries or any beneficiary thereof or sponsored, entered into, maintained, or contributed to, as the case may be, by the Company or its Subsidiaries or with respect to which the Company or its Subsidiaries or any ERISA Affiliate otherwise has any Liabilities or obligations (collectively, “Company Benefit Plans”), or
(ii)
any adoption of, or amendment to, or change in employee participation or coverage under, any Company Benefit Plans which would materially increase the expense of maintaining such Company Benefit Plans above the level of the expense incurred in respect thereof for the fiscal year that ended on December 31, 2017. Without limiting the generality of the foregoing, the term “Company Benefit Plans” includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all employee pension benefit plans within the meaning of Section 3(2) of ERISA, and all other employee benefit, bonus, incentive, deferred compensation, stock purchase, stock option, severance, change of control, and fringe benefit plans, programs, or agreements. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated herein will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director, or independent contractor of the Company or its Subsidiaries, or restrict or prohibit the Company or its Subsidiaries from amending or terminating any Company Benefit Plan, and all Company Benefit Plans permit assumption by Parent upon consummation of the transaction contemplated herein without the consent of any participant.

(b)   Schedule 3.23(b) includes a complete and correct list of all Company Benefit Plans. With respect to each Company Benefit Plan, the Company has delivered to Parent a true, correct and complete copy of: (i) each writing (or a written description of all material terms of such Company Benefit Plan if not in writing) constituting a part of such Company Benefit Plan, including all plan documents (and amendments thereto), benefit schedules, trust agreements, insurance Contracts, administrator or service agreements, and other funding arrangements; (ii) the three most recent annual reports (Form 5500 Series) and accompanying schedule(s), if any; (iii) the current summary plan description, summaries of material modifications, employee handbooks and any other written communications (or a description of any oral communications), if any; (iv) the three most recent annual financial reports and related accountant’s opinions, if any; (v) the three most recent actuarial reports, if any; (vi) any correspondence with the IRS, DOL, or the PBGC regarding any Company Benefit Plan; (vii) any discrimination and top-heavy tests for each Company Benefit Plan performed under the Code for the three most recent Company Benefit Plan years; and (viii) the most recent determination letter from the IRS (and a copy of any pending application for a determination letter and any related correspondence from the IRS, if any) and any governmental advisory opinions, rulings, compliance statements, closing agreements, or similar materials specific to such Company Benefit Plan, and pending requests relating to any of the foregoing; (ix) any filings under any amnesty, voluntary compliance, self-correction or similar program sponsored by any governmental agency if any; and (x) any written policies or procedures used in the administration of any Company Benefit Plan. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Company Benefit Plan or any new Company Benefit Plan that have been adopted or approved, nor has the Company or any of its Subsidiaries undertaken to make any such amendments or adopt or approve any new Company Benefit Plan. No communication, report, or disclosure with respect to any Company Benefit Plan has been made by the Company or its Subsidiaries which, at the time made, did not accurately reflect the material terms and operations of any Company Benefit Plan.
(c)   Schedule 3.23(c) identifies each Company Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“Qualified Company Benefit Plans”). The IRS has issued a favorable and currently effective determination letter, or with respect to a prototype plan, an opinion letter (determined in accordance with currently applicable guidance issued by the IRS)

with respect to each Qualified Company Benefit Plan that has not been revoked, and, to the Company’s Knowledge, there are no existing circumstances or any events that have occurred that could adversely affect the qualified status of any Qualified Company Benefit Plan or the tax exempt status of any related trust. No Company Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.
(d)   Except as set forth in Schedule 3.23(d), all contributions required to be made to any Company Benefit Plan by applicable legal requirements or by any plan document or other Contract, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof have been timely made or paid in full or (in accordance with the Code and ERISA), to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements of the Company and its Subsidiaries.
(e)   All Company Benefit Plans have complied and currently comply, and have been administered, in form and operation, in all material respects in accordance with their terms and with all applicable legal requirements (whether as a matter of substantive law or as necessary to secure their intended tax treatment), including the Affordable Care Act, ERISA, and the Code and, in the case of a Company Benefit Plan that is an employee pension benefit plan, the requirements of Sections 401(a) and 501(a) of the Code, and, to the Company’s Knowledge, no event has occurred that will or could cause any such Company Benefit Plan to fail to comply with such requirements or which requires or could require action under the compliance resolution programs of the IRS to preserve the qualification of any such Company Benefit Plan, and no notice has been issued by the IRS, DOL, or any other governmental agency questioning or challenging such compliance. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Company Benefit Plan or the imposition of any Lien on the assets of the Company or its Subsidiaries under ERISA or the Code. No non- exempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA has occurred with respect to any Company Benefit Plan. No violation of Section 4976 of the Code has occurred with respect to any Company Benefit Plan. All Company Benefit Plans have complied and currently comply with all of the reporting and disclosure requirements imposed by applicable legal requirements, including ERISA and the Code. Neither the Company nor any of its Subsidiaries has attempted to maintain the grandfathered health plan status of any Company Benefit Plan under the Affordable Care Act.
(f)   Each Company Benefit Plan that constitutes a “group health plan” (as defined in Section 607(i) of ERISA or Code Section 4980B(g)(2)), has been operated in compliance with applicable legal requirements, including the continuation coverage requirements of Section 4980B of the Code and section 601 of ERISA and the portability and nondiscrimination requirements of Code Sections 9801 and 9802 and Sections 701-707 of ERISA, to the extent such requirements are applicable.
(g)   None of the Company Benefit Plans is subject to Title IV of ERISA or the requirements of Section 412 and 4971 of the Code or Section 302 of ERISA.
(h)   No Company Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA or Section 413(c) of the Code (a “Multiple Employer Plan”).
(i)   Neither the Company nor any of its Subsidiaries has or at any time within the previous three years contributed to, sponsored or maintained any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.
(j)   There does not now exist, nor do any circumstances exist that could result in, any controlled group liability under ERISA and the Code that would be a Liability of the Company or its Subsidiaries following the Closing. Neither the Company nor any of its Subsidiaries has engaged in any transaction described in Section 4069 or Section 4204 of ERISA or become subject to any Liability under Sections 4062(e), 4063 or 4064 of ERISA.
(k)   Except as set forth on Schedule 3.23(k), neither the Company nor any of its Subsidiaries has Liability for life, health, medical, or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or part 6 of title I of ERISA and at no expense to the Company or its Subsidiaries. Any Company Benefit Plan which provides welfare benefits including, without limitation, medical benefits, to retirees may be amended or terminated at will and no restriction exists which would prohibit the amendment or termination of any such Company Benefit Plan.
(l)   There are no pending or, to the Company’s Knowledge, threatened Actions which have been asserted or instituted against the Company Benefit Plans, any fiduciaries or service providers thereof with respect to their duties to the Company Benefit Plans, or the assets of any of the trusts under any of the Company Benefit Plans which could reasonably be expected to result in any material Liability of the Company or its Subsidiaries to participants, the PBGC, the Department of the Treasury, the DOL, any Multiemployer Plan, or any other Person, and, to the Company’s Knowledge, there is no basis for any such Actions.
(m)   Except as provided on Schedule 3.23(m) hereto, the Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or any of its Subsidiaries.
(n)   Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) has been operated in compliance with Section 409A of the Code, and the Treasury Regulations issued under Section 409A of the Code, and any subsequent guidance relating thereto, and no tax or additional tax under Section 409A(a)(1) of the Code has been or is reasonably expected to be incurred by a participant in any such Company Benefit Plan. Neither the Company nor any of its Subsidiaries has any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred under Section 409A of the Code.
(o)   Neither the Company nor any of its Subsidiaries has used the services of workers provided by third-party contract labor suppliers, temporary employees, “leased employees” (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors, to an extent that would reasonably be expected to result in the disqualification of any of the Company Benefit Plans or the imposition of penalties or excise taxes with respect to any of the Company Benefit Plans by the IRS, the DOL, or the PBGC.
(p)   Each Company Benefit Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable Law, and without penalty or cost (other than routine administrative costs).
3.24.   Corporate Records.
(a)   The stock registers delivered at the Closing, and the minutes of all directors’ and stockholders’ meetings made available to Parent, constitute all of the transfer books and minute books of the Company and its Subsidiaries and are true, complete and accurate records in all material respects of all material proceedings of the stockholders and directors of the Company and its Subsidiaries, and the issuance and record ownership of all shares of capital stock of the Company and its Subsidiaries. At the Closing, all of the stock registers and minute books shall be in the possession of the Company and its Subsidiaries.
(b)   The accounting books and records of Company and its Subsidiaries for the past seven (7) years are in all material respects true, correct and complete, and have been maintained in accordance with good business practices. During such seven (7) year period, neither the Company nor any of its Subsidiaries has engaged in any material transaction, maintained any bank account, or used any of its funds in the conduct of the Company’s or its Subsidiaries’ business except for transactions, bank accounts and funds that have been and are reflected in the books and records of the Company or its Subsidiaries.
3.25.   Bank Accounts and/or Credit.   Schedule 3.25 sets forth a true, correct and complete list of all financial institutions or vendors in which an account is maintained by, or loans, lines of credit or other credit commitments have been secured by or for, the Company and its Subsidiaries, together with the names of all Persons authorized to draw thereon. Except as set forth on Schedule 3.25, neither the Company nor any of its Subsidiaries has any Indebtedness, loan or other agreements for the borrowing of money and none of the Indebtedness, loans or lines of credit impose any prepayment restrictions. There are no Indebtedness, loans or other agreements of the Company or its Subsidiaries, which upon conversion of the Company Common Stock as contemplated by this Agreement, will accelerate to maturity, increase the rate or charges or otherwise change their terms or provisions.
3.26.   Investigation.   Any investigation or examination of the business, property or operations of the Company by Parent shall not affect any material representations and warranties of the Company contained herein or the Schedules attached hereto. The representations and warranties of the Company expressly set forth in this Agreement constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated by this Agreement, and any other representations and warranties of any kind or nature express or implied are explicitly disclaimed by the Company. In entering into this Agreement, the Company has relied upon its own investigation and analysis of Parent and Aquarion MergerCo, and the Company has not relied on any statement, representation, assurance or warranty other than the representations and warranties of Parent and Aquarion MergerCo expressly set forth in this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND AQUARION MERGERCO
Parent represents and warrants to the Company that the statements contained in this Article IV are true and correct, except as set forth or incorporated in the SEC Filings (excluding any disclosures (i) in any risk factors section, (ii) in any “Forward-Looking Statements” section and (iii) in any other sections to the extent such disclosures are similarly predictive or forward-looking in nature (collectively, “Excluded Disclosure”) in the SEC Filings).
4.1.   Organization and Good Standing.   Each of Parent and Aquarion MergerCo is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not resulted in a Parent Material Adverse Effect. Each of Parent and Aquarion MergerCo has all requisite power and authority and all necessary licenses and permits to carry on its business as it is now being conducted. Aquarion MergerCo was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. The composition of the board of directors of Parent includes a proportional percentage of Connecticut-based directors equivalent to the percentage that Connecticut service areas represent of the total service areas covered by Parent, as set forth in Sec. 7 Subsection (d) of Section 16-47 of the Connecticut General Statutes.
4.2.   Authority Relative to this Agreement.   Each of Parent and Aquarion MergerCo has all requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement (subject to approval by Parent as sole stockholder of Aquarion MergerCo and subject to the contemporaneously executed Shareholder Consent Agreement by Parent’s sole shareholder). The execution, delivery and performance of this Agreement by each of Parent and Aquarion MergerCo has been duly and validly authorized by all requisite action on the part of Parent and Aquarion MergerCo. No approval or other action is required in order to authorize Parent or Aquarion MergerCo to consummate the transactions contemplated by this Agreement except for (a) SEC action to declare effective the Registration Statement contemplated by Section 5.5 hereof, (b) New York Stock Exchange (“NYSE”) action to approve the listing of shares of Eversource Common Shares contemplated by Section 5.16 hereof and (c) the Regulatory Approvals. Without limiting the foregoing, no approval of the holders of Eversource Common Shares is required in connection with the execution of this Agreement or the performance by Parent of its obligations hereunder (including, without limitation, the payment of the Merger Consideration by Eversource) under the organizational documents of Eversource, the rules and regulations of the NYSE, or otherwise. This Agreement has been duly executed and delivered by each of Parent and Aquarion MergerCo and constitutes a valid and legally binding obligation of each of Parent and Aquarion MergerCo, enforceable in accordance with its terms.
4.3.   Absence of Defaults.   The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not (a) violate any provision of the organizational documents of Parent, its sole shareholder or Aquarion MergerCo; (b) violate, conflict with or result in the breach or termination of, or constitute a default under the terms of, any agreement or instrument to which either Parent, its sole shareholder or Aquarion MergerCo is a party or by which it or any of its assets may be bound except where such default has not resulted in a Parent Material Adverse Effect; (c) violate any Order, License, permit, or award against, or binding upon, Parent, its sole shareholder or Aquarion MergerCo except where such violation has not resulted in a Parent Material Adverse Effect; or (d) constitute a violation by Parent, its sole shareholder or Aquarion MergerCo of any Law of any jurisdiction as such Law relates to Parent or Aquarion MergerCo. Parent, its sole shareholder or Aquarion MergerCo has obtained or will obtain prior to Closing all material consents, releases or waivers from Governmental Bodies and third parties which may be necessary to prevent the execution of this Agreement or the consummation of the transactions contemplated herein from resulting in any violation, breach, default or other event referred to in this Section 4.3.
4.4.   No Brokers.   All negotiations relative to this Agreement have been carried on by Parent and Aquarion MergerCo directly with Company without the intervention of any Person as a result of any act of Parent or Aquarion MergerCo in such manner as to give rise to any valid claim against any of the Parties for a brokerage commission, finder’s fee or other like payment.
4.5.   Eversource Common Shares; Capitalization.
(a)   The shares of Eversource Common Shares to be delivered to the Company’s Stockholders pursuant to Section 2.2 will be: (i) duly authorized, validly issued, fully paid, nonassessable; (ii) free and clear of any preemptive rights, Liens, encumbrances, security interests, rights and restrictions of any nature and (iii) issued in a transaction duly registered pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended; and (iv) listed for trading on the NYSE.
(b)   The authorized capital stock of Eversource consists of 380,000,000 Eversource Common Shares. At the close of business on December 31, 2020: (i) 342,954,023 Eversource Common Shares were issued and outstanding, none of which were subject to vesting or other forfeiture conditions or repurchase by Eversource, (ii) 14,864,379 Eversource Common Shares were held in Eversource’s treasury, (iii) 1,122,023 Eversource Common Shares were subject to outstanding awards pursuant to the Eversource Stock Plan, and (iv) 2,876,601 Eversource Common Shares were available for future issuance pursuant to the Eversource Stock Plan.
(c)   Neither Eversource nor any of its Subsidiaries has or is bound by any rights or other arrangements of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any capital stock of Eversource, or any other security of Eversource or a Subsidiary of Eversource or any securities representing the right to vote, purchase or otherwise receive any capital stock of Eversource or a Subsidiary of Eversource or any other security of Eversource or any Subsidiary of Eversource, except for shares of Eversource Common Shares underlying employee stock options granted pursuant to benefit plans maintained by Eversource and except as otherwise disclosed in the SEC Filings.
(d)   All of the issued and outstanding ownership interests of Aquarion MergerCo are, and at the Effective Time will be, owned by Parent. Aquarion MergerCo has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.
4.6.   SEC Filings.
(a)   Eversource has filed or furnished, as applicable, with the SEC all reports, proxy statements, registration statements, forms and other documents required to be filed or furnished by it since December 31, 2020 (collectively, including any amendments, supplements, exhibits and schedules thereto and all documents incorporated by reference therein, and those documents the Company files or furnishes after the date hereof, the “SEC Filings”). As of their respective dates, none of the SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Eversource has filed all material contracts, agreements and other documents or instruments required to be filed as exhibits to the SEC Filings. As of the date hereof, there are no outstanding comments from or unresolved issued raised by the SEC with respect to any of the SEC Filings.
(b)   The financial statements of Eversource and its consolidated Subsidiaries included or incorporated by reference in the SEC Filings (including the related notes and schedules, the “Eversource Financial Statements”) have been prepared from, and are in accordance with, the books and records of Eversource and its Subsidiaries. The Eversource Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated assets, liabilities and financial position of Eversource and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).
(c)   Eversource and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Eversource has designed and implemented disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to it and its Subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act and Section 302 and 906 of the Sarbanes-Oxley Act. Eversource’s management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2019, and such assessment concluded that such controls were effective.
4.7.   Company Common Stock.   Neither Parent nor any of its Affiliates is the record or beneficial owner of any shares of Company Common Stock.
4.8.   Litigation.   As of the date hereof, there is no Action pending or, to Parent’s Knowledge threatened, against or affecting Parent or any of its Affiliates that, individually or in the aggregate, is reasonably likely to prevent or delay Parent or any of its Affiliates from performing its obligations under, or consummating the transactions contemplated by, this Agreement.
4.9.   Investigation.   Any investigation or examination of the business, property or operations of Parent and Aquarion MergerCo by the Company shall not affect any material representations and warranties of Parent and Aquarion MergerCo contained herein or the Schedules attached hereto. The representations and warranties of Parent and Aquarion MergerCo expressly set forth in this Agreement constitute the sole and exclusive representations and warranties of Parent and Aquarion MergerCo in connection with the transactions contemplated by this Agreement, and any other representations and warranties of any kind or nature express or implied are explicitly disclaimed by Parent and Aquarion MergerCo. In entering into this Agreement, Parent and Aquarion MergerCo have relied upon their own investigation and analysis of the business, property or operations of the Company, and Parent and Aquarion MergerCo have not relied on any statement, representation, assurance or warranty other than the representations and warranties of the Company expressly set forth in this Agreement.
ARTICLE V
CONDUCT OF THE PARTIES PENDING THE CLOSING DATE AND OTHER
AGREEMENTS OF THE PARTIES
5.1.   Approvals and Consents; Applications; Easement Matters.
(a)   Approvals and Consents.   The Company, Parent and Aquarion MergerCo will each use commercially reasonable efforts, at their own expense, in cooperation with each other and as soon as reasonably practicable following the date of this Agreement, to (i) prepare and file, or cause to be prepared and filed, all Regulatory Approvals and (ii) secure consent of such other Persons whose consent is required by applicable Law or under the terms of any Contract to which the Company, Parent or Aquarion MergerCo is a party.

(b)   Each Party shall, as promptly as reasonably practicable, (i) supply the other with any information which reasonably may be required in order to effectuate such filings, (ii) supply any additional information which reasonably may be required by a Governmental Body of any jurisdiction and which the Parties may reasonably deem appropriate, and (iii) subject to applicable Law and the instructions of any Governmental Body, keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by such Party or any of its respective Subsidiaries, from any third party and/or any Governmental Body with respect to such transactions. No Party shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Body in respect to any such filings, investigation or other inquiry without using commercially reasonable efforts to give (to the extent feasible and appropriate) the other Parties prior notice of the meeting or conversation and, unless prohibited by such Governmental Body, a reasonable opportunity to attend or participate. Subject to applicable Law and the instructions of any Governmental Body, the Parties will consult and cooperate with one another and permit the other Parties or their respective counsel to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication by such Party to any Governmental Body in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with Actions under or relating to any applicable Law in connection with the Merger and the other transactions contemplated by this Agreement.
(c)   Each of Parent and the Company shall (i) give the other Party prompt notice of the commencement or threat of commencement of any Action by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other Party informed as to the status of any such Action or threatened Action, and (iii) cooperate in all material respects with each other and shall use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated hereby.
(d)   Notwithstanding anything to the contrary in this Agreement, (i) no Party or any of its respective Subsidiaries or Affiliates shall be required to sell, divest or hold separate or otherwise take or commit to take any action that limits its freedom, or after the Merger, the freedom of action of such Party or any of its respective Subsidiaries or Affiliates with respect to, or its ability to retain, such Party and its respective Subsidiaries or Affiliates, or any of the respective businesses, product lines or assets of such Party or any of their respective Subsidiaries or Affiliates and (ii) Eversource shall not have any obligation to modify in any respect the composition of its board of trustees, including in each case, to the extent necessary to satisfy any of the conditions set forth in Article VI or Article VII. In addition, no Party nor any of its respective Affiliates shall be under any obligation to take any action under this Section 5.1 if a Governmental Body authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the transactions contemplated by this Agreement.
(e)   Notwithstanding any other provision of this Agreement, (i) neither Parent nor any of its Affiliates or any of their respective Representatives shall cooperate with any third party in seeking regulatory clearance of any Takeover Proposal and (ii) neither the Company nor any of its Affiliates or any of their respective Representatives shall cooperate with any third party in seeking regulatory clearance of any Takeover Proposal.
5.2.   Conduct of the Company’s Business.
(a)   From the date of this Agreement until the earlier of the Effective Time or the date of the termination of this Agreement in accordance with Article VIII, the Company will, and will cause its Subsidiaries to, (i) conduct its business and affairs only in the ordinary course in compliance with applicable Law and so that the conditions to be satisfied by the Company on or prior to the Closing Date shall then have been satisfied and (ii) take the actions set forth on Schedule 5.2(a). The Company will use commercially reasonable efforts to maintain and preserve its business and operations, and to preserve its relationships with Persons having business relations with the Company. Without limiting the generality of the foregoing, until the Closing Date, without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed (and will be deemed granted if not denied within ten (10) Business Days of Parent’s receipt of the Company’s written request), the Company shall not, and shall cause its Subsidiaries not to:
(i)
(A) amend (whether by merger, consolidation or otherwise) the Company’s Certificate of Incorporation or the Company’s Bylaws or (B) amend (whether by merger, consolidation or otherwise) the charter or bylaws (or comparable organizational documents) of any Subsidiary;

(ii)
except as set forth in Schedule 5.2(a)(ii), dispose of any of the Assets having a value of $50,000 or more, or dispose of Assets having in the aggregate a value of $100,000 or more, except for the sale of water in the ordinary course of business;

(iii)
except as set forth in Schedule 5.2(a)(iii), and except for normal expenses incurred in the ordinary course of business, incur any additional liabilities in an aggregate amount of $75,000 or more, whether for borrowed money or otherwise, or encumber any of the Assets, except for borrowing in the ordinary course of business, not to exceed $150,000 at any one time outstanding, under the Company’s existing credit facilities or agreements;

(iv)
make any acquisition of, or investment in, assets (other than in the ordinary course of business and consistent with past practice) or capital stock (whether by way of merger, consolidation, tender offer, share exchange or other activity) of any other Person in any transaction or any series of transactions (whether or not related);

(v)
take any action that would reasonably be expected to adversely affect its ability to consummate the transactions contemplated hereby;

(vi)
fail to maintain in force all existing liability insurance policies and fidelity bonds relating to the System or the Assets, or policies or bonds providing substantially the same coverage;

(vii)
enter into, extend, renew, replace, amend, modify, allow to lapse, waive any terms under, or terminate any material Contract to the extent consummation of the Merger or compliance by the Company or any Subsidiary with the provisions of this Agreement would reasonably be expected to (A) conflict with such Contract, (B) result in any violation of or default (with or without notice or lapse of time, or both) under such Contract, (C) give rise to a right of termination, cancelation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock, voting securities or other equity interests or any loss of a material benefit under such Contract, (D) result in the creation of any Lien upon any of the material properties or assets of the Company or any Subsidiary under such Contract, (E) require Parent, the Company or any of their respective Subsidiaries to license or transfer any of its material properties or assets under such Contract, (F) give rise to any material increased, additional, accelerated, guaranteed right or entitlements of any third party under such Contract, (G) result in any material alteration of, any provision of such Contract, or (H) be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement;

(viii)
enter into, extend, renew, replace, amend, modify, allow to lapse, waive any terms under, or terminate any Company Material Contract or enter into, extend, renew, replace, amend, modify, allow to lapse, waive any terms under, or terminate any Contract that would be such a Company Material Contract if it had been entered into prior to the date of this Agreement;

(ix)
(A) take any of the actions described in Section 3.23(a); (B) amend any of the Company Benefit Plans listed on Schedule 3.23(b) hereto; (C) enter into or amend any severance, retention, consulting or special pay arrangements with any Person; (D) other than as set forth in Schedule 5.2(a)(ix), enter into or amend any employment agreement in any manner, other than in the ordinary course of business consistent with past practice (it being understood that any employment arrangement providing for annual base compensation in excess of $125,000 will be deemed not in the ordinary course consistent with past practice); (E) other than as set forth in Schedule 5.2(a)(ix), increase the compensation payable to any of its directors or officers; or (F) other than as set forth in Schedule 5.2(a)(ix), increase the compensation payable to any employee whose annual base compensation exceeds $125,000.
(x)
(A) issue, sell or otherwise dispose of or agree to issue, sell or otherwise dispose of, any shares of its capital stock, or any other security convertible into or exchangeable for shares of the Company’s or each of the Subsidiary’s capital stock; (B) acquire or agree to acquire (through redemption, repurchase or otherwise) any of the Company’s or each of the Subsidiary’s shares of capital stock; or (C) authorize, grant or agree to grant any options, warrants or other rights to acquire any of the Company’s or each of the Subsidiary’s shares of capital stock, or any other security convertible into or exchangeable for shares of capital stock of the Company or any of its Subsidiaries; or (D) reclassify, split up or otherwise change any of the Company’s or each of the Subsidiary’s capital stock;

(xi)
declare or pay any other dividends or make any other distributions in respect of any of the shares of its capital stock, except quarterly dividends not to exceed $0.185 per quarter per share. Company shall have the right to take any action deemed necessary by Company to ensure that holders of a Company common share shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to each share of Company common stock, and each of the Company, Parent and Aquarion MergerCo shall cooperate with the other in respect of the payment of dividends with respect to each Company common share and the record dates and payment dates relating thereto in order to achieve the foregoing.

(xii)
(A) change (x) its methods of accounting, except as required by GAAP or (y) its fiscal year, (B) settle or compromise any Tax Liability or refund claim, or (C) make any Tax election inconsistent with prior practice or, if no comparable Tax election has previously been made, which would increase the current or future Tax Liability of the Company, (D) make a request for a Tax ruling or enter into a closing agreement, or settle or compromise any audit, assessment, Tax claim or other controversy, in each case relating to material Taxes, or (E) file any material amended Tax Return;

(xiii)
waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that do not create obligations of the Company or any Subsidiary other than (A) in connection with rate case Actions before applicable Governmental Bodies and (B) the payment of monetary damages not exceeding $100,000 individually or $500,000 in the aggregate (disregarding any portion of such payment covered by applicable insurance policies);

(xiv)
enter into any new line of business outside of its existing business;

(xv)
except as set forth in Schedule 5.2(a)(xv), (A) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other similar reorganization of the Company or its Subsidiaries, or (B) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates, other than in the ordinary course of business and consistent with past practice;

(xvi)
(A) make, propose or agree to any change in its rates, charges, standards of service or accounting from those in effect on the date of this Agreement or (B) take any action in respect of filings with any Regulatory Authorities, except as set forth in Schedule 5.2(a)(xvi);

(xvii)
dissolve or liquidate any Subsidiary; or

(xviii)
authorize, or commit or agree to do anything prohibited by the foregoing.

(b)   Parent and its Subsidiaries acknowledge and agree that (i) nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of Company or any of its Subsidiaries prior to the Effective Time and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
5.3.   Information and Access.
(a)   The Company will, and will cause its Subsidiaries to, provide to Parent, Aquarion MergerCo and their respective Representatives reasonable access at such times and locations as are mutually agreed upon by the Parties to all the Assets, and to the books, Contracts, personnel, documents, records, and files of the Company and its Subsidiaries, and will furnish to Parent or Aquarion MergerCo copies of documents, records and financial information with respect to the Company’s and its Subsidiaries’ business as Parent or Aquarion MergerCo may reasonably request. Said access shall specifically include access to (i) all personnel records of the Company and its Subsidiaries; (ii) all Contracts of the Company and its Subsidiaries; (iii) all files and records of the Company and its Subsidiaries; and (iv) the System. Any such access shall be (a) subject to all of the standard protocols and procedures of the Company, (b) subject to any additional procedures required by any landlord, if applicable and (c) in such a manner as does not unreasonably interfere with the normal operations of the Company. Notwithstanding anything herein to the contrary, no such access or examination shall be permitted to the extent that it would require the Company or its Subsidiaries to disclose information subject to attorney-client privilege or attorney work-product privilege (provided that the Company shall, and shall cause its Subsidiaries to, use its and their commercially reasonable efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege or protections), conflict with any third-party confidentiality obligations to which the Company or its Subsidiaries is bound as of the date hereof (provided that the Company shall, and shall cause its Subsidiaries to, use its and their commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure), or, in the opinion of external legal counsel of the Company, violate any applicable Law. If any material is withheld by the Company or its Subsidiaries pursuant to the immediately preceding sentence, the Company shall, and shall cause its Subsidiaries to, inform Parent as to the general nature of what is being withheld. Without limiting the generality of the foregoing, the Company shall, and shall cause its Subsidiaries to, within five (5) Business Days of request by Parent therefor, provide to Parent the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Company Common Stock or other equity interest in any Subsidiary of the Company would be entitled under Sections 33-946 and 33-704 of the CBCA or other applicable Law. All information exchanged pursuant to this Section 5.3 shall be subject to the terms of the Confidentiality Agreement.
(b)   The Company shall prepare and furnish to Parent, promptly after becoming available and in any event within thirty (30) days of the end of each calendar month, the unaudited financial statements of the Company (the “Update Financial Statements”) for each month following the Most Recent Balance Sheet Date through the Closing Date. Not later than five (5) Business Days following receipt of any management letter or other similar communication from the Company’s independent certified accounting firm or other independent auditors, the Company shall deliver a copy of such letter or communication to Parent.
5.4.   Company Stockholder Meeting.
(a)   Subject to the terms set forth in this Agreement, the Company shall establish a record date for, duly call, give notice of, convene and hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement (but in any event, the Company Stockholders Meeting shall be held within fifty (50) days after the date the Registration Statement is declared effective by the SEC), and, in connection therewith, the Company shall mail the Statement/Prospectus to the Company Stockholders as of the record date for such meeting in advance of such meeting in the manner prescribed by applicable Law.

(b)   Subject to Section 5.8 hereof, the Company shall use commercially reasonable efforts to: (i) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger (including through the hiring of a proxy solicitor); and (ii) take all other actions necessary or advisable to secure the Requisite Company Vote required by applicable Law. The Company shall keep Parent updated with respect to proxy solicitation results as requested by Parent. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent, other than (A) in order to obtain a quorum of the Company Stockholders or (B) as reasonably determined by the Company to comply with applicable Law, including without limitation in order to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure as contemplated by Section 5.5(d) hereof, or (C) if the Company has delivered the notice contemplated by Section 5.8(d) hereof during the Notice Period, provided that, in the case of an adjournment or postponement pursuant to subclause (A), the date of the Company Stockholders Meeting is not postponed and adjourned more than an aggregate of sixty (60) days without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). In the event that during the five (5) Business Days prior to the date that the Company Stockholders Meeting is then scheduled to be held, the Company delivers a notice of an intent to make a Company Adverse Recommendation Change, Parent may direct the Company to postpone the Company Stockholders Meeting for up to ten (10) Business Days and the Company shall promptly, and in any event no later than the next Business Day, postpone the Company Stockholders Meeting in accordance with Parent’s direction, subject to the Company’s right to postpone the Company Stockholders Meeting for a longer period pursuant to this Section 5.4(b). Unless this Agreement is validly terminated in accordance with Article VIII, the Company will submit this Agreement and the Merger to the Company Stockholders at the Company Stockholders Meeting (timely held in accordance with the requirements of this Section 5.4(b)) even if the Company Board (or a committee thereof) has effected a Company Adverse Recommendation Change.
5.5.   Statement/Prospectus.
(a)   As promptly as practicable following the date of this Agreement, Parent and the Company shall jointly prepare and cause to be filed with the SEC a proxy statement to be sent to the Company Stockholders relating to the Company Stockholder Meeting (the “Statement/Prospectus”) and Parent shall prepare and cause to be filed with the SEC the Form S-4 (the “Registration Statement”), in which the Statement/Prospectus will be included as a prospectus.
(b)   Parent shall, and shall cause Eversource to, use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after its filing, and the Company shall thereafter promptly deliver the Statement/Prospectus to the holders of Company Common Stock as of the record date set for the Company Stockholders Meeting. Parent shall, and shall cause Eversource to, also use its commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.
(c)   The Company shall furnish Parent all information relating to the Company as is necessary to enable Parent or Eversource to comply in all material respects with the requirements of federal securities laws and applicable state Laws. The information provided by the Company expressly for use in the Registration Statement and Statement/Prospectus will not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty in respect of any information contained in such Statement/Prospectus furnished by or pertaining to Parent or its Affiliates.
(d)   If Parent or the Company becomes aware of any information that, pursuant to the Securities Act or (to the extent applicable) the Exchange Act, should be disclosed in an amendment or supplement to the Registration Statement or Statement/Prospectus, as the case may be, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in filing such amendment or supplement with the SEC and, if appropriate, in delivering such amendment or supplement to the applicable Company Stockholders, in each case as may be necessary to ensure that the Registration Statement and Statement/Prospectus, as so amended or supplemented, will not, on the date of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(e)   Each of Parent and the Company shall, and in the case of Parent, shall cause Eversource to, use commercially reasonable efforts to cause the Registration Statement or Statement/Prospectus, as the case may be, to comply in all material respects in form and substance with the applicable Law promulgated by the SEC and to respond promptly to any comments of the SEC or its staff with respect to the Registration Statement or Statement/Prospectus, as the case may be. The information provided by Parent contained in the Registration Statement or the Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that Parent makes no representation or warranty in respect of any information contained in the Registration Statement or the Statement/Prospectus furnished by the Company or its Affiliates expressly for use therein. Parent also makes no representations or warranties regarding the accuracy or completeness of the Company’s Stockholder list which the Company will provide to Parent. Parent and the Company shall give each other, its respective Representatives and counsel a reasonable opportunity to participate in the drafting of the Registration Statement and the Statement/Prospectus and any amendments or supplements thereto and to review the Registration Statement and the Statement/Prospectus prior to it being filed with the SEC, and will consider in good faith all appropriate comments thereto. No amendment or supplement to the Statement/Prospectus or the Registration Statement will be made by either Eversource, acting at the direction of Parent, on the on hand, or the Company, on the other hand, without the approval of such other Party (such approval not to be unreasonably withheld, conditioned or delayed). Parent will, and will cause Eversource to, advise the Company, promptly after it receives notice thereof, of the time at which the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Eversource Common Shares issuable in connection with the Merger pursuant to this Section 5.5(e) for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Parent and the Company shall, and in the case of Parent, shall cause Eversource to, consult with each other prior to responding to any such comments or requests for additional information, and shall provide each other with copies of all correspondence between such Party and its respective Affiliates and Representatives on the one hand and the SEC and its staff of the other hand.
5.6.   Further Assurances.   Upon the terms and subject to the conditions herein provided, each of the Parties agrees to use commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, the transactions contemplated by this Agreement, including, but not limited to, (a) the satisfaction of the conditions precedent to the obligations of any of the Parties, and (b) the execution and delivery of such instruments, and the taking of such other actions as the other Party may reasonably require in order to carry out the intent of this Agreement.
5.7.   Employee Matters.
(a)   From and after the Effective Time and ending on the date which is eighteen (18) months from the Effective Time (or if earlier, the date of the employee’s voluntary termination of employment with the Surviving Corporation), Parent shall cause the Surviving Corporation to provide the employees of the Company who remain employed by the Surviving Corporation immediately after the Effective Time (collectively, the “Company Continuing Employees”) with (i) base salary that is no less favorable than the base salary provided by the Company to such Company Continuing Employees immediately prior to the Effective Time and (ii) target bonus opportunities (excluding equity-based compensation), and employee benefits that are, in the aggregate, substantially comparable to target bonus opportunities (excluding equity-based compensation), and employee benefits provided by the

Company to such Company Continuing Employees immediately prior to the Effective Time; provided however, that the Surviving Corporation shall retain the right to terminate the employment of any individual employee of the Company for cause, as reasonably determined by the Company in its sole discretion and in accordance with its employment policies. From and after the Effective Time and ending on the date which is twelve (12) months from the Effective Time (or if earlier, the date of the employee’s voluntary termination of employment with the Surviving Corporation), Parent shall cause the Surviving Corporation to provide that the Company Continuing Employees shall not be required to relocate his or her place of employment.
(b)   This Section 5.7 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 5.7, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.7. Nothing contained herein, express or implied (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement or (ii) shall alter or limit the ability of the Surviving Corporation, Parent or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them. The Parties acknowledge and agree that the terms set forth in this Section 5.7 shall not create any right in any Company Continuing Employee or any other Person to any continued employment with the Surviving Corporation or Parent or compensation or benefits of any nature or kind whatsoever.
(c)   Prior to the Effective Time, the Company shall, if requested to do so by Parent at least five (5) Business Days prior to the Effective Time, terminate its defined contribution 401(k) plan. In such event, Parent shall, or shall cause the Surviving Corporation or another Affiliate of Parent to, take all actions reasonably necessary to accept rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, exclusive of loans) from the Company’s defined contribution 401(k) plan.
(d)   With respect to the plans referenced in this Section 5.7, the Company will not, and will cause its Subsidiaries not to, send any written notices or other written communication materials to personnel of the Company or its Subsidiaries without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed.
(e)   From the date of this Agreement until the earlier of the Effective Time or the date of the termination of this Agreement in accordance with Article VIII, the Company may reasonably request in writing that Parent provide assistance of Parent’s or its Subsidiaries’ employees in the operation of the Company’s business. Such written notice by the Company shall set forth in reasonable detail the activities to be performed by such employees, the number of employees requested by the Company, and the Company’s good faith estimate of the duration and hourly commitment required in the performance of such activities on an employee-by-employee basis. Parent shall consider such request in good faith. If Parent and the Company mutually agree to the terms of any such arrangement contemplated by this Section 5.7(e), then the Company shall be responsible for Parent’s and its Subsidiaries’ internal and out-of-pocket expenses associated with such arrangement. The Company shall promptly pay such expenses to Parent when due following the Effective Time. Notwithstanding the foregoing, if this Agreement is terminated in accordance with Article VIII, the Company shall promptly pay such expenses to Parent following Parent’s demand for payment thereof. Notwithstanding the foregoing, nothing in this Section 5.7(e) shall require Parent to take any action that would, or would reasonably be likely to, violate any applicable Law, including antitrust Laws, or violate the terms of any collective bargaining agreement applicable to Parent’s or its Subsidiaries’ employees.
5.8.   No Solicitation.
(a)   From the date of this Agreement until the earlier of the Effective Time or the date of the termination of this Agreement in accordance with Article VIII, the Company shall not, and shall not authorize or permit any of its Subsidiaries or its or their respective Affiliates, directors, officers, employees, agents, advisors and investment bankers (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) to (i) directly or indirectly solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that would reasonably be expected to lead to any Takeover Proposal, (ii) subject to Section 5.8(b), directly or indirectly conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, personnel, Assets, books or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal, (iii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or its Subsidiaries or (B) approve any transaction under, or any third party becoming an “interested shareholder” under, Section 33-843 of the CBCA, or (iv) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Takeover Proposal (each, a “Company Acquisition Agreement”). Subject to Section 5.8(b), neither the Company Board nor any committee thereof shall (I) fail to make, withdraw, amend, modify or qualify, in a manner adverse to Parent or Aquarion MergerCo, the Company Board Recommendation, (II) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable a Takeover Proposal, (III) fail to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after the commencement of such offer, (IV) make any public statement inconsistent with the Company Board Recommendation, (V) allow the Company or any of Subsidiaries or its or their respective Affiliates to execute or enter into, any acquisition agreement (other than an Acceptable Confidentiality Agreement) constituting or that would reasonably be expected to lead to any Takeover Proposal, or (VI) resolve or agree to take any of the foregoing actions (any of the foregoing, a “Company Adverse Recommendation Change”). The Company shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately and cause to be terminated, any and all existing activities (including termination of all physical and electronic data room access), discussions or negotiations, if any, with any third party conducted with respect to any Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Takeover Proposal and shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or its Subsidiaries that was furnished by or on behalf of the Company or its Subsidiaries to return or destroy (and confirm destruction of) all such information. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.8(b) hereof, the Statement/Prospectus shall include the Company Board Recommendation.
(b)   Notwithstanding Section 5.8(a) hereof, from the date of this Agreement until the date that is thirty (30) days from the date hereof (or, if earlier, the date of receipt of the Requisite Company Vote), the Company Board, directly or indirectly through any Representative, may, subject to Section 5.8(c) hereof (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Company Board believes in good faith, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, constitutes a Superior Proposal, (ii) thereafter furnish to such third party non-public information relating to the Company (provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such Person) pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within twenty-four (24) hours) provided for informational purposes only to Parent), (iii) following receipt of and on account of a Superior Proposal, make a Company Adverse Recommendation Change, and/or (iv) take any action that any court of competent jurisdiction orders the Company to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iv), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to cause the Company Board to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Company Board from disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934 with regard to a Takeover Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law; provided, that if any such disclosure or communication does not reaffirm the Company Board Recommendation, or has the effect of modifying or qualifying the Company Board Recommendation in any manner adverse to Parent, such disclosure or communication shall constitute a Company Adverse Recommendation Change.
(c)   The Company Board shall not take any of the actions referred to in clauses (i) through (iv) of Section 5.8(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry that would reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, personnel, Assets, books or records of the Company by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. The Company shall keep Parent fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Parent with at least forty-eight (48) hours prior notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Company Board is reasonably expected to consider any Takeover Proposal. The Company shall promptly provide Parent with a list of any non-public information concerning the Company’s business, present or future performance, financial condition or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Parent, copies of such information.
(d)   Except as specifically permitted by this Section 5.8(d), the Company Board shall not make any Company Adverse Recommendation Change or enter into a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Company Vote, the Company Board may make a Company Adverse Recommendation Change or enter into a Company Acquisition Agreement, if: (i) the Company promptly notifies Parent, in writing, at least five (5) Business Days (the “Notice Period”) before making a Company Adverse Recommendation Change or entering into a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare a Superior Proposal and that the Company Board intends to make a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement; (ii) the Company attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Proposal; (iii) the Company shall, and shall use its commercially reasonable efforts to cause its Representatives to, during the Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Company Board determines in good faith, after consulting with outside legal counsel and a financial advisor of nationally recognized reputation, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent during the Notice Period in the terms and conditions of this Agreement.
(e)   Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.8 by any of the Company’s Subsidiaries or Affiliates or any of its or their Representatives shall constitute a breach of this Section 5.8 by the Company.
5.9.   Transaction Litigation.   The Company shall give Parent a reasonable opportunity to participate in the defense or settlement of any stockholder Actions against the Company or its directors or officers relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall, and shall cause its Subsidiaries to, cooperate with Parent and shall, and shall cause its Subsidiaries to, use its and their commercially reasonable efforts to cause its and their respective Representatives to cooperate in the defense against such Actions.
5.10.   State Takeover Provisions.   The Company and the Company Board shall, and shall cause each of the Company’s Subsidiaries and its respective board of directors or similar governing body to, (a) take all actions necessary to ensure that no Takeover Provision is or becomes applicable to this Agreement or the transactions contemplated by this Agreement and (b) if any Takeover Provision is or becomes applicable to this Agreement or the transactions contemplated by this Agreement, take all actions necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Provision on this Agreement, the Merger or the other transactions contemplated by this Agreement.
5.11.   Public Disclosure.   Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement or disclosure with respect to the Merger or the terms of this Agreement. Each of the Parties to this Agreement agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any of them without the prior consent (which consent shall not be unreasonably withheld) of the Company (in the case of Parent) or Parent (in the case of the Company), except any such release or announcement that is required by applicable Laws of any United States or foreign securities exchange by such Party or its Affiliates.
5.12.   Other Requested Information.   With reasonable promptness, the Company and its officers, employees, accountants and other agents will deliver to Parent all financial statements and audit reports that became available subsequent to the date hereof and such other information as Parent from time to time may reasonably request.
5.13.   Current Information.   During the period from the date of this Agreement to the Closing Date, the Company and the Parent will each, and will each cause its Subsidiaries to, make available one or more of its designated Representatives to confer on a regular and frequent basis with a Representative of Parent and Company, respectively, and to report the general status of its ongoing operations and of its Subsidiaries. The Company and Parent will each, and will each cause its Subsidiaries to, promptly notify Parent and Company, respectively, of any material change in its or its Subsidiaries’ normal course of business or in their respective operations or properties and of any complaints, investigations or hearings of Governmental Bodies (or communications indicating that the same may be contemplated) and will keep each other fully informed of such events.
5.14.   Notification of Certain Matters.   The Company and the Parent shall each give prompt notice to the other of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, (b) any material failure of the Company or Parent, as the case may be, or any of their Subsidiaries, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (c) any fact, circumstance, effect, change, event or development that could result in a Company or Parent Material Adverse Effect, as the case may be (d) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or may reasonably be expected to cause any condition to the obligations of any Party to effect the Merger not to be satisfied, (e) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (f) any material notice or other material communication from any Governmental Body in connection with the transactions contemplated hereby, (g) of the commencement or initiation or threat of commencement or initiation of any Action regarding the transactions contemplated hereby, or (h) of any material development in any pending Action regarding the transactions contemplated hereby. Notwithstanding anything to the contrary herein, such notification shall not affect, modify, waive or otherwise diminish any representation, warranty, covenant or agreement of the Parties or the conditions to the obligations of the parties under this Agreement.
5.15.   Resignations of Directors and Officers.   The Company shall obtain and deliver to Parent prior to the Closing Date (to be effective as of the Effective Time) the resignation of each director and officer of the Company and each of its Subsidiaries (in their capacities as directors and officers, and not as employees) as Parent shall request in writing not less than five (5) days prior to the Closing Date.
5.16.   Listing of Eversource Common Shares.   Parent shall cause Eversource to cause the Eversource Common Shares to be issued in the Merger pursuant to this Agreement to be approved for listing (subject to official notice of issuance) on the NYSE.
5.17.   Payment of Expenses.   Except as otherwise provided herein, each of the Parties shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.
5.18.   Frustration of Closing Conditions.   Neither Parent nor the Company may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Article VI or Article VII, as the case may be, to be satisfied if such failure was caused by such Party’s material breach of any material provision of this Agreement or failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 5.1.
5.19.   Tax Matters.
(a)   Each of Parent, the Company and Aquarion MergerCo shall use its commercially reasonable efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any action which would prevent the Merger or the exchange of capital stock contemplated by Section 2.2(b) hereof from qualifying, as a reorganization within the meaning of Section 368(a) of the Code. In particular (but without limiting the foregoing), after the Effective Time of the Merger, Parent shall: (i) continue or cause the Company to continue the Company’s historic business line, or use at least a significant portion of the Company’s historic business assets in a business, in each case within the meaning of Reg. §1.368-1(d) of the U.S. Treasury Regulations; and (ii) file or cause the Company to file such information or other Tax Returns, and such statements to Tax Returns, as are required in connection with the consummation of the transactions contemplated by this Agreement under the provisions of Section 368 of the Code and U.S. Treasury Regulations §1.368-3.
(b)   On the effective date of the Form S-4 Registration Statement and the Closing Date, the Company, Parent, Eversource (at Parent’s direction) and Aquarion MergerCo shall execute and deliver, to Ropes & Gray LLP, legal counsel to Parent, and to Cranmore, FitzGerald & Meaney, legal counsel to the Company, tax representation letters of the Company, Parent, Eversource, and Aquarion MergerCo which are customary in transactions of this type and reasonably satisfactory to such legal counsel. Parent shall use commercially reasonable efforts to cause Ropes & Gray LLP to deliver to it a tax opinion and Eversource to deliver to it a securities opinion on the effective date of the Form S-4 Registration Statement satisfying the requirements of Item 601 of Regulation S-K under the Securities Act and on the Closing Date, and the Company shall use commercially reasonable efforts to cause Cranmore, FitzGerald & Meaney to deliver to it a tax opinion on the effective date of the Form S-4 Registration Statement satisfying the requirements of Item 601 of Regulation S-K under the Securities Act and on the Closing Date. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.19. Each tax representation letter shall be dated on the date of the applicable tax opinion and shall not have been withdrawn or modified in any respect.
5.20.   Directors’ and Officers’ Indemnification.
(a)   The Company shall, to the fullest extent permitted under applicable Law or under its Certificate of Incorporation or Bylaws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law or under the Surviving Corporation’s certificate of incorporation or bylaws as in effect at the Effective Time, or pursuant to any applicable Contract as in effect on the date hereof and made available to Parent, in each case for the period ending six years after the Effective Time, indemnify and hold harmless each present and former director, officer or employee of the Company (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement as incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (i) arising out of or pertaining to the transactions contemplated by this Agreement or (ii) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time; provided, however, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any such claims.
(b)   The Company shall cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors’ and officers’ liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to the Company’s existing annual coverage limits) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided that the annual premium in respect of such policy shall not exceed 200% of the current premium for the Company’s existing directors and officers liability insurance policy.
5.21.   Shareholder Agreements.
(a)   The Company shall deliver, or cause to be delivered, to Parent on the date hereof the Voting Agreements, duly executed by each of Don Vaughan, Eastford Trust, LLC and Nicholas LaChance.
(b)   Parent shall deliver, or cause to be delivered, to the Company on the date hereof the Shareholder Consent Agreement, duly executed by Parent and its sole shareholder.
5.22.   Water Treatment Matters.   The Company shall, and shall cause its Subsidiaries to, provide to Parent all water quality sampling results in respect of the System as soon as reasonably practicable following receipt of such water quality sampling results.
ARTICLE VI
CONDITIONS OF PARENT’S OBLIGATIONS
The obligations of Parent to be performed by it under this Agreement on the Closing Date shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions. Each condition may be waived in whole or in part only by written notice of such waiver from Parent to the Company.
6.1.   Required Approvals.
(a)   This Agreement, the Merger and the other transactions contemplated hereby shall have been approved by: (i) the Company Stockholders (by the Requisite Company Vote) and the Company Board in the manner required by applicable Law and by the Company’s Certificate of Incorporation and Bylaws (and certified to Parent by the Secretary of the Company); and (ii) final and non-appealable order of each Regulatory Authority, each in form and substance reasonably satisfactory to Parent.
6.2.   Consents.   The consents listed on Schedule 6.2 hereto (other than the consents listed in Section 6.1) shall have been obtained and shall remain in effect and shall be in form and substance reasonably satisfactory to Parent.
6.3.   Accuracy of Representations and Warranties; Performance by the Company.
(a)   The representations and warranties of the Company (i) set forth in Section 3.7 shall be true and correct in all respects, (ii) set forth in other sections of Article III of this Agreement but not qualified as to “materiality” or “Company Material Adverse Effect” shall be true and correct in all material respects, and (iii) set forth in other sections of Article III of this Agreement but qualified as to “materiality” or “Company Material Adverse Effect” shall be true and correct in all respects, in each case as if made on and as of the date hereof and as of the Closing Date except for any representation or warranty (other than in Section 3.7) made as of a specific date, which shall be true and correct as of such date.
(b)   The Company shall have performed or complied in all material respects with all covenants and agreements that are to be performed by or complied with by it under this Agreement at or prior to the Closing; and shall have delivered to Parent a certificate signed by an authorized officer of the Company certifying as to the fulfillment of the conditions set forth in this Section 6.3 with respect to the Company.
6.4.   No Injunctions; Restraints or Actions.   No applicable Law, Order or other legal restraint or prohibition shall be in effect, which, restrains, prohibits or makes illegal the consummation of the Merger or any of the transactions contemplated by this Agreement.
6.5.   Secretary’s Certificate.   Parent shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company and certifying as to: (i) the Company’s Certificate of Incorporation and Bylaws; (ii) the incumbency of its officers executing this Agreement; and (iii) the resolutions of the Company Board authorizing the execution, delivery and performance by the Company of this Agreement.
6.6.   No Material Adverse Effect.   From the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.
6.7.   Resignations.   On or before the Closing, the Company shall deliver to Parent written resignations of the officers and directors of Company in accordance with Section 5.15, all to be effective as of the Effective Time.
6.8.   Registration Statement; NYSE Listing.
(a)   The Registration Statement shall have become effective; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC and, if the offer and sale of Eversource Common Shares in the Merger is subject to the state securities or “blue sky” laws of any state, such offer and sale shall not be subject to a stop order of any Governmental Body.
(b)   The shares of Eversource Common Shares to be issued in the Merger pursuant to Section 2.2 of this Agreement shall have been approved for listing (subject to official notice of issuance) on the NYSE.
6.9.   Voting Agreements.   Each of the Voting Agreements has been executed and has not been terminated or rescinded at or before the Effective Time and otherwise remain in effect on and after the Effective Time.
6.10.   Dissenting Shares.   No more than five percent (5%) of outstanding Company Common Stock constitute Dissenting Shares.
6.11.   Merger Opinion.   Parent shall have received the written opinion of Ropes & Gray LLP, or such other nationally recognized Tax counsel reasonably satisfactory to the Company, dated as of the Closing Date to the effect that for U.S. federal income tax purposes the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.11, the Tax counsel rendering such opinion may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants, including those contained in certificates of officers of Parent or its Affiliates.
6.12.   PPP Loan.   The PPP Loan shall have been forgiven in its entirety in accordance with its terms and applicable Law, including the CARES Act.
6.13.   Officer’s Certificate.   Parent shall have received a certificate signed by an authorized officer of the Company, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Section 6.3 and Section 6.6.
ARTICLE VII
CONDITIONS OF THE COMPANY’S OBLIGATIONS
The obligations of the Company to be performed by it under this Agreement on the Closing Date shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions. Each condition may be waived in whole or in part only by written notice of such waiver from the Company to Parent.

7.1.   Required Approvals.   This Agreement, the Merger and the other transactions contemplated hereby shall have been approved by: (a) the Company Stockholders (by the Requisite Company Vote), by the board of directors of Parent and by the sole stockholder and the board of directors of Aquarion MergerCo in the manner required by applicable Law and by the respective certificate of incorporation and bylaws of each of Parent and Aquarion MergerCo, as applicable; and (b) a final and non-appealable order of each of Regulatory Authority, each in form and substance reasonably satisfactory to the Company.
7.2.   Consents.   The consents listed on Schedule 7.2 hereto (other than the consents listed in Section 7.1) shall have been obtained and shall remain in effect, which consents shall be all the consents or approvals required by Section 5.1 hereof and shall be in form and substance reasonably satisfactory to the Company.
7.3.   Accuracy of Representations and Warranties; Performance by Parent.
(a)   The representations and warranties of Parent and Aquarion MergerCo set forth in Article IV of this Agreement not qualified as to “materiality” or “Parent Material Adverse Effect” shall be true and correct in all material respects and such representations and warranties qualified as to “materiality” or “Parent Material Adverse Effect” shall be true and correct in all respects, in each case as if made on and as of the date hereof and as of the Closing Date except for any representation or warranty made as of a specific date which shall be true and correct as of such date. The Company shall have received a certificate signed by an authorized officer of each of Parent and Aquarion MergerCo, dated as of the Closing Date, certifying as to the foregoing.
(b)   Parent and Aquarion MergerCo shall have performed or complied in all material respects with all covenants and agreements that are to be performed by or complied with by them under this Agreement at or prior to the Closing; and shall have delivered to the Company a certificate signed by an authorized officer of Parent and Aquarion MergerCo certifying as to the fulfillment of the conditions set forth in this Section 7.3 with respect to Parent and Aquarion MergerCo.
7.4.   No Injunctions; Restraints or Actions.   No applicable Law, Order or other legal restraint or prohibition shall be in effect, which, restrains, prohibits or makes illegal the consummation of the Merger or any of the transactions contemplated by this Agreement.
7.5.   Registration Statement; NYSE Listing.
(a)   The Registration Statement shall have become effective; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no Actions for such purpose shall be pending before or threatened by the SEC and, if the offer and sale of Eversource Common Shares in the Merger is subject to the state securities or “blue sky” laws of any state, such offer and sale shall not be subject to a stop order of any Governmental Body.
(b)   The shares of Eversource Common Shares to be issued in the Merger pursuant to Section 2.2 of this Agreement shall have been approved for listing (subject to official notice of issuance) on the NYSE.
7.6.   Merger Opinion.   The Company shall have received the written opinion of Cranmore, FitzGerald & Meaney, or such other counsel reasonably satisfactory to Parent, dated as of the Closing Date to the effect that for U.S. federal income tax purposes the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 7.6, the Tax counsel rendering such opinion may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants, including those contained in certificates of officers of the Company.
ARTICLE VIII
TERMINATION; AMENDMENT AND WAIVER
8.1.   Termination by Mutual Consent.   This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Company Stockholders) by written consent signed by each of Parent, Aquarion MergerCo and the Company.

8.2.   Termination by Either Parent or the Company.   This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Company Stockholders):
(a)   if the Merger has not been consummated on or before March 31, 2022 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;
(b)   if the conditions set forth in Section 6.4 and Section 7.4 is not satisfied and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure to satisfy the conditions set forth in Section 6.4 and Section 7.4; or
(c)   if this Agreement has been submitted to the Company Stockholders for adoption at a duly convened Company Stockholder Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless the Company Stockholder Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); provided, that the right to terminate this Agreement pursuant to this Section 8.2(c) shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure to obtain the Requisite Company Vote.
8.3.   Termination by Parent.   This Agreement may be terminated by Parent at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Company Stockholders):
(a)   if (i) a Company Adverse Recommendation Change shall have occurred, (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (iii) the Company shall have breached or failed to perform in any material respect any of the covenants and agreements set forth in Section 5.8 hereof, (iv) the Company Board fails to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal, (v) a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 under the Exchange Act, within ten (10) Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Company Board Recommendation and recommending that stockholders reject such tender or exchange offer, or (vi) the Company or the Company Board (or any committee thereof) shall publicly announce its intentions to do any of the actions specified in this Section 8.3(a);
(b)   if there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6.3 hereof, and such breach, inaccuracy or failure is incapable of being cured by the End Date or, if capable of being so cured, has not been cured by the Company within ten (10) Business Days of the Company’s receipt of written notice of such breach, inaccuracy or failure from Parent (stating Parent’s intention to terminate this Agreement pursuant to this Section 8.3(b)); provided, however, that there is not then a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Parent or Aquarion MergerCo pursuant this Agreement that would give rise to the failure of any of the conditions specified in Section 7.3 hereof; or
(c)   if (i) the conditions set forth in Article VII hereof (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied, (ii) Parent has irrevocably confirmed by written notice to the Company that all conditions set forth in Article VI hereof have been satisfied or that Parent is willing to waive any unsatisfied conditions in Article VI hereof and (iii) the Merger shall not have been consummated within five (5) Business Days after the date of delivery of such notice.

8.4.   Termination by the Company.   This Agreement may be terminated by the Company at any time prior to the Effective Time (notwithstanding, in the case of Section 8.4(a), any approval of this Agreement by the Company Stockholders):
(a)   if there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Parent or Aquarion MergerCo pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.3 hereof, and such breach, inaccuracy or failure is incapable of being cured by the End Date or, if capable of being so cured, has not been cured by Parent or Aquarion MergerCo within ten (10) Business Days of Parent’s receipt of written notice of such breach, inaccuracy or failure from the Company (stating the Company’s intention to terminate this Agreement pursuant to this Section 8.4(a)); provided, however, that there is not then a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant this Agreement that would give rise to the failure of any of the conditions specified in Section 6.3 hereof; or
(b)   if (i) the conditions set forth in Article VI hereof (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied, (ii) the Company has irrevocably confirmed by written notice to Parent that all conditions set forth in Article VII hereof have been satisfied or that the Company is willing to waive any unsatisfied conditions in Article VII hereof and (iii) the Merger shall not have been consummated within five (5) Business Days after the date of delivery of such notice.
8.5.   Notice of Termination; Effects of Termination.
(a)   The Party desiring to terminate this Agreement pursuant to this Article VIII (other than pursuant to Section 8.1 hereof) shall deliver written notice of such termination to each other Party specifying with particularity the reason for such termination, and any such termination properly asserted in accordance with Article VIII shall be effective immediately upon delivery of such written notice to the other Party.
(b)   If this Agreement is terminated pursuant to any provision of this Article VIII, the Agreement will become void and of no further force and effect, with no Liability on the part of any Party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such Party) to any other Party, except (i) the last sentence of Section 5.7(e), Section 5.9, Section 5.17, this Section 8.5, Section 8.6 and Article IX (and any related definitions contained in any such sections) shall each remain in full force and effect following any termination of this Agreement in accordance with their respective terms; and (ii) subject to Section 8.5(d) hereof, neither the Company nor Parent shall be relieved or released from any Liabilities arising out of its fraud or its material breach of any provision of this Agreement.
(c)   Each of the Parties acknowledges and hereby agrees that the provisions of Section 8.6 of this Agreement are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the Parties would not have entered into this Agreement. If a Party fails to pay in a timely manner any amounts due pursuant to Section 8.6 hereof, and, in order to obtain such payment, the non-breaching Party makes a claim against the breaching Party that results in an Order against the breaching Party, the breaching Party shall pay to the non-breaching Party the Expenses incurred or accrued in connection with such Action, together with interest on the amount set forth in Section 8.6, at the prime lending rate prevailing during such period as published in The Wall Street Journal. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year.
(d)   Neither the Company nor Parent shall be obligated to pay the Company Termination Fee or the Parent Termination Fee, respectively, on more than one occasion.
8.6.   Termination Fees.
(a)   If this Agreement is terminated by Parent pursuant to Section 8.3(a) hereof, then the Company shall pay to Parent as liquidated damages (by wire transfer of immediately available funds), within two (2) Business Days after such termination the sum of: (i) a termination fee of a dollar amount equal to $2.0 million (the “Company Termination Fee”), plus, (ii) Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement.
(b)   If this Agreement is terminated by the Company pursuant to Section 8.2(c) hereof at any time at which Parent would have been permitted to terminate this Agreement pursuant to Section 8.3(a), then the Company shall pay to Parent as liquidated damages (by wire transfer of immediately available funds), at or prior to such termination the sum of: (i) the Company Termination Fee, plus, (ii) Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement.
(c)   If this Agreement is terminated by Parent pursuant to Section 8.3(c) hereof, then the Company shall pay to Parent as liquidated damages (by wire transfer of immediately available funds), at or prior to such termination the sum of: (i) the Company Termination Fee, plus, (ii) Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement.
(d)   If this Agreement is terminated (i) by Parent pursuant to Section 8.3(b) hereof or (ii) by the Company or Parent pursuant to Section 8.2(a) or Section 8.2(c) hereof and, in the case of clauses (i) and (ii) immediately above, (A) prior to such termination (in the case of termination pursuant to Section 8.2(a) or Section 8.3(b)) or prior to the Company Stockholders Meeting (in the case of termination pursuant to Section 8.2(c)), a Takeover Proposal shall (1) in the case of a termination pursuant to Section 8.2(c), have been publicly disclosed and not withdrawn or (2) in the case of a termination pursuant to Section 8.2(a) or Section 8.3(b), have been publicly disclosed or otherwise made or communicated to the Company or the Company Board, and not withdrawn, and (B) within twelve (12) months following the date of such termination of this Agreement, the Company shall have entered into a definitive agreement with respect to any Takeover Proposal, or any Takeover Proposal shall have been consummated (in each case whether or not such Takeover Proposal is the same as the original Takeover Proposal made, communicated or publicly disclosed), then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Company Termination Fee, plus, Parent’s Expenses actually incurred by Parent on or prior to the termination of this Agreement (it being understood for all purposes of this Section 8.6(d), all references in the definition of Takeover Proposal to 15% shall be deemed to be references to “50%” instead). If a Person (other than Parent) makes a Takeover Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the Company Stockholders Meeting, as applicable, and, within twelve (12) months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes a Takeover Proposal that is publicly disclosed, such initial Takeover Proposal shall be deemed to have been “not withdrawn” for purposes of clauses (1) and (2) of this paragraph (e).
(e)   If this Agreement is terminated by the Company or Parent pursuant to Section 8.2(a) or by the Company pursuant to Section 8.4(a), and (i) this Agreement, the Merger and the other transactions contemplated hereby shall not have been approved by PURA as a result of PURA requiring, as a condition of its approval, any modification in any respect of the composition of the board of trustees of Eversource, and (ii) all other conditions set forth in Article VI have been and remain fully satisfied (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to such conditions being capable of being satisfied at the Closing as of such date), then Parent shall pay to the Company as liquidated damages (by wire transfer of immediately available funds), within two (2) Business Days after such termination a termination fee of $500,000 (the “Parent Termination Fee”).
ARTICLE IX
MISCELLANEOUS PROVISIONS
9.1.   Definitions.
For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement.

“Actions” means any claim, controversy, action, cause of action, suit, litigation, charge, arbitration, mediation, investigation, opposition, interference, examination, audit, assessment, hearing, complaint, demand or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought at law or in equity).
“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such specified Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified Person, whether through the ownership of voting securities, by contract or otherwise.
“Affordable Care Act” means, collectively, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010.
“Agreement” has the meaning set forth in the Preamble.
“Applicable Environmental Laws” means any applicable federal, state or local law, statutes, rule, regulation, ordinance, code, judgment or order relating to the protection of the environment or, as relating to exposure to hazardous substances, human health and safety, or water supply, and includes, but is not limited to, CERCLA (42 U.S.C. § 9601, et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act of 1990 (33 U.S.C. § 2701 et seq.), or any other applicable provision of the Connecticut General Statutes, Massachusetts General Laws or New Hampshire Revised Statutes Annotated, each as it has been interpreted or amended as of the Closing Date and the regulations promulgated pursuant thereto and in effect as of the Closing Date.
“Aquarion MergerCo” has the meaning set forth in the Preamble.
“Aquarion MergerCo Common Stock” has the meaning set forth in Section 2.1(a).
“Assets” has the meaning set forth in Section 3.3(b).
“Audited Financial Statements” has the meaning set forth in Section 3.13(a).
“Book-Entry Shares” has the meaning set forth in Section 2.2(a).
“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in New York, New York are closed.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748) and any similar or successor legislation in any applicable jurisdiction, and any subsequent legislation, regulation, memorandum or executive order relating to the COVID-19 pandemic (including any guidance issued thereunder), including the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health, Economic Assistance, Liability, and Schools Act and including the Memorandum for the Secretary of the Treasury signed by President Trump on August 8, 2020 and Notice 2020-65.
“CBCA” has the meaning set forth in Section 1.1.
“Certificate” has the meaning set forth in Section 2.2(b).
“Certificate of Incorporation” means the Company’s Certificate of Incorporation dated as of December 4, 1996, as amended by that certain Certificate of Amendment dated as of April 14, 1997 and that certain Certificate of Amendment dated as of September 19, 2014.
“Closing” has the meaning set forth in Section 1.5(a).
“Closing Agreement” has the meaning set forth in Section 3.20(f).
“Closing Date” has the meaning set forth in Section 1.5(a).
“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.
“Company Acquisition Agreement” has the meaning set forth in Section 5.8(a).
“Company Adverse Recommendation Change” has the meaning set forth in Section 5.8(a).
“Company Benefit Plans” has the meaning set forth in Section 3.23(a).
“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” has the meaning set forth in Section 3.8(c).
“Company Common Stock” has the meaning set forth in Section 2.1(b).
“Company Continuing Employees” has the meaning set forth in Section 5.7.
“Company Financial Statements” has the meaning set forth in Section 3.13(a).
“Company Material Adverse Effect”, with respect to the Company and its Subsidiaries, taken as a whole, means any fact, circumstance, effect, event, development or change which, individually or together with any other facts, circumstances, effects, events, developments or changes, either: (i) has, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), properties, assets and Liabilities, prospects or results of operations of the Company and its Subsidiaries, other than any fact, circumstance, effect, event, development or change to the extent resulting from (A) changes in applicable Law or GAAP or the enforcement or interpretation thereof, (B) any action taken by the Company to which Parent has specifically and expressly consented in writing, or (C) changes generally affecting the water utility industry (provided, in the cases of clauses (A) or (C), such facts, circumstances, effects, events, developments or changes would reasonably be expected to disproportionately adversely affect such the Company and its Subsidiaries relative to other similarly-situated businesses in the water utility industry, in which case such disproportionate facts, circumstances, effects, events, developments or changes will be taken into account in determining whether or not a Company Material Adverse Effect has occurred); or (ii) that prevents or materially adversely affects the ability of the Company and its Subsidiaries to consummate the Merger and any of the other transactions contemplated by this Agreement or to perform any of the Company’s obligations under this Agreement.
“Company Material Contract” has the meaning set forth in Section 3.11(a).
“Company Stockholders” means each stockholder of the Company as of immediately prior to the Effective Time.
“Company Stockholders Meeting” means the special meeting of the Company Stockholders to be held to consider the adoption of this Agreement.
“Company Termination Fee” has the meaning set forth in Section 8.6(a).
“Company Water Rights” has the meaning set forth in Section 3.4.
“Confidentiality Agreement” means that certain confidentiality and exclusivity agreement dated as of September 1, 2020, as further amended, by and between Parent and the Company.
“Constituent Companies” has the meaning set forth in Section 1.2.
“Contract” means any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument.
“Dissenting Shares” has the meaning set forth in Section 2.1(d).
“DOL” means the United States Department of Labor.
“DRS” has the meaning set forth in Section 2.2(b).
“Effective Time” has the meaning set forth in Section 1.5(b). “End Date” has the meaning set forth in Section 8.2(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations adopted thereunder.
“ERISA Affiliate” means any employer, trade or business (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code or section 4001(b) of ERISA.
“Eversource” has the meaning set forth in Section 2.1(c).
“Eversource Common Shares” has the meaning set forth in Section 2.1(c).
“Eversource Financial Statements” has the meaning set forth in Section 4.6(b).
“Eversource Stock Plan” means the 2018 Eversource Energy Incentive Plan, adopted by the Compensation Committee and the board of trustees of Eversource on February 7, 2018.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations adopted thereunder.
“Exchange Agent” has the meaning set forth in Section 2.2(a).
“Excluded Disclosure” has the meaning set forth in Article IV.
“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including amounts paid in settlement and all fees and expenses of counsel, experts, accountants, financial advisors and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and any transactions related thereto (including costs of investigation, defense and enforcement of this Agreement), any Action with respect thereto, the preparation, printing, filing and mailing of the Registration Statement and the Statement/Prospectus, or in connection with other regulatory approvals, and all other matters related to the Merger other transactions contemplated hereby.
“GAAP” has the meaning set forth in Section 3.13(a).
“Governmental Body” means any court, regulatory commission, board, administrative body, arbitrator or arbitration body, taxing authority, multinational authority, or tribunal or other federal, state, municipal or foreign government instrumentality.
“Hazardous Materials” has the meaning set forth in Section 3.16(c).
“Improvements” has the meaning set forth in Section 3.15(a).
“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations (as determined by GAAP) of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property or equipment, (iv) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, (v) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of any other Person or to purchase the obligations or property of any other Person, (vi) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination) or (vii) letters of credit, bank guarantees and other similar Contracts entered into by or on behalf of such Person.
“Indemnified Parties” has the meaning set forth in Section 5.20.
“Insurance Policies” has the meaning set forth in Section 3.17.
“Intellectual Property” has the meaning set forth in Section 3.18.
“IRS” means the United States Internal Revenue Service.

“Knowledge” means, (a) when used with respect to the Company, the actual knowledge of Donald Vaughan, Nicholas LaChance, and any officer or director of the Company and its Subsidiaries, after due inquiry; and (b) when used with respect to Parent, the actual knowledge of Duncan R. MacKay, after due inquiry.
“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, Orders or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Body.
“Liability” means, with respect to any Person, any liability, indebtedness or obligation of any kind (whether known or unknown, accrued, absolute, asserted or unasserted, determined or determinable, liquidated or unliquidated, directly incurred or consequential, due or to become due, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet of such Person under GAAP).
“Licenses” has the meaning set forth in Section 3.15(b).
“Lien” means any charge, claim, community or other marital property interest, equitable or ownership interest, lien, license, option, pledge, security interest, mortgage, deed of trust, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership (other than, in the case of a security, any restriction on the transfer of such security arising solely under federal and state securities Laws).
“MDPU” has the meaning set forth in the Recitals.
“Merger” has the meaning set forth in Section 1.1.
“Merger Consideration” has the meaning set forth in Section 2.2(b).
“Most Recent Balance Sheet Date” has the meaning set forth in Section 3.13(a).
“Multiemployer Plan” has the meaning set forth in Section 3.23(h).
“Multiple Employer Plan” has the meaning set forth in Section 3.23(h).
“NHPUC” has the meaning set forth in the Recitals.
“Notice Period” has the meaning set forth in Section 5.8(d).
“NYSE” has the meaning set forth in Section 4.2.
“Order” means any order, writ, assessment, decision, injunction, decree, ruling, stipulation, settlement, decision, verdict, determination or award, or judgment made, issued, or entered by or with any Governmental Body, whether temporary, preliminary or permanent.
“Parent” has the meaning set forth in the Preamble.
“Parent Material Adverse Effect” means any fact, circumstance, effect, event, development or change which, individually or together with any other facts, circumstances, effects, events, developments or changes that prevents or materially adversely affects the ability of Parent to consummate the Merger and any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement.
“Parent Termination Fee” has the meanings set forth in Section 8.6(e).
“Parties” has the meaning set for the in the Preamble.
“PBGC” means the United States Pension Benefit Guaranty Corporation.
“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Body and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“PPP Loan” means that certain Paycheck Protection Program loan from Ion Bank to the Company.
“Property” means all real property owned by the Company constituting part of the Assets.
“PURA” has the meaning set forth in the Recitals.
“Qualified Company Benefit Plans” has the meaning set forth in Section 3.23(c).
“Registration Statement” has the meanings set forth in Section 5.5(a).
“Regulatory Approvals” means all filings, submissions and registrations required to be made to the Regulatory Authorities and the Federal Communications Commission.
“Regulatory Authorities” has the meaning set forth in the Recitals.
“Representatives” has the meaning set forth in Section 5.8(a).
“Requisite Company Vote” has the meaning set forth in Section 3.8(d).
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the United States Securities and Exchange Commission.
“SEC Filings” has the meaning set forth in Section 4.6(a).
“Securities Act” means the Securities Act of 1933, as amended, and the regulations adopted thereunder.
“Service Area” has the meaning set forth in the Recitals.
“Statement/Prospectus” has the meaning set forth in Section 5.5(a).
“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns or controls fifty percent (50%) or more of the outstanding voting securities or other voting equity interests of such other Person or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.
“Superior Proposal” means a bona fide written Takeover Proposal made by a third party or group of third parties involving the direct or indirect acquisition of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets or a majority of the outstanding Company Common Stock, that (a) the Company Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) is more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement, taking into account (i) all financial considerations, (ii) the identity of the Person(s) making such Takeover Proposal, (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal, (iv) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Takeover Proposal deemed relevant by the Company Board and (v) any revisions to the terms of this Agreement and the Merger proposed by Parent during the Notice Period set forth in Section 5.8(d) and (b) that is reasonably likely to be completed on the terms proposed taking into account all legal, financial, regulatory and other aspects of such proposal, and is fully financed and for which financing (if required) is fully committed and reasonably likely to be obtained.
“Surviving Corporation” has the meaning set forth in Section 1.1.
“System” has the meaning set forth in the Recitals.
“Takeover Proposal” means a proposal or offer from, or indication of interest in making a proposal or offer by, any Person (in each case, whether or not in writing and other than Parent or any of its Affiliates, including Aquarion MergerCo) relating to any (a) merger, amalgamation, consolidation, tender offer, share exchange, other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, (b) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, amalgamation, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution, partnership, joint venture, sale of capital stock or voting securities of, or other equity interests in, a Subsidiary of the Company or otherwise) of any business or assets of the Company or any of its Subsidiaries representing 15% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (c) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable or exercisable for, such securities) representing 15% or more of the total outstanding voting power of the Company, (d) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the total outstanding voting power of the Company or any of its Subsidiaries, (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or any of its Subsidiaries or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company or any of its Subsidiaries or (f) a combination of the foregoing (in each case, other than the Merger and the transactions contemplated by this Agreement).
“Takeover Provision” shall have the meaning set forth in Section 3.8(e).
“Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or fee, and any related charge or amount (including any fine, penalty, or interest), imposed, assessed, or collected by or under the authority of any Governmental Body.
“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax.
“Tax Ruling” shall have the meaning set forth in Section 3.20(f).
“Taxing Authority” means any Governmental Body having jurisdiction in matters relating to Tax matters.
“Unaudited Financial Statements” has the meaning set forth in Section 3.13(a).
“Update Financial Statements” has the meaning set forth in Section 5.3(b).
“Voting Agreement” means the Voting Agreement in the form attached as Exhibit C.
9.2.   Amendment.   This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the Parties; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by applicable Law or in accordance with the rules of any relevant securities exchange or self-regulatory organization would require further approval by the holders of Company Common Stock without such approval.
9.3.   Extension; Waiver.   At any time prior to the Effective Time, either Party may: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance by the other Party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

9.4.   Entire Agreement.   Other than the Confidentiality Agreement, this Agreement and the other transaction documents delivered pursuant to the terms hereof sets forth the entire agreement and understanding of the Parties with respect to the transactions contemplated herein and the other matters set forth herein and supersedes all prior agreements or understandings, oral or written, among the Parties regarding those matters.
9.5.   Interpretation; Construction.
(a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Except as otherwise explicitly specified to the contrary herein, (i) where a reference in this Agreement is made to a section, exhibit or schedule, such reference shall be to a section of, exhibit to or schedule of this Agreement unless otherwise indicated. Except as otherwise explicitly specified to the contrary herein; (ii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (iii) reference in this Agreement to $ or dollars is to U.S. dollars; (iv) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) references to “this Agreement” shall include all exhibits and schedules hereto; (vi) definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender; (vii) the terms “employee,” “officer” and “independent contractor” shall include any individuals employed or engaged by the Company, whether directly or indirectly through a professional employer or other similar organization; (viii) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rule or regulation, in each case as amended or otherwise modified from time to time; (ix) the word “will” will be construed to have the same meaning and effect as the word “shall”; (x) unless otherwise specified, “day” means a calendar day; and (xi) when used herein “or” shall not be exclusive (i.e., “or” shall mean “and/or”).
(b)   The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
(c)   Only that information which has been made available to Parent by the Company no later than three (3) Business Days prior to the date hereof shall be considered to have been “delivered” or “made available” (or similar expressions) to Parent for purposes of this Agreement.
(d)   Neither the listing nor description of any item, matter or document in any schedule hereto nor the furnishing or availability for review of any document will be construed to modify, qualify or disclose an exception to any representation or warranty of any Party made herein or in connection herewith, except to the extent that such representation or warranty specifically refers to such schedule and such modification, qualification or exception is clearly described in such schedule.
(e)   The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the Party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant.
9.6.   Governing Law.   This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Connecticut.
9.7.   Assignments and Successors.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties, except that Aquarion MergerCo may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
9.8.   Notices.   All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by email (with written confirmation of transmission) if the sender on the same day sends a confirming copy of such notice pursuant to clause (iii), or (iii) one (1) Business Day following the day sent by commercial overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):
To Parent, Aquarion MergerCo or, following the Closing, the Company:
Aquarion Company
835 Main Street
Bridgeport, CT 06604
Attention:   Donald J. Morrissey
Email:       DMorrissey@aquarionwater.com
with a copy (which shall not constitute notice) to:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention:   Marko S. Zatylny
E-mail:       Marko.Zatylny@ropesgray.com
To the Company prior to the Closing:
New England Service Company
37 Northwest Drive
Plainville, CT 06062
Attention:   Donald Vaughan
E-mail:       dvaughan@newenglandservicecompany.com
with a copy (which shall not constitute notice) to:
Cranmore, FitzGerald & Meaney
1010 Wethersfield Avenue
Suite 206
Hartford, CT 06114
Attention:   J.J. Cranmore & Jennifer DiBella
E-mail:       jcranmore@cfmlawfirm.com; jdibella@cfmlawfirm.com
9.9.   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
9.10.   No Survival of Representations and Warranties; No Recourse.   The Parties agree that the representations and warranties contained in Article III or Article IV of this Agreement or in any certificate delivered by the Company or Parent and Aquarion MergerCo hereunder shall not survive the Effective Time, and no officer, director, stockholder, employee, agent or Affiliate of the Company or Parent shall be under any Liability or obligation whatsoever with respect to any representation or warranty or any covenant or agreement of the Company or Parent contained in this Agreement or in any certificate delivered hereunder.
9.11.   No Third-Party Rights.   This Agreement is for the sole benefit of the Parties and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that, (a) the Company Stockholders shall have the right to enforce their respective rights under Section 5.19(a) of this Agreement and (b) the Indemnified Parties shall have the right to enforce their respective rights under Section 5.20 of this Agreement.
9.12.   Remedies.   Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.
9.13.   Enforcement.   The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed by the Company in accordance with the specific terms hereof or were otherwise breached by the Company, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Parent and Aquarion MergerCo shall be entitled, without posting a bond or similar indemnity, to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, without proof of actual damages (and the Company hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which Parent is entitled at law or in equity. The Company further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Notwithstanding anything to the contrary in this Agreement, the Parties agree that the Company shall not be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof.
9.14.   Exclusive Jurisdiction; Venue; Waiver of Jury Trials.
(a)   In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the transactions contemplated herein, each of the Parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Courts of Connecticut or to the extent such courts do not have subject matter jurisdiction, the United States District Court for the District of Connecticut, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 9.14(a), (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, and (v) agrees that service of process upon such Party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 9.8.
(b)   Each of the Parties irrevocably waives any and all rights to trial by jury in any action or proceeding between the Parties arising out of or relating to this Agreement and the transactions contemplated by this Agreement. Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or other proceeding, seek to enforce the foregoing waiver, (ii) understands and has considered the implications of this waiver, (iii) makes this waiver voluntarily and (iv) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 9.14(b).
9.15.   No Eversource Shareholder Liability.   Eversource’s Declaration of Trust provides that no shareholder of Eversource shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise, under any Contract, obligation or undertaking made, entered into or issued by the trustees of Eversource or by any officer, agent or representative elected or appointed by the trustees of

Eversource and no such Contract, obligation, or undertaking shall be enforceable against the trustees of Eversource or any of them in their or his individual capacities or capacity and all such Contracts, obligations and undertakings shall be enforceable only against the trustees of Parent as such, and every Person having any claim or demand arising out of any such Contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.
9.16.   Counterparts; Effectiveness.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when each Party to the Agreement has received counterparts signed by all of the other Parties. Any signature on this Agreement or any related instrument or agreement that is delivered by electronic mail or any other electronic transmission shall have the same effect as an original.
* * * * * *

IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.
AQUARION COMPANY
By:	/s/ Donald J. Morrissey
Name:	Donald J. Morrissey
Title:	President
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.
NEW ENGLAND SERVICE COMPANY
By:	/s/ Nicholas LaChance
Name:	Nicholas LaChance
Title:	President
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.
AQUARION MERGER COMPANY, LLC
By:	/s/ Donald J. Morrissey
Name:	Donald J. Morrissey
Title:	President
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
FORM OF
RESTATED CERTIFICATE OF INCORPORATION OF
[CORPORATION NAME]
ARTICLE I
NAME OF CORPORATION
The name of the Company shall be [CORPORATION NAME].
ARTICLE II
PRINCIPAL PLACE OF BUSINESS
The principal place of business of the Company shall be located at 835 Main Street, Bridgeport, Connecticut 06604.
ARTICLE III
NATURE OF BUSINESS
The Company shall have all of the powers granted to stock corporations under the Connecticut Business Corporation Act, as amended from time to time.
ARTICLE IV
CAPITAL STOCK
The capital stock of the Company shall consist of one class, designated “Common Stock.” The authorized number of shares of Common Stock with par value of $0.01 per share is three thousand (3,000) shares. The Board of Directors shall have the power to issue and dispose of, from time to time, shares of the authorized and unissued Common Stock at such times, in such amounts, upon such terms, and in such manner as it may determine, either for cash or property, or for securities convertible into Common Stock, and to fix the amount of money or the actual value of the consideration for which such authorized and unissued Common Stock shall be issued.
ARTICLE V
REGISTERED AGENT
The business address of the registered agent is as follows:
C T Corporation System
67 Burnside Avenue
East Hartford, CT 06108-3408

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS
EMPLOYEES AND AGENTS
The Company shall indemnify and advance reasonable expenses to an individual made or threatened to be made a party to a proceeding because he or she is or was a Director of the Company to the fullest extent permitted by law under Section 33-771 and Section 33-773 of the Connecticut General Statutes, as may be amended from time to time (“Connecticut General Statutes”). In connection with the advancement of reasonable expenses, the Company shall do so provided that the Director delivers to the Company: (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 33-771 of the Connecticut General Statutes; and (2) his or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under Section 33-772 of the Connecticut General Statutes and it is ultimately determined under Section 33-774 or
33-775 of the Connecticut General Statutes that he or she has not met the relevant standard of conduct described in Section 33-771. The Company shall also indemnify and advance reasonable expenses under Connecticut General Statutes Sections 33-770 to 33-778, inclusive, as amended, to any officer, employee or agent of the Company who is not a Director to the same extent as a Director and to such further extent, consistent with public policy, as may be provided by contract, this Certificate of Incorporation, the Bylaws of the Company or a resolution of the Board of Directors. In connection with any advance for such expenses, the Company may, but need not, require any such officer, employee or agent to deliver a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct or a written undertaking to repay any funds advanced for expenses if it is ultimately determined that he or she is not entitled to indemnification. The Board of Directors, by resolution, the general counsel of the Company, or such additional officer or officers as the Board of Directors may specify, shall have the authority to determine that indemnification or advance for such expenses to any such officer, employee or agent is permissible and to authorize payment of such indemnification or advance for expenses. The Board of Directors, by resolution, the general counsel of the Company, or such additional officer or officers as the Board of Directors may specify, shall also have the authority to determine the terms on which the Company shall advance expenses to any such officer, employee or agent, which terms need not require delivery by such officer, employee or agent of a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct or a written undertaking to repay any funds advanced for such expenses if it is ultimately determined that he or she is not entitled to indemnification.
The indemnification and advance for expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified or eligible for advance for expenses may be entitled under Connecticut law as in effect on the effective date hereof and as thereafter amended or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
No lawful repeal or modification of this Article VI or the adoption of any provision inconsistent herewith by the Board of Directors and stockholders of the Company or change in statute shall apply to or have any effect on the obligations of the Company to indemnify or to pay for or reimburse in advance expenses incurred by a director, officer, employee or agent of the
Company in defending any proceeding arising out of or with respect to any acts or omissions occurring at or prior to the effective date of such repeal, modification or adoption of a provision or statutes change inconsistent herewith.

Exhibit B
FORM OF BYLAWS OF THE SURVIVING CORPORATION
[CORPORATION NAME]
BYLAWS
Effective [insert date]

[CORPORATION NAME]
BYLAWS
ARTICLE I
MEETINGS OF STOCKHOLDERS
Section 1. Meetings of Stockholders.   Each meeting of the stockholders, annual or special, shall be held on such day and time, and at such place within or without the State of Connecticut as may be designated by the Board of Directors, by the Chairman or by the President.
Section 2. Annual Meeting.   The Annual Meeting of Stockholders for the election of Directors and for the transaction of such other business as may properly be brought before the meeting shall be held by June 30 each year on the day and time designated by the Board of Directors, the Chairman or the President. In the event that no date for the annual meeting is established or said meeting has not been held on the date so fixed or determined, a special meeting in lieu of the annual meeting may be held with all of the force and effect of an annual meeting.
Section 3. Special Meetings.   Special meetings of the stockholders may be called by the President or by the Directors, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders who hold at least ten percent (10%) of the capital stock entitled to vote thereat.
Section 4. Notice.   Notice of the date, time and place of any annual or special meeting of stockholders, stating the purposes of the meeting, shall be given by the Secretary at least ten (10) nor more than sixty (60) days before the meeting to each stockholder entitled to vote thereat, by leaving such notice with him or her or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his or her address as it appears in the records of the corporation. Whenever notice of a meeting is required to be given a stockholder, a written waiver thereof, executed before or after the meeting by such stockholder and filed with the records of the meeting, shall be deemed equivalent to such notice.
Section 5. Quorum.   At all meetings of stockholders, a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum and each share of stock entitled to vote, and represented in person or by proxy, shall be entitled to one vote.
Section 6. Record Date.   The Board of Directors may fix a date as the record date for the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, such date in any case to be not earlier than the date following the date such action fixing the record date is taken by the Board of Directors and not more than seventy (70) days immediately preceding the date of such meeting of stockholders. Only stockholders of record on such record date shall be entitled to such notice and to vote at such meeting or any adjournment thereof, notwithstanding the transfer of any shares of stock on the books of the corporation after any such record date so fixed.
Section 7. Action Without Meeting.   Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.
ARTICLE II
DIRECTORS
Section 1. Number and Election.   The business, property and affairs of the Company shall be managed by a Board of not less than three Directors, except that whenever there shall be fewer than three stockholders, the number of Directors may be less than three but in no event less than the number of stockholders. The number of positions on the Board of Directors for any year shall be the number fixed from time to time by resolution of the stockholders or of the Board of Directors. The Directors so elected shall continue in office until their successors have been elected and qualified, except that a Director shall cease to be in office upon his or her death, resignation, lawful removal or court order decreeing that he or she is no longer a Director in office.

Section 2. Vacancies.   The Board of Directors shall have power to fill vacancies that may occur in the Board, or any other office, by death, resignation or otherwise, by a majority vote of the remaining members of the Board, and the person so chosen shall hold the office until the next Annual Meeting of Stockholders and until his or her successor shall be elected and qualified.
Section 3. Employ Agents and Employees.   The Board of Directors shall have power to employ such and so many agents and/or employees as the interests of the Company may require, and to fix the compensation and define the duties of all of the officers, agents, and employees of the Company. All the officers, agents, and employees of the Company shall be subject to the order of the Board, shall hold their offices at the pleasure of the Board, and may be removed at any time by the Board at its discretion.
Section 4. Directors Compensation.   The Board of Directors shall have power to fix from time to time the compensation of the Directors and the method of payment thereof.
Section 5. Removal.   Any one or more Directors may be removed from office at any time with or without any showing of cause by affirmative vote of the holders of a majority of the Company’s issued and outstanding stock entitled to vote. Any Director may be removed from office for cause by vote of a majority of the Directors then in office.
ARTICLE III
MEETINGS OF DIRECTORS
Section 1. Regular Meeting.   A regular meeting of the Board of Directors shall be held annually, without notice, as soon as convenient following the Annual Meeting of Stockholders, for the election of officers and the transaction of other business.
Section 2. Other Regular Meetings.   All other regular meetings of the Board of Directors may be held at such time and place within or without the State of Connecticut, as the Board may from time to time determine.
Section 3. Special Meetings.   Special meetings of the Board may be held at any place, within or without the State of Connecticut, upon call of the Chairman (if there be one) or the President, or, in the event of the absence or inability of either to act, of a Vice President, or upon the written request of a majority of Directors.
Section 4. Notice.   Oral or written notice of the time and place of each special meeting of the Board of Directors shall be given to each Director personally, by telephone, voice mail or other electronic means, or by mail or other delivery method at his or her last-known post office address, at least twenty-four hours, or a shorter time if deemed necessary by the President, prior to the time of the meeting, provided that any Director may waive such notice in writing, before or after the meeting, or by attendance at such meeting without objecting to the holding of such meeting. Meetings may be held without notice if all the Directors are present.
Section 5. Quorum.   A majority of the Directors then in office shall constitute a quorum. If a quorum is not present, the Directors in attendance may adjourn the meeting from time to time until a quorum is present. In the event of such an adjournment, notice of the adjourned meeting shall be given to all Directors.
Section 6. Action at a Meeting.   Except as otherwise provided by these Bylaws, the action of a majority of the Directors present at a meeting at which a quorum is present at the time of the action shall be the action of the Board of Directors.
Section 7. Action Without a Meeting.   Action to be taken by the Board of Directors may be taken without a meeting if each Director signs a consent describing the action taken or to be taken and delivers it to the Company. Action taken by such consent is the act of the Board of Directors when one or more consents signed by all the Directors are delivered to the Secretary and filed with the minutes of the Company. A consent signed under this section has the effect of action taken at a meeting of the Board of Directors and may be described as such in any document.
Section 8. Telephone Conference Meeting.   The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.
ARTICLE IV
OFFICERS
Section 1. Required Officers.   At its annual meeting the Board of Directors shall elect a President, a Secretary and a Treasurer, and, if the Board shall so determine, a Chairman, each of whom shall hold office until the next annual election of officers and until his or her successor shall have been elected and qualified or until his or her earlier resignation or removal. The Board may also elect at such annual meeting or at any regular or special meeting, such other officers as may be required for the prompt and orderly transaction of the business of the Company.
Section 2. Chairman.   The Chairman, if such office shall be filled by the Board, shall, when present, preside at all meetings of said Board and of the stockholders, unless the Board shall determine otherwise, and shall have such other authority and shall perform such additional duties as may be assigned to him or her from time to time by the Board of Directors. If the Chairman shall be absent or unable to perform the duties of his or her office, the Chief Executive Officer, if such position has been filled by the Board, shall perform the duties of the Chairman.
Section 3. President.   The President shall be responsible for the general supervision, direction and control of the business and affairs of the Company, subject to the direction of the Chief Executive Officer, if such position has been filled by the Board. If the Board has not elected either a Chairman or a Chief Executive Officer, or if such officer shall be absent or unable to perform the duties of his or her office, the President shall preside at meetings of the Board of Directors and of the stockholders, though the President need not be a Director. The President shall have such other authority and shall perform such additional duties as may be assigned to him or her from time to time by the Board of Directors.
Section 4. Vice President.   The Vice President, if such office shall be filled by the Board, shall have such powers and duties as may be assigned to him or her from time to time by the Board of Directors or the President. An Executive Vice President, if elected by the Board, shall be designated by the Board to exercise the powers and perform the duties of the President in the absence of the President or if the President is unable to perform the duties of the office. The Board of Directors may also designate one or more of such Vice Presidents as Senior Vice Presidents.
Section 5. Secretary.   The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors. He or she shall give notice of all meetings of the stockholders and of the Board. He or she shall record all votes taken at such meetings and shall have such additional powers and duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman, the President or by law.
The Secretary shall have the custody of the Corporate Seal of the Company and shall affix the same to all instruments requiring a seal except as otherwise provided in these Bylaws.
Section 6. Treasurer.   The Treasurer shall have charge of all receipts and disbursements of the Company, and shall be the custodian of the Company’s funds. The Treasurer shall sign all checks, notes, drafts and similar instruments, except as otherwise provided by the Board of Directors, and shall have such additional powers and duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman, the President or by law.
Section 7. Other Officers.   Any other officer shall have such powers and duties as may be prescribed by the Board of Directors or by another officer pursuant to Board authorization.
Section 8. Powers.   In addition to such powers and duties as these Bylaws and the Board of Directors may prescribe, and except as may be otherwise provided by the Board, each officer shall have the powers and perform the duties which by law and general usage relate to his or her particular office. The Board of Directors may from time to time modify the powers and duties of any officer or delegate the powers or duties of any officer to any other officer or agent, notwithstanding any other provision of these Bylaws.

Section 9. Removal.   Any officer may be removed, with or without cause, at any time by the Board of Directors in its discretion.
ARTICLE V
COMMITTEES
The Board of Directors by the affirmative vote of a majority of Directors then in office, may appoint such committees as it may deem proper, which committees shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution, subject to those powers expressly reserved to the Board of Directors under law. Committees shall keep full records of their proceedings, and shall report the same to the next regular meeting of the Board, or when called upon by the Board.
ARTICLE VI
STOCK CERTIFICATES
The Board of Directors may authorize by resolution the issuance of some or all of any or all classes and series of Company shares without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Company. If the Board entitles any stockholders of a class or series to receive a certificate representing such shares, all other holders of shares of such class or series shall be entitled to the same. All stock certificates representing shares of stock shall be signed by the Chairman, the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be by facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the Company.
ARTICLE VII
CORPORATE SEAL
The corporate seal of the Company shall be circular in form with the name of the Company inscribed therein, and shall be in such other form as the Board of Directors may determine from time to time.
ARTICLE VIII
FISCAL YEAR
The fiscal year of the Company shall be the calendar year unless otherwise determined by the Board.
ARTICLE IX
INDEMNIFICATION
The Company shall, to the full extent now or hereafter permitted by law and consistent with the provisions set forth in the Company’s Certificate of Incorporation, indemnify any person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or the person whose legal representative he is, is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him and the person whose legal representative he is in connection with such proceeding (whether the same shall be by or in the right of the Company or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise).

ARTICLE X
AMENDMENTS
These Bylaws may be altered, amended or repealed by vote of a majority of stock present and voting thereon at any meeting of the stockholders called for such purpose where a quorum is present or by written consent in lieu of a meeting, or by a vote of a majority of the Board of Directors at any meeting of the Board of Directors called for the purpose or by unanimous written consent of the Board, except with respect to any provision which by law, the Certificate of Incorporation or the Bylaws requires action by the stockholders.

EXHIBIT C
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of April 7, 2021 by and between Aquarion Company, a Connecticut corporation (“Parent”), and the undersigned Stockholder (“Stockholder”) of New England Service Company, a Connecticut corporation (the “Company”). Each of Parent and Stockholder are sometimes collectively referred to herein as the “Parties”.
WITNESSETH:
WHEREAS, Parent, Aquarion Merger Company, LLC, a Connecticut limited liability company and a wholly owned direct subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation of the Merger and pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.
WHEREAS, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of that number of shares of Company Common Stock (as defined in the Merger Agreement), and, if applicable, the holder of one or more options, warrants or other rights to acquire any of the Company’s or each of the Subsidiary’s shares of capital stock, or any other security convertible into or exchangeable for shares of capital stock of the Company or any of its Subsidiaries (“Company Derivatives”), in each case, as set forth on the signature page of this Agreement.
WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Stockholder (solely in Stockholder’s capacity as such and not as a director or fiduciary) has agreed to enter into this Agreement.
NOW, THEREFORE, intending to be legally bound, the Parties agree as follows:
1.   Certain Definitions.   All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
(a)   “Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership.
(b)   “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof and (ii) the Effective Time.
(c)   “Shares” shall mean (i) all equity securities of the Company (including all shares of Company Common Stock and all Company Derivatives) solely beneficially owned by Stockholder as of the date hereof, and (ii) all additional equity securities of the Company (including all additional shares of Company Common Stock and all additional Company Derivatives and other rights to acquire shares of Company Common Stock) of which Stockholder acquires sole beneficial ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).
(d)   “Transfer” A Person shall be deemed to have effected a “Transfer” of a Share if such Person directly or indirectly (i) sells, pledges, hypothecates, encumbers, assigns, grants an option with respect to, transfers, tenders, exchanges, executes a Constructive Sale of or otherwise disposes of such Share or any right, title or interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, hypothecation of, encumbrance of, assignment of, grant of an option with respect to, transfer, tender of, exchange of, Constructive Sale of or other disposition of such Share or any right, title or interest therein.
2.   Transfer of Shares.
(a)   Transfer Restrictions.   Stockholder shall not Transfer (or cause or permit the Transfer of ) any of the Shares, or enter into any agreement relating thereto, except (i) by selling already- owned Shares either to pay the exercise price upon the exercise of a Company Derivative or to satisfy Stockholder’s tax withholding obligation upon the exercise of a Company Derivative, in each case as permitted by any Company Benefit Plan, (ii) transferring Shares to Affiliates, immediate family members, a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder’s immediate family or charitable organizations or upon the death of Stockholder, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement and delivers a Proxy (as defined below) in the form attached hereto as Exhibit A, or (iii) with Parent’s prior written consent and in Parent’s sole discretion. Any Transfer, or purported Transfer, of Shares in breach or violation of this Agreement shall be void and of no force or effect.
(b)   Transfer of Voting Rights.   Stockholder shall not deposit (or cause or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.
3.   Agreement to Vote Shares.
(a)   At every meeting of Stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of Stockholders of Company, Stockholder (in Stockholder’s capacity as such), to the extent not voted by the Person(s) appointed under the Proxy, shall, or shall use reasonable best efforts to cause the holder of record on any applicable record date, to vote all Shares that are then-owned by such Stockholder and entitled to vote or act by written consent:
(i)   in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof;
(ii)   against approval of any proposal made in opposition to, in competition with, or would result in a breach of, the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement; and
(iii)   against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of its Subsidiaries, (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its Subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (D) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, (E) any Takeover Proposal, or (F) any other action that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.
(b)   In the event that a meeting of Stockholders of the Company is held, Stockholder shall, or shall cause the holder of record of the Shares on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.
(c)   Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.
4.   Agreement Not to Exercise Appraisal Rights.   Stockholder shall not exercise or otherwise assert, and hereby irrevocably and unconditionally waives, any statutory rights (including under Section 33-856 of the CBCA) to demand appraisal of any Shares that may arise in connection with the Merger.

5.   Directors and Officers.   Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his capacity as a director of the Company, in Stockholder’s sole discretion on any matter (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a Stockholder of the Company). In this regard, Stockholder shall not be deemed to make any agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company.
6.   Irrevocable Proxy.   Concurrently with the execution of this Agreement, Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.
7.   No Solicitation.   Stockholder, in its capacity as a Stockholder, shall not directly or indirectly take any action, or permit any of its Affiliates to take any action, that would be inconsistent with, or constitute a breach of, Section 5.8 of the Merger Agreement as if Stockholder and its Affiliates were “Representatives” thereunder.
8.   Representations and Warranties of Stockholder.   Stockholder hereby represents and warrants to Parent as follows:
(a)   Power; Binding Agreement.    Stockholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform Stockholder’s obligations hereunder and under the Proxy and to consummate the transactions contemplated hereby. This Agreement and the Proxy has been duly executed and delivered by Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
(b)   No Conflicts.   None of the execution and delivery by Stockholder of this Agreement or the Proxy, the performance by Stockholder of its obligations hereunder or under the Proxy or the consummation by Stockholder of the transactions contemplated hereby will (i) violate, conflict with or result in the breach or termination of, or constitute a default under the terms of, any Contract to which Stockholder is a party or by which Stockholder may be bound, (ii) result in the creation of any Lien, charge or encumbrance upon any of the Shares held by Stockholder pursuant to the terms of any such Contract, or (iii) violate any Order or Law applicable to Stockholder.
(c)   Ownership of Shares.   Stockholder (i) is the sole beneficial or record owner of the shares of Company Common Stock set forth on the signature page of this Agreement, all of which are free and clear of any Liens, (ii) is the sole holder of the Company Derivatives that are exercisable for the number of shares of Company Common Stock set forth on the signature page of this Agreement, all of which Company Derivatives and shares of Company Common Stock issuable upon the exercise or vesting of such Company Derivatives are, or in the case of Company Common Stock received upon exercise or vesting of such Company Derivatives after the date hereof will be, free and clear of any Liens, and (iii) except as set forth on the signature page to this Agreement, does not beneficially own any securities of the Company other than the shares of Company Common Stock or Company Derivatives, and shares of Company Common Stock issuable upon the exercise or vesting of such Company Derivatives, set forth on the signature page of this Agreement.
(d)   Voting Power.   Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.
(e)   No Finder’s Fees.   No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of Stockholder in his, her or its capacity as such.
(f)   Reliance by Parent.   Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon, and as a condition to, Stockholder’s execution and delivery of this Agreement.
9.   Certain Restrictions; No Legal Actions.
(a)   Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations under this Agreement.
(b)   Stockholder agrees that Stockholder will not in Stockholder’s capacity as a Stockholder of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any Action before any Governmental Body, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof.
10.   Disclosure.   Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent reasonably determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.
11.   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to Stockholder.
12.   Further Assurances.   Stockholder shall take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary to fulfill such Stockholder’s obligations under this Agreement or as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.
13.   Stop Transfer Instructions.   Promptly following execution and delivery of this Agreement, Stockholder shall notify, and at all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, Stockholder hereby authorizes Parent and its counsel to notify, the Company in its capacity as transfer agent that there is a stop transfer order with respect to all of the Shares of Stockholder (and that this Agreement places limits on the voting and transfer of such Shares).
14.   Termination.   This Agreement and the Proxy, and all rights and obligations of the Parties, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 14 or elsewhere in this Agreement shall relieve either Party from liability, or otherwise limit the liability of either Party, for any fraud or material breach of any provision of this Agreement prior to such termination. This Section 14 and Sections 1, 5, and 15 shall survive any termination of this Agreement.
15.   Miscellaneous.
(a)   Confidentiality.   Stockholder recognizes that successful consummation of the transactions contemplated by the Merger Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, and so that Parent may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD, Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of Parent, except for disclosures that

Stockholder’s counsel advises are necessary to fulfill any legal requirement, in which case Stockholder shall give notice of such disclosure to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction with respect thereto.
(b)   Validity.   The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Body of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the Parties shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the original intent of the Parties with respect to such provision.
(c)   Binding Effect and Assignment.   This Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by Stockholder without the prior written consent of Parent. Any purported assignment without such consent shall be void.
(d)   Amendments; Waiver.   This Agreement may be amended by the Parties, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the Parties, or, in the case of a waiver, by an instrument signed on behalf of the Party waiving compliance.
(e)   Specific Performance; Injunctive Relief.   The Parties acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. It is accordingly agreed that Parent shall be entitled, without posting a bond or similar indemnity, to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Connecticut or any Connecticut state court, without proof of actual damages (and Stockholder hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which Parent is entitled at law or in equity. Stockholder further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Notwithstanding anything to the contrary in this Agreement, the Parties agree that Stockholder shall not be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof.
(f)   Notices.   All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by email (with written confirmation of transmission) if the sender on the same day sends a confirming copy of such notice pursuant to clause (iii), or (iii) one (1) Business Day following the day sent by commercial overnight courier (with written confirmation of receipt), in each case, in accordance with the notice address set forth in Section 9.8 of the Merger Agreement, in respect of notices to Parent, and in accordance with the notice address set forth on Stockholder’s signature page hereto, in respect of notices to Stockholder (or, in each case, to such other address as a Party may have specified by notice given to the other Party pursuant to this provision).
(g)   No Waiver.   The failure of either Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other Party with its obligation under this Agreement, and any custom or practice of the Parties at variance with the terms of this Agreement, shall not constitute a waiver by such Party of such Party’s right to exercise any such or other right, power or remedy or to demand such compliance.
(h)   No Third Party Beneficiaries.   This Agreement is not intended to confer and does not confer upon any Person other than the Parties any rights or remedies hereunder.
(i)   Governing Law.   This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Connecticut.
(j)   Exclusive Jurisdiction; Venue; Waiver of Jury Trials.
(i)   In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the transactions contemplated herein, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Courts of Connecticut or to the extent such courts do not have subject matter jurisdiction, the United States District Court for the District of Connecticut, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 15(j)(i), (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, and (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 15(f).
(ii)   Each of the Parties irrevocably waives any and all rights to trial by jury in any action or proceeding between the Parties arising out of or relating to this Agreement and the transactions contemplated by this Agreement. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or other proceeding, seek to enforce the foregoing waiver, (b) understands and has considered the implications of this waiver, (c) makes this waiver voluntarily and (d) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 15(j)(ii).
(k)   Rules of Construction.   The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
(l)   Entire Agreement.    This Agreement and the Proxy contain the entire understanding of the Parties in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.
(m)   Interpretation.
(i)   The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Except as otherwise explicitly specified to the contrary herein, (i) where a reference in this Agreement is made to a section, exhibit or schedule, such reference shall be to a section of, exhibit to or schedule of this Agreement unless otherwise indicated. Except as otherwise explicitly specified to the contrary herein; (ii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) references to “this Agreement” shall include all exhibits and schedules hereto; (v) definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender; (vi) the terms “employee,” “officer” and “independent contractor” shall include any individuals employed or engaged by the Company, whether directly or indirectly through a professional employer or other similar organization; (vii) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rule or regulation, in each case as amended or otherwise modified from time to time; (viii) the word “will” will be construed to have the same meaning and effect as the word “shall”; (x) unless otherwise specified, “day” means a calendar day; and (xi) when used herein “or” shall not be exclusive (i.e., “or” shall mean “and/or”).

(ii)   The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the Party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant.
(n)   Expenses.   All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs and expenses.
(o)   Counterparts.   This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. Any signature on this Agreement or any related instrument or agreement that is delivered by facsimile, electronic mail or any other electronic transmission shall have the same effect as an original.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.
AQUARION COMPANY
By:
Name:
Title:
[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.
STOCKHOLDER
By:
Name:
Notice Information:
E-Mail Address:
Shares solely beneficially owned as of the date hereof:
shares of Company Common Stock
shares of Company Common Stock issuable upon exercise or vesting of Company Derivatives
[Signature Page to Voting Agreement]

EXHIBIT A
IRREVOCABLE PROXY
April 7, 2021
The undersigned Stockholder (“Stockholder”) of New England Service Company, a Connecticut corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Aquarion Merger Company, LLC, a Connecticut limited liability company (“Merger Sub”) and direct wholly owned subsidiary of Aquarion Company, a Connecticut corporation (“Parent”), acting through any of its Chief Executive Officer, Chief Financial Officer or other proper officer then in office, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be solely beneficially owned by the undersigned, and any and all other shares or equity securities of the Company issued or issuable in respect thereof on or after the date hereof solely to the undersigned (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below); provided, however, that such proxy and voting and related rights are expressly limited to the matters discussed in clauses (i) through (iii) in the fourth paragraph of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.
This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned Stockholder (the “Voting Agreement”), and is granted as a condition and inducement to the willingness of Parent and Merger Sub to enter into that certain Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), among Parent, Merger Sub, and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation of the Merger and pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.
As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof or (ii) the Effective Time.
The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:
(i)   in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof;
(ii)   against approval of any proposal made in opposition to, in competition with, or would result in a breach of, the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement; and
(iii)   against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of its Subsidiaries, (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its Subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (D) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, (E) any Takeover Proposal with respect to the Company or any of its Subsidiaries or (F) any other action that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.
The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The undersigned Stockholder may vote the Shares in its sole discretion on all other matters.
Any obligation of the undersigned hereunder shall be binding upon the successors and permitted assigns of the undersigned.
[Remainder of Page Intentionally Left Blank]

This Irrevocable Proxy is effective as of the date first written above and shall terminate, and be of no further force and effect, automatically upon the Expiration Date.
STOCKHOLDER
By:

Name:
[Signature Page to Irrevocable Proxy]

Annex B
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS A. RIGHT TO APPRAISAL AND PAYMENT FOR SHARES
§ 33-855. Definitions
As used in this section and sections 33-856 to 33-872, inclusive:
(1)   “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with another person or is a senior executive thereof. For purposes of subdivision (4) of subsection (b) of section 33-856, a person is deemed to be an affiliate of its senior executives.
(2)   “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for purposes of sections 33-862 to 33-872, inclusive, includes the surviving entity in a merger.
(3)   “Fair value” means the value of the corporation’s shares determined: (A) Immediately before the effectuation of the corporate action to which the shareholder objects, (B) using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, and (C) without discounting for lack of marketability or minority status except, if appropriate, for amendments to the certificate of incorporation pursuant to subdivision (5) of subsection (a) of section 33-856.
(4)   “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.
(5)   “Interested transaction” means a corporate action specified in subsection (a) of section 33- 856, other than a merger pursuant to section 33-818, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition:
(A)   “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action: (i) Was the beneficial owner of twenty per cent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; (ii) had the power, contractually or otherwise, to cause the appointment or election of twenty-five per cent or more of the directors to the board of directors of the corporation; or (iii) was a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than: (I) Employment, consulting, retirement or similar benefits established separately and not as part of or in contemplation of the corporate action; or (II) employment, consulting, retirement or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in section 33-783 ; or (III) in the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate; and
(B)   “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.
(6)   “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.
(7)   “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.
(8)   “Senior executive” means the chief executive officer, chief operating officer, chief financial officer and any individual in charge of a principal business unit or function.
(9)   “Shareholder” means both a record shareholder and a beneficial shareholder.
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS A. RIGHT TO APPRAISAL AND PAYMENT FOR SHARES
§ 33-856. Right to appraisal
(a)   A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:
(1)   Consummation of a merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817, or would be required but for the provisions of subdivision (10) of section 33-817, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger, or (B) if the corporation is a subsidiary and the merger is governed by section 33- 818 ;
(2)   Consummation of a share exchange to which the corporation is a party the shares of which will be acquired, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not acquired in the share exchange;
(3)   Consummation of a disposition of assets pursuant to section 33-831 if the shareholder is entitled to vote on the disposition, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series if (A) under the terms of the corporate action approved by the shareholders there is to be distributed to shareholders in cash the corporation’s net assets, in excess of a reasonable amount reserved to meet claims of the type described in sections 33-886 and 33-887, (i) within one year after the shareholders’ approval of the action, and (ii) in accordance with their respective interests determined at the time of such distribution, and (B) the disposition of assets is not an interested transaction;
(4)   An amendment of the certificate of incorporation with respect to a class orseries of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;
(5)   If the corporation is not a benefit corporation, as defined in section 33-1351, (A) an amendment of the certificate of incorporation to state that the corporation is a benefit corporation; (B) consummation of a merger to which the corporation is a party in which the surviving corporation will be a benefit corporation or in which shares in the corporation will be converted into a right to receive shares of a benefit corporation; or (C) consummation of a share exchange to which the corporation is a party and the shares of the corporation will be exchanged for shares of a benefit corporation;
(6)   Consummation of a division, as defined in section 38a-156r, to which the corporation is a party, provided any such appraisal is subject to the limitations of section 38a-156y; or

(7)   Any other merger, share exchange, disposition of assets or amendment to the certificate of incorporation; in each case to the extent provided by the certificate of incorporation, the bylaws or a resolution of the board of directors.
(b)   Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1) to (5), inclusive, of subsection (a) of this section shall be limited in accordance with the following provisions:
(1)   Appraisal rights shall not be available for the holders of shares of any class or series of shares which is: (A) A covered security under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended; (B) Traded in an organized market and has at least two thousand shareholders and a market value of at least twenty million dollars, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives and directors and by any beneficial shareholders and any voting trust beneficial owner owning more than ten per cent of such shares; or (C) Issued by an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value.
(2)   The applicability of subdivision (1) of this subsection shall be determined as of: (A) The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights or, in the case of an offer made pursuant to subdivision (10) of section 33-817, the date of such offer; or (B) if there is no meeting of shareholders and no offer made pursuant to subdivision (10) of section 33-817, the day before the consummation of the corporate action or effective date of the amendment of the certificate of incorporation, as applicable.
(3)   Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares (A) who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1) of this subsection at the time the corporate action becomes effective, or (B) in the case of the consummation of a disposition of assets pursuant to section 33-831, unless the cash, shares or proprietary interests received in the disposition are, under the terms of the corporate action approved by the shareholders, to be distributed to the shareholders, as part of a distribution to shareholders of the net assets of the corporation in excess of a reasonable amount to meet claims of the type described in sections 33-886 and 33-887, (i) not later than one year after the shareholders’ approval of the action, and (ii) in accordance with their respective interests determined at the time of the distribution.
(4)   Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares where the corporate action is an interested transaction.
(c)   Notwithstanding any other provision of this section, the certificate of incorporation as originally filed or any amendment to the certificate of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, except that
(1)   no such limitation or elimination shall be effective if the class or series does not have the right to vote separately as a voting group, alone or as part of a group, on the action, and
(2)   any such limitation or elimination contained in an amendment to the certificate of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately before the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of the effective date of such amendment if such action would otherwise afford appraisal rights.

(d) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be the exclusive remedy as holder of such shares against the corporate actions described in this section, whether or not the shareholder proceeds as provided in sections 33-855 to 33-872, inclusive.
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS A. RIGHT TO APPRAISAL AND PAYMENT FOR SHARES
§ 33-857. Assertion of rights by nominees and beneficial owners
(a)   A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.
(b)   A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:
(1)   Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subparagraph (B) of subdivision (2) of subsection (b) of section 33-862 ; and
(2)   does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS A. RIGHT TO APPRAISAL AND PAYMENT FOR SHARES
§ 33-858-859. Reserved For Future Use
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS
B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS
§ 33-860. Notice of appraisal rights
(a)   Where any corporate action specified in subsection (a) of section 33-856 is to be submitted to a vote at a shareholders’ meeting, the meeting notice, or where no approval of such action is required pursuant to subdivision (10) of section 33-817, the offer made pursuant to subdivision (10) of section 33-817 must state that the corporation has concluded that the appraisal rights are, are not or may be available under sections 33-855 to 33-872, inclusive. If the corporation concludes that appraisal rights are or may be available, a copy of sections 33-855 to 33-872, inclusive, must accompany the meeting notice or offer sent to those record shareholders entitled to exercise appraisal rights.
(b)   In a merger pursuant to section 33-818, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within ten days after the corporate action became effective and include the materials described in section 33-862.

(c)   Where any corporate action specified in subsection (a) of section 33-856 is to be approved by written consent of the shareholders pursuant to section 33-698:
(1)   Written notice that appraisal rights are, are not or may be available shall be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, the notice must be accompanied by a copy of sections 33-855 to 33-872, inclusive; and
(2)   Written notice that appraisal rights are, are not or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by subsections (e) and (f) of section 33-698, may include the materials described in section 33-862 and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of sections 33-855 to 33-872, inclusive.
(d)   Where corporate action described in subsection (a) of section 33-856 is proposed, or a merger pursuant to section 33-818 is effected, the notice referred to in subsection (a) or (c) of this section, if the corporation concludes that appraisal rights are or may be available, and in subsection (b) of this section, shall be accompanied by:
(1)   Financial statements of the corporation that issued the shares that may be subject to appraisal, consisting of a balance sheet as of the end of the fiscal year ending not more than sixteen months before the date of the notice, an income statement for that fiscal year and a cash flow statement for that fiscal year, provided if such financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and
(2)   The latest interim financial statements of such corporation, if any.
(e) The right to receive the information described in subsection (d) of this section may be waived in writing by a shareholder before or after the corporate action.
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS
B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS
§ 33-861. Notice of intent to demand payment. Consequences of voting or consenting
(a)   If a corporate action specified in subsection (a) of section 33-856 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:
(1)   Shall deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated, and
(2)   Shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.
(b)   If a corporate action specified in subsection (a) of section 33-856 is to be approved by written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares shall not sign a consent in favor of the proposed action with respect to that class or series of shares.
(c)   If a corporate action specified in subsection (a) of section 33-856 does not require shareholder approval pursuant to subdivision (10) of section 33-817, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares (1) shall deliver to the corporation before the shares are purchased pursuant to the offer written notice of the shareholder’s intent to demand payment if the proposed action is effected; and (2) shall not tender, or cause to permit to be tendered, any shares of such class or series in response to such offer.

(d)   A shareholder who fails to satisfy the requirements of subsection (a), (b) or (c) of this section is not entitled to payment under sections 33-855 to 33-872, inclusive.
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS
B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS
§ 33-862. Appraisal notice and form
(a)   If a corporate action requiring appraisal rights under subsection (a) of section 33-856 becomes effective, the corporation shall deliver a written appraisal notice and the form required by subsection (b) of this section to all shareholders who satisfy the requirements of subsection (a), (b) or (c) of section 33-861. In the case of a merger under section 33-818, the parent shall deliver an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.
(b)   The appraisal notice shall be delivered no earlier than the date the corporate action specified in subsection (a) of section 33-856 became effective and no later than ten days after such date, and must:
(1)   Supply a form that (A) specifies the first date of any announcement to shareholders made before the date the corporate action became effective of the principal terms of the proposed corporate action, (B) if such announcement was made, requires the shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (C) requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction as to the class or series of shares for which appraisal is sought;
(2)   State:
(A)   Where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date by which the corporation must receive the required form under subparagraph (B) of this subdivision;
(B)   A date by which the corporation must receive the form which date may not be fewer than forty nor more than sixty days after the date the appraisal notice under subsection (a) of this section is sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;
(C)   The corporation’s estimate of the fair value of the shares;
(D)   That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in subparagraph (B) of this subdivision, the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and
(E)   The date by which the notice to withdraw under section 33-863 must be received, which date must be within twenty days after the date specified in subparagraph (B) of this subdivision; and
(3)   Be accompanied by a copy of sections 33-855 to 33-872, inclusive.
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS
B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS
§ 33-863. Perfection of rights. Right to withdraw
(a)   A shareholder who receives notice pursuant to section 33-862 and who wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subparagraph (B) of subdivision (2) of subsection (b) of section 33-862. In addition, if applicable, the shareholder must certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision (1) of subsection (b) of section 33-862. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 33-867. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (b) of this section.
(b)   A shareholder who has complied with subsection (a) of this section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subparagraph (E) of subdivision (2) of subsection (b) of section 33-862. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.
(c)   A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b) of section 33-862, shall not be entitled to payment under sections 33-855 to 33-872, inclusive.
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS
B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS
§ 33-864. Repealed
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS
§ 33-865. Payment
(a)   Except as provided in section 33-867, within thirty days after the form required by subparagraph (B) of subdivision (2) of subsection (b) of section 33-862 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 33-863 the amount the corporation estimates to be the fair value of their shares, plus interest.
(b)   The payment to each shareholder pursuant to subsection (a) of this section shall be accompanied by:
(1) (A) The annual financial statements specified in subsection (a) of section 33- 951 of the corporation that issued the shares to be appraised, which shall be as of a date ending not more than sixteen months before the date of payment and shall comply with subsection (b) of section 33-951, except that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information, and (B) the latest available quarterly financial statements of such corporation, if any;
(2)   A statement of the corporation’s estimate of the fair value of the shares which estimate must equal or exceed the corporation’s estimate given pursuant to subparagraph (C) of subdivision (2) of subsection (b) of section 33-862 ; and
(3)   A statement that shareholders described in subsection (a) of this section have the right to demand further payment under section 33-868 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under sections 33-855 to 33-872.

Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS
B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS
§ 33-866. Repealed
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS
B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS
§ 33-867. After-acquired shares
(a)   A corporation may elect to withhold payment required by section 33-865 from any shareholder who was required to, but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision (1) of subsection (b) of section 33-862.
(b)   If the corporation elected to withhold payment under subsection (a) of this section, it must, within thirty days after the form required by subparagraph (B) of subdivision (2) of subsection (b) of section 33-862 is due, notify all shareholders who are described in subsection (a) of this section:
(1)   Of the information required by subdivision (1) of subsection (b) of section 33-865 ;
(2)   Of the corporation’s estimate of fair value pursuant to subdivision (2) of subsection (b) of section 33-865;
(3)   That such shareholders may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand payment under section 33- 868;
(4)   That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer; and
(5)   That those shareholders who do not satisfy the requirements for demanding payment under section 33-868 shall be deemed to have accepted the corporation’s offer.
(c)   Within ten days after receiving the shareholder’s acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (2) of subsection (b) of this section to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.
(d)   Within forty days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (2) of subsection (b) of this section to each shareholder described in subdivision (5) of subsection (b) of this section.
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS
B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS
§ 33-868. Procedure if shareholder dissatisfied with payment or offer
(a)   A shareholder paid pursuant to section 33-865 who is dissatisfied with the amount of the payment must notify the corporation in writing of the shareholder’s estimate of the fair value of the shares and demand payment of that estimate, plus interest, less any payment under section 33-865. A shareholder offered payment under section 33-867 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.
(b)   A shareholder who fails to notify the corporation in writing of the shareholder’s demand to be paid the shareholder’s stated estimate of the fair value of the shares plus interest under subsection (a) of this section within thirty days after receiving the corporation’s payment under section 33-865 or offer of payment under section 33-867 waives the right to demand payment under this section and shall be entitled only to the payment made under section 33-865 or the payment offered under section 33-867.
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS
B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS
§ 33-869 and 870. Reserved For Future Use
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS C. JUDICIAL APPRAISAL OF SHARES
§ 33-871. Court action
(a)   If a shareholder makes demand for payment under section 33-868 which remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 33-868 plus interest.
(b)   The corporation shall commence the proceeding in the superior court for the judicial district where a corporation’s principal office or, if none, its registered office in this state is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the principal office or registered office of the domestic corporation that merged with the foreign corporation was located at the time of the transaction.
(c)   The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
(d)   The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.
(e)   Each shareholder made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares, or (2) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 33-867.

Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS C. JUDICIAL APPRAISAL OF SHARES
§ 33-872. Court costs and expenses
(a)   The court in an appraisal proceeding commenced under section 33-871 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the court costs against the corporation, except that the court may assess court costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.
(b)   The court in an appraisal proceeding may also assess the expenses of the respective parties, in amounts the court finds equitable:
(1)   Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or
(2)   against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.
(c)   If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated, and that such expenses should not be assessed against the corporation, the court may direct that such expenses be paid out of the amounts awarded the shareholders who were benefited.
(d)   To the extent the corporation fails to make a required payment pursuant to section 33-865, 33-867 or 33-868, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all expenses of the suit.
Connecticut Statutes
Title 33. CORPORATIONS
Chapter 601. BUSINESS CORPORATIONS
Part XIII. APPRAISAL RIGHTS C. JUDICIAL APPRAISAL OF SHARES
§ 33-873-879. Reserved For Future Use

Annex C
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of April 7, 2021 by and between Aquarion Company, a Connecticut corporation (“Parent”), and the undersigned Stockholder (“Stockholder”) of New England Service Company, a Connecticut corporation (the “Company”). Each of Parent and Stockholder are sometimes collectively referred to herein as the “Parties”.
WITNESSETH:
WHEREAS, Parent, Aquarion Merger Company, LLC, a Connecticut limited liability company and a wholly owned direct subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation of the Merger and pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.
WHEREAS, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of that number of shares of Company Common Stock (as defined in the Merger Agreement), and, if applicable, the holder of one or more options, warrants or other rights to acquire any of the Company’s or each of the Subsidiary’s shares of capital stock, or any other security convertible into or exchangeable for shares of capital stock of the Company or any of its Subsidiaries (“Company Derivatives”), in each case, as set forth on the signature page of this Agreement.
WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Stockholder (solely in Stockholder’s capacity as such and not as a director or fiduciary) has agreed to enter into this Agreement.
NOW, THEREFORE, intending to be legally bound, the Parties agree as follows:
1.    Certain Definitions.    All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
(a)   “Constructive Sale”    means with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership.
(b)   “Expiration Date”    shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof and (ii) the Effective Time.
(c)   “Shares”    shall mean (i) all equity securities of the Company (including all shares of Company Common Stock and all Company Derivatives) solely beneficially owned by Stockholder as of the date hereof, and (ii) all additional equity securities of the Company (including all additional shares of Company Common Stock and all additional Company Derivatives and other rights to acquire shares of Company Common Stock) of which Stockholder acquires sole beneficial ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).
(d)   “Transfer”    A Person shall be deemed to have effected a “Transfer” of a Share if such Person directly or indirectly (i) sells, pledges, hypothecates, encumbers, assigns, grants an option with respect to, transfers, tenders, exchanges, executes a Constructive Sale of or otherwise disposes of such Share or any right, title or interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, hypothecation of, encumbrance of, assignment of, grant of an option with respect to, transfer, tender of, exchange of, Constructive Sale of or other disposition of such Share or any right, title or interest therein.
2.    Transfer of Shares.
(a)   Transfer Restrictions.    Stockholder shall not Transfer (or cause or permit the Transfer of ) any of the Shares, or enter into any agreement relating thereto, except (i) by selling already-owned Shares either to pay the exercise price upon the exercise of a Company Derivative or to satisfy Stockholder’s tax withholding obligation upon the exercise of a Company Derivative, in each case as permitted by any Company Benefit Plan, (ii) transferring Shares to Affiliates, immediate family members, a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder’s immediate family or charitable organizations or upon the death of Stockholder, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement and delivers a Proxy (as defined below) in the form attached hereto as Exhibit A, or (iii) with Parent’s prior written consent and in Parent’s sole discretion. Any Transfer, or purported Transfer, of Shares in breach or violation of this Agreement shall be void and of no force or effect.
(b)   Transfer of Voting Rights.    Stockholder shall not deposit (or cause or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.
3.    Agreement to Vote Shares.
(a)   At every meeting of Stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of Stockholders of Company, Stockholder (in Stockholder’s capacity as such), to the extent not voted by the Person(s) appointed under the Proxy, shall, or shall use reasonable best efforts to cause the holder of record on any applicable record date, to vote all Shares that are then-owned by such Stockholder and entitled to vote or act by written consent:
(i)   in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof;
(ii)   against approval of any proposal made in opposition to, in competition with, or would result in a breach of, the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement; and
(iii)   against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of its Subsidiaries, (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its Subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (D) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, (E) any Takeover Proposal, or (F) any other action that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.
(b)   In the event that a meeting of Stockholders of the Company is held, Stockholder shall, or shall cause the holder of record of the Shares on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.
(c)   Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.
4.    Agreement Not to Exercise Appraisal Rights.    Stockholder shall not exercise or otherwise assert, and hereby irrevocably and unconditionally waives, any statutory rights (including under Section 33-856 of the CBCA) to demand appraisal of any Shares that may arise in connection with the Merger.

5.    Directors and Officers.    Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his capacity as a director of the Company, in Stockholder’s sole discretion on any matter (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a Stockholder of the Company). In this regard, Stockholder shall not be deemed to make any agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company.
6.    Irrevocable Proxy.    Concurrently with the execution of this Agreement, Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.
7.    No Solicitation.    Stockholder, in its capacity as a Stockholder, shall not directly or indirectly take any action, or permit any of its Affiliates to take any action, that would be inconsistent with, or constitute a breach of, Section 5.8 of the Merger Agreement as if Stockholder and its Affiliates were “Representatives” thereunder.
8.    Representations and Warranties of Stockholder.    Stockholder hereby represents and warrants to Parent as follows:
(a)   Power; Binding Agreement.    Stockholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform Stockholder’s obligations hereunder and under the Proxy and to consummate the transactions contemplated hereby. This Agreement and the Proxy has been duly executed and delivered by Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
(b)   No Conflicts.    None of the execution and delivery by Stockholder of this Agreement or the Proxy, the performance by Stockholder of its obligations hereunder or under the Proxy or the consummation by Stockholder of the transactions contemplated hereby will (i) violate, conflict with or result in the breach or termination of, or constitute a default under the terms of, any Contract to which Stockholder is a party or by which Stockholder may be bound, (ii) result in the creation of any Lien, charge or encumbrance upon any of the Shares held by Stockholder pursuant to the terms of any such Contract, or (iii) violate any Order or Law applicable to Stockholder.
(c)   Ownership of Shares.    Stockholder (i) is the sole beneficial or record owner of the shares of Company Common Stock set forth on the signature page of this Agreement, all of which are free and clear of any Liens, (ii) is the sole holder of the Company Derivatives that are exercisable for the number of shares of Company Common Stock set forth on the signature page of this Agreement, all of which Company Derivatives and shares of Company Common Stock issuable upon the exercise or vesting of such Company Derivatives are, or in the case of Company Common Stock received upon exercise or vesting of such Company Derivatives after the date hereof will be, free and clear of any Liens, and (iii) except as set forth on the signature page to this Agreement, does not beneficially own any securities of the Company other than the shares of Company Common Stock or Company Derivatives, and shares of Company Common Stock issuable upon the exercise or vesting of such Company Derivatives, set forth on the signature page of this Agreement.
(d)   Voting Power.    Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.
(e)   No Finder’s Fees.    No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of Stockholder in his, her or its capacity as such.
(f)   Reliance by Parent.    Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon, and as a condition to, Stockholder’s execution and delivery of this Agreement.
9.    Certain Restrictions; No Legal Actions.
(a)    Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations under this Agreement.
(b)    Stockholder agrees that Stockholder will not in Stockholder’s capacity as a Stockholder of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any Action before any Governmental Body, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof.
10.    Disclosure.    Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent reasonably determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.
11.    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to Stockholder.
12.    Further Assurances.    Stockholder shall take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary to fulfill such Stockholder’s obligations under this Agreement or as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.
13.    Stop Transfer Instructions.    Promptly following execution and delivery of this Agreement, Stockholder shall notify, and at all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, Stockholder hereby authorizes Parent and its counsel to notify, the Company in its capacity as transfer agent that there is a stop transfer order with respect to all of the Shares of Stockholder (and that this Agreement places limits on the voting and transfer of such Shares).
14.    Termination.    This Agreement and the Proxy, and all rights and obligations of the Parties, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 14 or elsewhere in this Agreement shall relieve either Party from liability, or otherwise limit the liability of either Party, for any fraud or material breach of any provision of this Agreement prior to such termination. This Section 14 and Sections 1, 5, and 15 shall survive any termination of this Agreement.
15.    Miscellaneous.
(a)   Confidentiality.    Stockholder recognizes that successful consummation of the transactions contemplated by the Merger Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, and so that Parent may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD, Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of Parent, except for disclosures that

Stockholder’s counsel advises are necessary to fulfill any legal requirement, in which case Stockholder shall give notice of such disclosure to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction with respect thereto.
(b)   Validity.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Body of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the Parties shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the original intent of the Parties with respect to such provision.
(c)   Binding Effect and Assignment.    This Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by Stockholder without the prior written consent of Parent. Any purported assignment without such consent shall be void.
(d)   Amendments; Waiver.    This Agreement may be amended by the Parties, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the Parties, or, in the case of a waiver, by an instrument signed on behalf of the Party waiving compliance.
(e)   Specific Performance; Injunctive Relief.    The Parties acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. It is accordingly agreed that Parent shall be entitled, without posting a bond or similar indemnity, to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Connecticut or any Connecticut state court, without proof of actual damages (and Stockholder hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which Parent is entitled at law or in equity. Stockholder further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Notwithstanding anything to the contrary in this Agreement, the Parties agree that Stockholder shall not be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof.
(f)   Notices.    All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by email (with written confirmation of transmission) if the sender on the same day sends a confirming copy of such notice pursuant to clause (iii), or (iii) one (1) Business Day following the day sent by commercial overnight courier (with written confirmation of receipt), in each case, in accordance with the notice address set forth in Section 9.8 of the Merger Agreement, in respect of notices to Parent, and in accordance with the notice address set forth on Stockholder’s signature page hereto, in respect of notices to Stockholder (or, in each case, to such other address as a Party may have specified by notice given to the other Party pursuant to this provision).
(g)   No Waiver.    The failure of either Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other Party with its obligation under this Agreement, and any custom or practice of the Parties at variance with the terms of this Agreement, shall not constitute a waiver by such Party of such Party’s right to exercise any such or other right, power or remedy or to demand such compliance.
(h)   No Third Party Beneficiaries.    This Agreement is not intended to confer and does not confer upon any Person other than the Parties any rights or remedies hereunder.
(i)   Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Connecticut.
(j)   Exclusive Jurisdiction; Venue; Waiver of Jury Trials.
(i)   In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the transactions contemplated herein, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Courts of Connecticut or to the extent such courts do not have subject matter jurisdiction, the United States District Court for the District of Connecticut, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 15(j)(i), (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, and (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 15(f).
(ii)   Each of the Parties irrevocably waives any and all rights to trial by jury in any action or proceeding between the Parties arising out of or relating to this Agreement and the transactions contemplated by this Agreement. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or other proceeding, seek to enforce the foregoing waiver, (b) understands and has considered the implications of this waiver, (c) makes this waiver voluntarily and (d) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 15(j)(ii).
(k)   Rules of Construction.    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
(l)   Entire Agreement.    This Agreement and the Proxy contain the entire understanding of the Parties in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.
(m)    Interpretation.
(i)   The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Except as otherwise explicitly specified to the contrary herein, (i) where a reference in this Agreement is made to a section, exhibit or schedule, such reference shall be to a section of, exhibit to or schedule of this Agreement unless otherwise indicated. Except as otherwise explicitly specified to the contrary herein; (ii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) references to “this Agreement” shall include all exhibits and schedules hereto; (v) definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender; (vi) the terms “employee,” “officer” and “independent contractor” shall include any individuals employed or engaged by the Company, whether directly or indirectly through a professional employer or other similar organization; (vii) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rule or regulation, in each case as amended or otherwise modified from time to time; (viii) the word “will” will be construed to have the same meaning and effect as the word “shall”; (x) unless otherwise specified, “day” means a calendar day; and (xi) when used herein “or” shall not be exclusive (i.e., “or” shall mean “and/or”).

(ii)   The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the Party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant.
(n)   Expenses.    All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs and expenses.
(o)   Counterparts.    This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. Any signature on this Agreement or any related instrument or agreement that is delivered by facsimile, electronic mail or any other electronic transmission shall have the same effect as an original.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.
AQUARION COMPANY
By:
Name:
Title:
[Signature Page to Voting Agreement]

:
IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.
STOCKHOLDER
By:
Name:
Notice Information:
E-Mail Address:
Shares solely beneficially owned as of the date hereof:
shares of Company Common Stock
shares of Company Common Stock issuable upon exercise or vesting of Company Derivatives
[Signature Page to Voting Agreement]

EXHIBIT A
IRREVOCABLE PROXY
April 7, 2021
The undersigned Stockholder (“Stockholder”) of New England Service Company, a Connecticut corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Aquarion Merger Company, LLC, a Connecticut limited liability company (“Merger Sub”) and direct wholly owned subsidiary of Aquarion Company, a Connecticut corporation (“Parent”), acting through any of its Chief Executive Officer, Chief Financial Officer or other proper officer then in office, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be solely beneficially owned by the undersigned, and any and all other shares or equity securities of the Company issued or issuable in respect thereof on or after the date hereof solely to the undersigned (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below); provided, however, that such proxy and voting and related rights are expressly limited to the matters discussed in clauses (i) through (iii) in the fourth paragraph of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.
This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned Stockholder (the “Voting Agreement”), and is granted as a condition and inducement to the willingness of Parent and Merger Sub to enter into that certain Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), among Parent, Merger Sub, and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation of the Merger and pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.
As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof or (ii) the Effective Time.
The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:
(i) in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof;
(ii) against approval of any proposal made in opposition to, in competition with, or would result in a breach of, the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement; and
(iii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of its Subsidiaries, (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its Subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (D) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, (E) any Takeover Proposal with respect to the Company or any of its Subsidiaries or (F) any other action that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.
The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The undersigned Stockholder may vote the Shares in its sole discretion on all other matters.
Any obligation of the undersigned hereunder shall be binding upon the successors and permitted assigns of the undersigned.
[Remainder of Page Intentionally Left Blank]

This Irrevocable Proxy is effective as of the date first written above and shall terminate, and be of no further force and effect, automatically upon the Expiration Date.
STOCKHOLDER
By:
Name:
[Signature Page to Irrevocable Proxy]

Annex D
April 7, 2021
Board of Directors
New England Service Company
37 Northwest Drive
Plainville, Connecticut 06062
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of issued and outstanding common stock, with no par value per share, of New England Service Company (“NESW” or the “Company”) (“NESW Common Stock”) of the Exchange Ratio (as defined below) in the proposed merger (the “Proposed Merger”) of NESW and Aquarion Merger Company, LLC (“Aquarion MergerCo”), a Connecticut limited liability company and direct wholly- owned subsidiary of Aquarion Company, a Connecticut corporation (“Parent”), as set forth in the Agreement and Plan of Merger dated as of April 7, 2021 (the “Merger Agreement”) by and among NESW, Aquarion MergerCo and Parent. Parent is a direct wholly-owned subsidiary of Eversource Energy (“Eversource”), a Massachusetts voluntary association. Pursuant to the Merger Agreement, Aquarion MergerCo will merge with and into NESW, with NESW surviving. Upon the effectiveness of the Proposed Merger, the separate existence of Aquarion MergerCo shall cease and the Company shall become a direct wholly-owned subsidiary of Parent. As detailed in the Merger Agreement, each share of NESW Common Stock issued and outstanding immediately prior to the effective time of the Proposed Merger, other than Dissenting Shares and treasury shares of NESW Common Stock that are cancelled and retired pursuant to the Merger Agreement, shall be converted into the right to receive 0.51208 common shares, par value $5.00 per share, of Eversource (“Eversource Common Stock”) (the “Exchange Ratio”). Parent and Eversource have also entered into a Shareholder Consent Agreement dated as of April 7, 2021 for the purpose of confirming the consent and agreement of Eversource to the representations and warranties with respect to Eversource set forth in, and the covenants and obligations imposed upon Eversource by, the Merger Agreement. The terms and conditions of the Proposed Merger are more fully set forth in the Merger Agreement. Capitalized terms not otherwise defined in this letter have the meanings set forth in the Merger Agreement.
Boenning & Scattergood, Inc., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, NESW and Eversource or their respective affiliates. In the ordinary course of business, we may also actively trade the securities of NESW and Eversource for our own account and for the accounts of customers and accordingly may at any time hold a long or short position in such securities.

Board of Directors
New England Service Company
April 7, 2021
We will receive a fee for rendering this opinion, which is not contingent upon the conclusion expressed herein or the consummation of the Proposed Merger. A portion of our fee was payable upon execution of our engagement agreement with the Company with the remaining portions payable upon our delivery of this opinion and upon the mailing of the proxy materials to the Company’s shareholders to vote on the Proposed Merger. We are not acting as NESW’s financial advisor in connection with the Proposed Merger and have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Proposed Merger, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Proposed Merger, (b) negotiate the terms of the Proposed Merger, or (c) advise the Board of Directors of NESW or any other party with respect to alternatives to the Proposed Merger. We have assumed that the terms of the Proposed Merger are the most beneficial terms, from the perspective of the holders of NESW Common Stock (other than Dissenting Shares), that could, under the circumstances, be negotiated among the parties to the Proposed Merger. The Company has also agreed to reimburse us for certain expenses and to indemnify us for certain liabilities arising in connection with our engagement.
In connection with this opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.
reviewed a draft of the Merger Agreement dated March 29, 2021 (the most recent draft made available to us), which, for purposes of this opinion we have assumed, with your permission, to be identical in all material respects to the document to be executed;

2.
reviewed certain publicly available business and financial information relating to NESW, Parent and Eversource that we deemed to be relevant;

3.
reviewed certain other financial information furnished to us by NESW, Parent and Eversource and certain of their representatives and advisors, including certain internal financial analyses, and financial projections prepared by the management of NESW for the years ended December 31, 2021 through December 31, 2025 for NESW;

4.
held telephonic discussions with the Chairman of the Board of Directors of NESW, certain members of NESW’s, Parent’s and Eversource’s senior management, and certain of their respective representatives and advisors regarding the business, operations, financial condition and prospects of the Company, Parent and Eversource including recent financial performance, the terms of the Proposed Merger, and related matters;

5.
reviewed the current and historical stock market price performance and trading history for the Company’s and Eversource’s publicly traded common stock, and the current and historical stock market price performance and trading history of the publicly traded securities of certain other companies that we deemed to be relevant;

6.
reviewed the valuation of NESW implied by the Exchange Ratio;

7.
compared the proposed financial terms of the Proposed Merger with publicly available financial terms of certain comparable water utility company mergers and acquisitions that we deemed relevant;

8.
reviewed a certificate dated April 7, 2021 from the management of the Company as to historical financial statements for the Company, financial projections for NESW prepared by Company management, and other information regarding the Company;

Board of Directors
New England Service Company
April 7, 2021
9.
reviewed the premiums paid in selected acquisition transactions of publicly traded companies; and

10.
conducted such other financial analyses, studies, investigations and inquiries and considered such other information and factors as we deemed appropriate.

Our opinion is given in reliance on information and representations made or given by NESW, Parent and Eversource, and their respective officers, directors, auditors, counsel and other agents, and on publicly available filings, releases and other information issued by NESW, Parent and Eversource including financial statements, information relating to purchase accounting adjustments, financial projections for NESW, and stock price data as well as certain information from recognized independent sources and databases. We have not independently verified the information concerning NESW, Parent and Eversource or other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. We have further relied on the assurances of management of the Company, Parent and Eversource that they are not aware of any facts or circumstances that would make any of the information provided to us inaccurate, incomplete or misleading. We have assumed, at the direction of the Company, that all forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of the Company as to its most likely future financial performance. We express no opinion and assume no responsibility as to any projections or the assumptions on which they are based. We have not been asked to and have not considered or evaluated any potential or pro forma expense savings or other financial adjustments identified or estimated by the Company, Parent, Eversource or any of their advisors relating to the Proposed Merger. We are not actuaries, lawyers or tax advisors and this opinion does not constitute actuarial, legal or tax advice. We have relied upon the fact that the Company and the Board of Directors of the Company have been advised by counsel as to all legal matters with respect to the Proposed Merger, including whether all procedures required by law to be taken in connection with the Proposed Merger have been duly, validly and timely taken. We have not conducted any valuation or appraisal of any assets or liabilities of the Company, Parent or Eversource nor have any such valuations or appraisals been provided to us. We specifically note, we have not conducted any valuation or appraisals of any of the Company’s, Parent’s or Eversource’s intellectual property, including patents, current or pending, or other intangibles, nor have any such valuations or appraisals been provided to us. We did not perform an on-site tour of the Company, Parent or Eversource, nor were we requested to do so. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company, Parent or Eversource since the date of the last financial statements that were made available to us.
We have assumed that all of the representations and warranties of all parties contained in the Merger Agreement and all related agreements and documents are true and correct, that each party under such agreements and documents will perform all of the covenants required to be performed by such party under such agreements and documents, and that the conditions precedent in such agreements and documents are not waived. We have assumed that the Merger Agreement represents the entire agreement between the parties, that it has not been modified or amended, and that its terms have not been superseded or supplemented by other agreements or documents. We have assumed that there have been no adjustments to the Exchange Ratio. Also, in rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals and third party consents for the consummation of the Proposed Merger, no conditions will be imposed that would have a material adverse effect on NESW, Parent or Eversource, the combined entity or the contemplated benefits of the Proposed Merger. We have also assumed, with the Company’s consent, that the Proposed Merger will be treated as a tax-free reorganization for federal income tax purposes. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law, and we have assumed that the Proposed Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

Board of Directors
New England Service Company
April 7, 2021
Our opinion is based solely upon (i) information provided to us by NESW, Parent and Eversource and their respective officers, directors, auditors, counsel and other agents; (ii) public filings, releases and other information issued by NESW, Parent and Eversource including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources; and (iii) market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and accordingly, it speaks to no other period.
Events occurring after the date hereof could materially affect our opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment on events occurring after the date hereof and do not have an obligation to update, revise or reaffirm our opinion. This opinion addresses only the fairness, from a financial point of view, to holders of NESW Common Stock (other than Dissenting Shares), as of the date hereof, of the Exchange Ratio in the Proposed Merger and does not address any other aspect or implication of the Proposed Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or structure of the Proposed Merger or the Exchange Ratio. Our opinion does not address the relative merits of the Proposed Merger and the other business strategies or alternative transactions that NESW’s Board of Directors has considered or may be considering, nor does it address the underlying business decision of NESW’s Board of Directors to proceed with the Proposed Merger. We are expressing no opinion as to what the value of Eversource Common Stock actually will be when issued to the holders of NESW Common Stock pursuant to the Merger Agreement or the prices at which NESW’s securities or Eversource’s securities may trade at any time. We have assumed that the shares of Eversource Common Stock to be issued in the Proposed Merger will be approved for listing on the New York Stock Exchange prior to the consummation of the Proposed Merger. Nothing in our opinion is to be construed as constituting tax advice or a recommendation to take any particular tax position, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that NESW has obtained such advice as it deemed necessary from qualified professionals. We are not expressing any opinion as to the impact of the Proposed Merger on the solvency or viability of NESW, Parent or Eversource or the ability of NESW, Parent or Eversource, or their respective subsidiaries, to pay their respective obligations when they come due. For purposes of our analyses and this opinion, we have not taken into account the individual circumstances affecting any particular holder’s interest in NESW Common Stock or any aspect or implication thereof. Our opinion is solely for the information of NESW’s Board of Directors in connection with its evaluation of the Proposed Merger and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used or relied upon, and may not be used or relied upon, by any other person or for any other purpose, without our express written consent. Our opinion (i) does not address any transaction or arrangement related to the Proposed Merger; (ii) does not constitute a recommendation to NESW’s Board of Directors in connection with the Proposed Merger or a recommendation to any shareholder of NESW as to how such shareholder should vote or act with respect to the Proposed Merger, or whether to proceed with the Proposed Merger or any related transaction; and (iii) does not indicate that the Exchange Ratio is the best possibly attainable under any circumstances. The decision as to whether to proceed with the Proposed Merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this opinion is based. This opinion should not be construed as creating any fiduciary duty on Boenning & Scattergood, Inc.’s part to any party or person. Our opinion is not to be quoted or referred to, in whole or in part, including in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purpose, without our prior written consent, except that, if required by applicable law, this opinion may be referenced and included, in its entirety, in any filing made by NESW with the Securities and Exchange Commission with respect to the Proposed Merger; provided, however, that any description of, or reference to, our opinion, or to Boenning & Scattergood, Inc., shall be in a form acceptable to us and to our counsel. We shall have no responsibility for the form or content of any such disclosure, other than the opinion itself.

Board of Directors
New England Service Company
April 7, 2021
Boenning & Scattergood, Inc. has not had any material investment banking relationship with any of NESW, Parent or Eversource during the past two years in which compensation was received or was intended to be received. Boenning & Scattergood, Inc. may provide investment banking services to Parent or Eversource in the future (and/or NESW if the Proposed Merger is not consummated), although as of the date of this opinion there is no agreement to do so nor any mutual understanding that such services are contemplated.
This opinion has been approved by Boenning & Scattergood, Inc.’s fairness opinion committee in accordance with our written procedures for approval of fairness opinions. We have not been requested to opine as to, and this opinion does not express an opinion or otherwise address, among other things, (i) the fairness of the Proposed Merger to the holders of any class of securities, creditors, or other constituencies of NESW or Eversource, or to any other party, except as set forth in the last sentence of this opinion or (ii) the fairness of the Proposed Merger to any one class or group of the Company’s, Eversource’s, or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s, Eversource’s, or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Proposed Merger among or within such classes or groups of security holders or other constituents). Further, we do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Proposed Merger by the officers, directors, or employees of any party to the Merger Agreement, or any class of such persons, relative to the compensation to be received by the holders of NESW Common Stock in the Proposed Merger.
Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Proposed Merger is fair, from a financial point of view, to the holders of NESW Common Stock (other than Dissenting Shares).
Sincerely,
BOENNING & SCATTERGOOD, INC.